EXECUTION COPY _________________________________ OPERATING AGREEMENT OF AMP FUNDING, L.L.C. __________________________________

	TABLE OF CONTENTS
	SECTION 1 THE COMPANY	1
1.1	Formation	1
1.2	Name	1
1.3	Purpose; Powers	2
1.4	Principal Place of Business	2
1.5	Term	3
1.6	Filings, Agent for Service of Process	3
1.7	Title to Property	4
1.8	Payments of Individual Obligations	4
1.9	Independent Activities; Transactions with Affiliates	4
1.10	Definitions	5
	SECTION 2 MEMBERS' SHARES AND CAPITAL CONTRIBUTIONS	14
2.1	Member Shares; Original Contributions	14
2.2	Assumption Agreements	15
2.3	Additional Contributions	16
	SECTION 3 DISTRIBUTIONS	17
3.1	Priority	17
3.2	Preferred Share Distributions	18
3.3	Common Share Distributions	20
3.4	Redemptions	21
3.5	Determination of Fair Market Value	23
3.6	Distributions and Payments to Members	24
	SECTION 4 MANAGEMENT	24
4.1	Managers	24
4.2	Term	25
4.3	Removal	26
4.4	Management Committee	26
4.5	Meetings of the Management Committee	26
4.6	Management Committee Powers	27
4.7	Duties and Obligations of the Management Committee	30
4.8	Compensation; Expenses	31
4.9	Indemnification of the Managers	31
	SECTION 5 ROLE OF MEMBERS	32
5.1	Rights or Powers	32
5.2	Voting Rights	32
5.3	Meetings and Consents of the Members	33
5.4	Procedure for Consent	33
5.5	Required Member Consents	34
5.6	Members' Liability	35
5.7	Partition	35
5.8	Transactions Between a Member or Manager and the Company	36
5.9	Other Instruments	36
	SECTION 6 REPRESENTATIONS AND WARRANTIES	36
6.1	In General	36
6.2	Representations and Warranties	36
6.3	Additional Representations, Warranties and Covenants by AM-BT	39
6.4	Limitation on Damages for Breach of Representations or Warranties/Damage Payments	39
	SECTION 7 ACCOUNTING,.BOOKS AND RECORDS	40
7.1	Accounting, Books and Records	40
7.2	Reports	41
	SECTION 8 AMENDMENTS	41
8.1	Amendments	41
	SECTION 9 TRANSFERS	42
9.1	Sale of Shares	42
9.2	Legend	42
9.3	Notice of Proposed Transfer	43
9.4	Termination of Restrictions	43
9.5	Compliance with Rule 144 and Rule 144A	44
9.6	Non-Applicability of Restrictions on Transfer	44
9.7	Rights of Unadmitted Assignees	45
9.8	Admission of Substituted Members	45
9.9	Effect of Transfer on Company	46
	SECTION 10 POWER OF ATTORNEY	46
10.1	Managers as Attorneys-In-Fact	46
10.2	Nature of Special Power	47
	SECTION 11 DISSOLUTION AND WINDING UP	47
11.1	Dissolution Events	47
11.2	Winding Up	48
11.3	Rights of Members	49
11.4	Notice of Dissolution/Termination	50
11.5	The Liquidator	50
11.6	Form of Liquidating Distributions	50
11.7	Optional Liquidation Events/Purchase Option	51
	SECTION 12 MISCELLANEOUS	53
12.1	Notices	53
12.2	Binding Effect	54
12.3	Certificates of Shares	54
12.4	Lost Certificates	54
12.5	Construction	55
12.6	Time	55
12.7	Headings	55
12.8	Severability	55
12.9	Incorporation by Reference	55
12.10	Variation of Terms	55
12.11	Governing Law	56
12.12	Waiver of Jury Trial	56
12.13	Counterpart Execution	56
12.14	Specific Performance	56
12.15	Engagement in Holding Company Eligible Activities and Investment in Holding Company Eligible Assets	56
12.16	No Material Impairment	57
EXHIBITS
Exhibit A -	Aircraft Lease Documents
Exhibit B -	Company Assignment and Assumption Agreement
Exhibit C -	Company Contribution Agreement
Exhibit D -	Funding Agreement
Exhibit E -	Guaranty of Obligations
Exhibit F -	PCI Assig1nment and Assumption Agreement
Exhibit G -	PCI Contribution Agreement
Exhibit H -	PCI Note

OPERATING AGREEMENT

OF

AMP FUNDING, L.L.C.

          This OPERATING AGREEMENT is entered into and shall be effective as of the 13th day of November, 1995, by and among the Persons who are identified as Members in Section 2.1 hereto and who have executed a counterpart of this Agreement as Members pursuant to the provisions of the Act as well as the Persons who are identified as Managers in Section 4.1 hereto and who have executed a counterpart of this Agreement as Managers, on the following terms and conditions:

SECTION 1

THE COMPANY

          1.1          Formation.

          The Members hereby agree to form the Company as a limited liability company under and pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The fact that the Certificate is on file in the office of the Secretary of State, State of Delaware, shall constitute notice that the Company is a limited liability company. Simultaneously with the execution of this Agreement and the formation of the Company, each of the Members shall be admitted as members of the Company and each of the Managers shall be admitted as managers of the Company. The rights and liabilities of the Members and Managers shall be as provided under the Act, the Certificate and this Operating Agreement. The Members intend that the Company be taxed as an association taxable as a corporation for federal income tax purposes.

          1.2          Name.

          The name of the Company shall be AMP Funding, L.L.C. and all business of the Company shall be conducted in such name. The Management Committee may change the name of the Company upon ten (10) Business Days notice to the Members.

          1.3          Purpose; Powers.

          (a)          The purposes of the Company are to:

               (i)     Acquire the Leased Aircraft and the AIMC Stock contributed to the Company by PCI pursuant to Section 2.1 hereof,

               (ii)    Acquire an interest as a member in RAMP Investments ultimately representing up to 97% of the capital of RAMP Investments;

               (iii)  Transfer to RAMP Investments (A) the Leased Aircraft, (B) the AIMC Stock and (C) cash;

               (iv)   Assume the obligations of PCI under the PCJL Notes, assign such obligations to RAMP Investments, and guarantee the obligations of RAMP Investments under the PCJL Notes;

               (v)    Perform such other activities as are specifically provided in this Operating Agreement or otherwise as the Members may unanimously agree; and

               (vi)   To engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware which are necessary or incidental to the foregoing; provided that any asset acquired, investment made or activity engaged in by the Company shall be Holding Company Eligible.

          (b)          In no event shall the Company accept demand deposits, including, without limitation, demand deposits that the depositor may withdraw by check or similar means for payment to third parties.

          (c)          The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to and in furtherance of the purposes of the Company set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Management Committee or any Manager pursuant to Section 4 hereof.

          1.4          Principal Place of Business.

          The principal place of business of the Company shall be at 1575 Delucchi Lane, Suite 115, Reno, Nevada 89502. The Management Committee may change the principal place of business of the Company to any other place within or without the State of Nevada with the consent of the Members. The registered office of the Company in the State of Delaware is initially located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

          1.5          Term.

          The term of the Company shall commence on the date the Certificate is filed in the office of the Secretary of State of the State of Delaware in accordance with the Act. The Members intend that the existence of the Company shall continue until the dissolution and the completion of the winding up of the Company and its business is completed following a Dissolution Event, as provided in Section 11 hereof. Prior to the time that the Certificate is filed, no Person shall represent to third parties the existence of the Company or hold itself out as a Member or Manager.

          1.6          Filings; Agent for Service of Process.

          (a)           Each Manager is hereby authorized to and shall execute and cause the Certificate to be filed in the office of the Secretary of State of the State of Delaware as an authorized person within the meaning of the Act. The Management Committee shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Delaware, including the preparation and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by law, including, without limitation, action to reflect:

             (i)     A change in the Company name; or

             (ii)    A correction of false or erroneous statements in the Certificate or the desire of the Members to make a change in an y statement therein in order that it shall accurately represent the agreement among the Members.

          (b)          The Members and the Management Committee shall execute and cause to be filed original or amended certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

          (c)          The registered agent for service of process on the Company in the State of Delaware shall be The Corporation Trust Company or any successor as appointed by the Members in accordance with the Act.

          (d)          Upon the dissolution and completion of the winding up of the Company in accordance with Section 11, the Liquidator, as an authorized person within the meaning of the Act, shall promptly execute and cause to be filed a Certificate of Cancellation in accordance with the Act and the laws of any other jurisdictions in which the Liquidator deems such filing necessary or advisable.

          1.7          Title to Property.

          All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name, and each Member's interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

          1.8          Payments of Individual Obligations.

          The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

          1.9          Independent Activities; Transactions with Affiliates.

          (a)           Each Manager shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company and its Subsidiaries, and shall be free to serve any other Person or enterprise in any capacity that such Manager may deem appropriate in his, her or its discretion.

          (b)          Insofar as permitted by applicable law, neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Member or Manager or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or require any Member or Manager to permit the Company or any other Manager or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member and Manager hereby waives, relinquishes, and renounces any such right or claim of participation.

          (c)          To the extent permitted by applicable law and subject to the provisions of this Agreement, in furtherance of the purposes of the Company set forth in Section 1.3, the Management Committee is hereby authorized to cause the Company to purchase property (whether real, personal or mixed) from, sell such property to or otherwise deal with any Member or Manager, acting on its own behalf, or any Affiliate of any Member or Manager; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

          (d)          The Members hereby agree that the transactions evidenced by the Contribution Agreements, the Assumption Agreements, the RAMP Investments Operating Agreement, the Guaranty of Obligations and the Aircraft Lease Documents satisfy the standard set forth in Section 1.9(c) hereof and specifically authorize the Managers to enter into said agreements, all without any further action, consent, or approval of any other Person.

          (e)          Each Member and Manager and any Affiliate thereof may also lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with the Company and, subject to other applicable law, has the same rights and obligations with respect thereto as a Person who is not a Member. If a Member, Manager or any Affiliate thereof is a lender, in exercising its rights as a lender, including making its decision on whether to foreclose on property of the Company, such lender will have no duty to consider (i) its status as a Member, Manager or an Affiliate of a Member or Manager, (ii) the interests of the Company or (iii) any duty it may have to the Company or any other Person.

          1.10          Definitions.

          Capitalized words and phrases used in this Agreement have the following meanings:

          "Act" means the Delaware Limited Liability Company Act, 6 Del. C. Section18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

          "Additional Contribution" means, with respect to any Member, any Contribution provided by such Member after the Effective Date.

          "Affiliate" means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, manager, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, manager, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, members or persons exercising similar authority with respect to such Person.

          "Agreement" or "Operating Agreement" means this Operating Agreement of AMP Funding, L.L.C., as amended from time to time, and which shall constitute the limited liability company agreement of the Company for all purposes of the Act. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

          "AIMC" means Aircraft International Management Corporation, a Delaware corporation.

          "AIMC Stock" means all of the issued and outstanding capital stock of AIMC.

          "Aircraft Lease Documents" means those documents and certificates listed on Exhibit A hereto and incorporated herein by reference.

          "AM-BT" means AM-BT Nevada, Inc., a Nevada corporation.

          "Assignment and Assumption Agreements" means any Assignment and Assumption Agreement in the form of Exhibit B or Exhibit F.

          "Available Net Cash Proceeds" means, for any Quarterly Distribution Period, the excess of (i) the cash received by the Company during such period from all sources, including distributions from RAMP Investments, over (ii) the expenditures of the Company during such period for expenses incurred by the Company in accordance with this Agreement.

          "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy. " A "Voluntary Bankruptcy" means, with respect to any Person (i) the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such-Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property or (iii) corporate action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within ninety (90) days. The foregoing is intended to supersede and replace the events listed in Sections 18-304(a) and (b) of the Act.

          "BHCA" means the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York.

          "Certificate" means the certificate of formation filed with the Secretary of State of the State of Delaware pursuant to the Act to form the Company, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

          "Certificate of Cancellation" means a certificate filed in accordance with 6 Del. C. Section 18-203.

          "Change of Control" of an entity shall be deemed to have occurred if a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than PCI owns directly or indirectly more than 50% of the voting securities, of such entity, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

          "Class A Member" means the Member that holds the Class A Preferred.

          "Class A Preferred" means the class of Shares described in Section 2. 1(a)(i).

          "Class B Member" means any Member that holds Class B Shares.

          "Class B Preferred" means the class of Shares described in Section 2.1 (a)(ii).

          "Class B Shares" means the Common Shares and the Class B Preferred.

          "Closing Date" has the meaning provided in Section 11.7(d)(ii).

          "Common Shares" means any of the class of Shares described in Section 2. 1(a)(iii).

          "Common Distribution Rate" shall have the meaning provided in Section 3.3(a).

          "Company" means the limited liability company formed pursuant to this Agreement and the Certificate.

          "Company Contribution Agreement" means the Contribution Agreement of even date herewith and in the form attached hereto as Exhibit C pursuant to which the Company made, and will make, certain contributions to RAMP Investments.

          "Consolidated Retained Earnings" means as of any Payment Date, the retained earnings of the Company as of such Payment Date determined (i) on a consolidated basis taking into account the results of only the Company, RAMP Investments, PCI Air Management Partners, L.L.C. and AIMC, (ii) under generally accepted accounting principles, consistently applied, and (iii) by treating the Leased Aircraft as having been acquired at the historical cost (adjusted for depreciation) at which the Leased Aircraft were reflected on the financial records of PCI.

          "Contribution" means, with respect to any Member, the amount of money and any Property (other than money) contributed to the Company with respect to the Shares in the Company held or purchased by such Member.

          "Contribution Agreements" means the Company Contribution Agreement and the PCI Contribution Agreement.

          "Debt" means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above; provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

          "Dissolution Event" shall have the meaning provided in Section 11.1.

          "Effective Date" means the date hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Executive Manager" shall have the meaning provided in Section 4. 1(b).

          "First Appraiser" shall have the meaning provided in Section 3.5.

          "First Company Assignment and Assumption Agreement" means an Assignment and Assumption Agreement in the form attached hereto as Exhibit B, dated the date hereof, pursuant to which the Company assigns and RAMP Investments assumes the obligations of PCI (as assumed by the Company pursuant to a PCI Assignment and Assumption Agreement) under the First PCJL Note.

          "First PCI Assignment and Assumption Agreement" means an Assignment and Assumption Agreement in the form attached hereto as Exhibit F, dated the date hereof, pursuant to which PCI assigns and the Company assumes the obligations of PCI under the First PCJL Note.

          "First PCJL Note" shall have the meaning provided in Section 2.2(a)

          "Funding Agreement" shall mean the Funding Agreement, dated as of the date hereof, providing for Additional Contributions by PCI in exchange for Class B Preferred in the form attached hereto as Exhibit D.

          "Gross Asset Value" shall mean for any asset contributed by a Member to the Company, the gross fair market value of such asset, as determined by a majority of the Managers other than any Manager designated by such Member; provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section.

          "Guaranty of Obligations" means the Guaranty of Obligations in the form attached hereto as Exhibit E, dated the date hereof, pursuant to which the Company will guarantee payment to PCJL of RAMP Investment's obligations under the PCJL Notes.

          "Holding Company Eligible" means, in respect of any asset or activity, that such asset is eligible for acquisition by, or such activity may be engaged in by, a bank holding company within the meaning of (i) Article III-A of the New York Banking Law, and (ii) the BHCA, as the same may be amended from time to time.

          "Involuntary Bankruptcy" has the meaning set forth in the definition of Bankruptcy.

          "Leased Aircraft" means the aircraft contributed to the Company by PCI pursuant to Sections 2.1 and 2.3(a) hereof.

          "Liquidation Preference" shall mean (i) for the Class A Preferred, $6,311,880, (ii) for each Class B Preferred, $2,000,000, and (iii) for purposes of determining the amount of distributions accruing at the Common Distribution Rate pursuant to Section 3.3(a), for each Common Share, an amount equal to one-third (1/3) of the aggregate Net Contribution Value contributed by the Class B Member pursuant to Sections 2.1 and 2.3(a)(i) hereof, in each case, adjusted as described herein.

          "Liquidator" has the meaning provided in Section 11.5(a) hereof.

          "Manager" means any of the individuals provided in Section 4.1 or otherwise designated by the Members to serve on the Management Committee pursuant to this Agreement and "Managers" means all of such individuals.

          "Management Committee" has the meaning provided in Section 4.4(a) hereof.

          "Member" means any Person (i) who is referred to as such in Section 2.1 to this Agreement, or who has become a substituted Member pursuant to the terms of this Agreement and (ii) who has not ceased to be a Member. "Members" means all such Persons.

          "Modified Tax Basis of Accounting" means the use of the accrual method of accounting on the basis of Federal income tax laws and regulations in effect for the period being reported upon except as otherwise required by this Agreement.

          "Moody's" means Moody's Investor's Services, Inc.

          "Net Contribution Value" shall mean with respect to the cumulative assets contributed by a Member to the Company, the aggregate Gross Asset Values of such assets reduced by the recourse and nonrecourse liabilities of such Member assumed by the Company.

          "net fair market value" shall have the meaning provided in Section 3.5.

          "Notice Member" shall have the meaning provided in Section 11.7(b).

          "Optional Liquidation Events" shall have the meaning provided in Section 11.7(a).

          "Optional Liquidation Notice" shall have the meaning provided in Section 11.7(b).

          "Original Contribution" means, with respect to any Member, any Contribution provided by such Member as of the Effective Date or the day thereafter.

          "Parent" shall mean for any Member, any company, joint venture, limited liability company, association or other entity which itself or as part of a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) legally or beneficially owns 50% or more of the outstanding voting securities or interests of such Member, the holders of which are generally entitled to vote for the election of the board of directors or other governing board of such Member.

          "Payment Date" shall have the meaning provided in Section 3.2(b).

          "PCI" means Potomac Capital Investment Corporation, a Delaware corporation.

          "PCI Contribution Agreement" means the Contribution Agreement of even date herewith and attached hereto as Exhibit G pursuant to which PCI made, and will make, certain contributions to the Company.

          "PCI Note" has the meaning provided in clause (i) of the definition of "Permitted Investment"

          "PCJL" shall have the meaning provided in Section 2.2.

          "PCJL Notes" means the First PCJL Note and the Second PCJL Note.

          "Permitted Investments" mean:

             (i)     A debt obligation ("PCI Note") of PCI or a direct or indirect wholly owned subsidiary of PCI fully and unconditionally guaranteed by PCI that (i) provides for interest-only payments at an interest rate equal to PCI's then current borrowing rate for equivalent maturity securities, (ii) is either a demand obligation or has a maturity no later than June 30, 2002, and (iii) is substantially in the form of the PCI Note attached hereto as Exhibit H, provided that PCI's senior unsecured debt is rated at least Baa3 by Moody's or BBB- by S&P on the date such obligation is acquired by the Company; and

             (ii)    A debt obligation of any issuer other than PCI or its Affiliates rated at least Baa3 by Moody's or BBB- by S&P with a maturity no later than June 30, 2002;

          "Person" means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

          "Preferred Distribution Rate" shall have the meaning provided in Section 3.2(a).

          "Preferred Shares" means the Class A Preferred and the Class B Preferred.

          "Property" means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

          "Purchase Price" shall have the meaning provided in Section 11.7(d).

          "Purchasing Member" shall have the meaning provided in Section 11.7(c).

          "Quarterly Distribution Period" means the applicable period from December 31 up to the next March 31, from March 31 up to the next June 30, from June 30 up to the next September 30 or from September 30 up to the next December 31; provided, that the first Quarterly Distribution Period for any Preferred Share shall mean the period commencing on the date of the original issuance of such Share up to the first March 31, June 30, September 30 or December 31 to occur thereafter.

          "RAMP Investments" means RAMP Investments, L.L.C., a Delaware limited liability company, and a Subsidiary of the Company.

          "RAMP Investments Operating Agreement" means the Operating Agreement of RAMP Investments, dated as of the date hereof.

          "Redemption Price" shall have the meaning provided in Section 3.4(a).

          "Rescission Notice" shall have the meaning provided in Section 11.7(b).

          "Rule 144" shall have the meaning provided in Section 9.4.

          "SEC" shall have the meaning provided in Section 9.4.

          "Second Appraiser" shall have the meaning provided in Section 3.5.

          "Second Company Assignment and Assumption Agreement" means an Assignment and Assumption Agreement in the form of Exhibit B, dated as of the date of such Additional Contribution, pursuant to which the Company assigns and RAMP Investments assumes the obligations of PCI (as assumed by the Company pursuant to a PCI Assignment and Assumption Agreement) under the Second PCJL Note.

          "Second PCI Assignment and Assumption Agreement" means an Assignment and Assumption Agreement in the form of Exhibit F, dated as of the date of such Additional Contribution, pursuant to which PCI assigns and the Company assumes the obligations of PCI under the Second PCJL Note.

          "Second PCJL Note" shall have the meaning provided in Section 2.2(b).

          "Securities Act" means the Securities Act of 1933, as amended.

          "S&P" means Standard & Poor's Corporation.

          "Share" or "Shares" refers to the Class A Preferred and the Class B Shares representing the Members' limited liability company interests in the Company plus any additional limited liability company interests in the Company authorized by the Company in an amendment to this Agreement, and any and all benefits to which the holder of such interests may be entitled as provided in this Agreement, together with all obligations of such holder to comply with the terms and provisions of this Agreement.

          "Subsidiary" means, with respect to any Person, any company, partnership, joint venture, limited liability company, association or other entity in which such Person legally or beneficially owns, fifty percent (50%) or more of the outstanding voting securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

          "Third Appraiser" shall have the meaning provided in Section 3.5.

          "Transfer Managers" shall have the meaning provided in Section 9.8(a).

          "Voluntary Bankruptcy" has the meaning set forth in the definition of "Bankruptcy."

SECTION 2

MEMBERS' SHARES AND CAPITAL CONTRIBUTIONS

          2.1          Member Shares; Original Contributions.

          (a)          Interests in the Company shall be evidenced by Shares, of which there shall only be the following three (3) classes each of which shall have the rights and preferences specified in this Agreement as attaching to such class.

             (i)     Class A Preferred. The total amount of Class A Preferred that may be issued by the Company is one (1). The Class A Preferred shall be outstanding on the Effective Date.

             (ii)    Class B Preferred. The total number of Class B Preferred that may be issued by the Company is ten (10). No Class B Preferred shall be outstanding on the Effective Date. The Company will be authorized to issue Class B Preferred only in exchange for one or more Additional Contributions by PCI in accordance with Section 2.3(a)(ii).

             (ii)    Common Shares. The total number of Common Shares that may be issued by the Company is three (3). All of the Common Shares shall be outstanding on the Effective Date.

          (b)          The Company covenants that the Class A Preferred to be issued in connection with AM-BT's Original Contribution shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof. The Company further covenants that the Common Shares to be issued in connection with PCI's Original Contribution shall be duly and validly issued and free from all taxes, liens and charges arising out of or by reason of the issue thereof.

          (c)          On the Effective Date or on the first Business Day after the Effective Date, the Members shall make the following Contributions ("Original Contributions") and the name, address, class of Share, and number of Shares held by of each of the Members is as follows:

Names and Address	Original Contribution	Type of Share/Number
Class A Member: AM-BT Nevada, Inc c/o Lionel Sawyer & Collins 1700 Bank of America Plaza 300 S. 4th Street Las Vegas, Nevada 89101	$6,311,880 in cash	Class A Preferred/ one Share
Class B Member: Potomac Capital Investment Corporation 900 19th Street, N.W Washington, D.C

The aircraft described in the PCI Contribution Agreement attached hereto as Exhibit G as being delivered on the Effective Date and the AIMC Stock with an aggregate initial Gross Asset Value of $239,583,415 allocated among such assets as set forth on Schedule A.

Common Shares/ three Shares

          2.2          Assumption Agreements.

          (a)          In connection with the Original Contribution made by PCI pursuant to Section 2.1 (i) the Company will assume liability for a note (the "First PCJL Note") in the amount of $233,000,000 payable to Potomac Capital Joint Leasing Corporation ("PCJL"), pursuant to the First PCI Assignment and Assumption Agreement (provided, however that the Company will not assume interest on the First PCJL Note which has accrued but is unpaid on the date of such assumption), (ii) the Company will assign and RAMP Investments will assume the Company's liability under the First PCJL Note (as assumed from PCI) pursuant to the First Company Assignment and Assumption Agreement (provided, however that RAMP Investments will not assume interest on the First PCJL Note which has accrued but is unpaid on the date of such assumption) and (iii) the Company will deliver the Guaranty of Obligations. After the foregoing assumption of the First PCJL Note, the Net Contribution Value of the Original Contribution made by PCI shall be $6,583,415.

          (b)          In connection with the Additional Contribution made by PCI pursuant to Section 2.3(a)(i), as of the date of such Additional Contribution, (i) the Company will assume liability for a note (the "Second PCJL Note") in the amount determined pursuant to Section 2.3(b), pursuant to the Second PCI Assignment and Assumption Agreement (provided, however, that the Company will not assume interest on the Second PCJL Note which has accrued but is unpaid on the assumption date) and the Company will assign and RAMP Investments will assume the Company's liability under the Second PCJL Note (as assumed from PCI) pursuant to the Second Company Assignment and Assumption Agreement (provided, however, that RAMP Investments will not assume interest on the Second PCJL Note which has accrued but is unpaid on the assumption date).

          2.3          Additional Contributions.

          (a)         After the Effective Date, PCI shall make (i) in accordance with the PCI Contribution Agreement, Additional Contributions of the Leased Aircraft described in the PCI Contribution Agreement as being delivered after the Effective Date together with an amount of cash attributable to rental payments on such Aircraft received by PCI after November 30, 1995 and before the date on which such Aircraft are contributed to the Company with an aggregate agreed initial Gross Asset Value of up to $275,565,330, which Leased Aircraft are subject to nonrecourse debt in the aggregate amount of $43,064,635, as additional consideration payable in exchange for the three Common Shares described in Section 2. l(a) and without accruing the right to acquire any additional Shares and (ii) in accordance with the Funding Agreement, Additional Contributions of cash in an aggregate amount not to exceed $20,000,000, in exchange for Class B Preferred at. a rate of one such Share for each $2,000,000 so contributed. The Company covenants that after giving effect to the Additional Contributions described in clause (i) above the Common Shares will be fully paid and nonassessable. The Company further covenants that all Shares of Class B Preferred which shall be issued pursuant to the Funding Agreement shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof. The Company will take all such action as may be necessary on its part to ensure that such Shares of Class B Preferred may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Class B Preferred may be listed for trading.

          (b)          In the event that PCI has made the entire Additional Contribution contemplated by Section 2.3(a)(i) within ninety (90) days of the Effective Date, the Second PCJL Note shall be in the amount of $35,000,000. In the event that PCI has not made the entire Additional Contribution contemplated by Section 2.3(a)(i) within ninety (90) days of the Effective Date, first, the amount of the Second PCJL Note shall be such amount, if any, that after giving effect to the assumption by the Company of such PCJL Note, the percentage obtained by dividing the Net Contribution Value of all cash contributed by AM-BT by the Net Contribution Value of all cash and Property contributed by AM-BT and PCI shall be equal to three percent (3%) and second, if the foregoing calculation results in a percentage greater than three percent (3%) when the amount thus assumed is equal to zero, the Company shall distribute to AM-BT, as a special distribution and not as a distribution pursuant to Section 3.2, an amount of cash such that after giving effect to such distribution, the percentage obtained by dividing the Net Contribution Value of all cash contributed by AM-BT by the Net Contribution Value of all cash and Property contributed by AM-BT and PCI shall be equal to three percent (3%).

SECTION 3

DISTRIBUTIONS

          In addition to the other rights granted under this Agreement, including without limitation, Section 5.2 and 11.2 hereof, the rights and preferences to the Shares shall be as set forth below:

          3.1          Priority.

          (a)          Preferred Shares. With respect to distributions with respect to the Shares, including the distribution of the assets of the Company upon dissolution, the Class A Preferred shall be senior to all other classes and series of Shares of the Company, whether such class and series are now existing or are created in the future. With respect to distributions with respect to the Shares, including the distribution of assets of the Company upon dissolution, the Class B Preferred shall be junior to the Class A Preferred and senior to all other classes and series of Shares of the Company, whether such classes and series are now existing or are created in the future. So long as the Class A Preferred is outstanding:

             (i)     No distribution shall be declared or paid or set aside for payment on the Class B Preferred (except by conversion into or exchange for Shares ranking junior to the Class A Preferred) unless, in each case, full cumulative distributions accruing at the Preferred Distribution Rate on the outstanding Class A Preferred shall have been declared and paid in cash through and including the most recent Payment Date; and

             (ii)    no distribution shall be declared or paid or set aside for payment on the Common Shares or on any other Shares ranking junior to the Preferred Shares as to distributions, nor shall any Class B Preferred, Common Share or any other Share ranking junior to the Class A Preferred be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Shares) by the Company (except by conversion into or in exchange for Common Shares or other Shares of the Company ranking junior to the Preferred Shares.

          (b)          Common Shares. Except as otherwise expressly provided in this Operating Agreement, all outstanding Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges. When, as and if distributions are declared by the Management Committee on outstanding Common Shares, whether payable in cash or property or in securities of the Company, the Common Shares shall be entitled to share equally, Share for Share, in such distributions.

          3.2          Preferred Share Distributions.

          (a)          Preferred Distribution Rate. From the date of issuance, distributions shall accrue on the Preferred Shares at an annual rate equal to six and one half percent (6.5%) of such Share's Liquidation Preference as of the start of each Quarterly Distribution Period. The annual rate at which such distributions shall accrue is hereinafter referred to as the "Preferred Distribution Rate."

          (b)          Accrual. Distributions on each Preferred Share shall be cumulative and shall accrue from the date of original issuance of such Share and, except as otherwise provided herein, distributions on Preferred Shares shall be payable on March 31, June 30, September 30 and December 31 (or, in the case of cash distributions only, if such day is not a Business Day, on the next Business Day thereafter) of each year, commencing on December 31, 1995 as to Class A Preferred and commencing on the first such date after issuance as to Class B Preferred (each such date being hereinafter referred to as a "Payment Date"), to the holders of record as they appear on the books of the Company on such record date, not exceeding sixty (60) days preceding the relevant Payment Date, as may be determined by the Management Committee in advance of the payment of the particular distribution.

          (c)          Timing of Payment. Distributions with respect to any Quarterly Distribution Period shall be paid on the Payment Date at the end of such Quarterly Distribution Period (or, in the case of cash distributions only, if such date is not a Business Day, on the next Business Day thereafter without any additional accrual). Any cash distributions in arrears may be declared and paid by the Company at any time, without reference to any regular Payment Date, to the holders of record on the books of the Company as of such date, not exceeding sixty (60) days preceding the payment date thereof, as may be fixed by the Management Committee. Distributions payable on the Preferred Shares for the first Quarterly Distribution Period and any other period which is less than a full Quarterly Distribution Period shall be computed at the Preferred Distribution Rate per annum based on a 360-day year of twelve 30- day months.

          (d)          Obligation to Pay and Form of Payment. Subject to Section 3. 1(a), the Company shall be obligated to and shall pay the quarterly distribution accrued on each class of Preferred Shares on the Payment Date as follows:

               (i)     To the extent that the aggregate quarterly distribution accrued on Class A Preferred and Class B Preferred is less than both (A) the Company's Available Net Cash Proceeds and (B) the Company's Consolidated Retained Earnings, the Company shall satisfy such obligation by making a cash distribution in an amount equal to such aggregate quarterly distribution.

               (ii)    To the extent that the aggregate quarterly distribution accrued on Class A Preferred and Class B Preferred is (A) less than the Company's Available Net Cash Proceeds and (B) greater than the Company's Consolidated Retained Earnings, the Company shall satisfy such obligation by (1) making a cash distribution in an amount up to the Company's Consolidated Retained Earnings and (2) increasing the Liquidation Preference of the Class A Preferred or Class B Preferred, as the case may be, by the excess of the amount of the -accrued quarterly distribution on such Class A Preferred or Class B Preferred over the amount of cash distributed to holders of the Class A Preferred or Class B Preferred, respectively, provided that the cash distributed pursuant to clause (1) shall be made first to the holder of Class A Preferred in satisfaction of the quarterly distribution on Class A Preferred.

               (iii)   To the extent that the aggregate quarterly distribution accrued on Class A Preferred and Class B Preferred is (A) less than the Company's Consolidated Retained Earnings, and (B) greater than the Company's Available Net Cash Proceeds, the Company shall satisfy such obligation by (1) making a cash distribution in an amount up to the Company's Available Net Cash Proceeds and (2) increasing the Liquidation Preference of the Class A Preferred or Class B Preferred, as the case may be, by the excess of the amount of the accrued quarterly distribution on such Class A Preferred or Class B Preferred over the amount of cash distributed to holders of the Class A Preferred or Class B Preferred, respectively, provided that the cash distributed pursuant to clause (1) shall be made first to the holder of Class A Preferred in satisfaction of the quarterly distribution on Class A Preferred.

               (iv)   To the extent that the aggregate quarterly distribution on Class A Preferred and Class B Preferred is (A) greater than the Company's Available Net Cash Proceeds and (B) greater than the Company's Consolidated Retained Earnings, the Company shall satisfy such obligation by making a cash distribution in an amount up to the lesser of (A) the Company's Consolidated Retained Earnings and (B) the Company's Available Net Cash Proceeds and (2) increasing the Liquidation Preference of the Class A Preferred or Class B Preferred, as the case may be, by the excess of the amount of the accrued quarterly distribution on such Class A Preferred or Class B Preferred over the amount of cash distributed to holders of the Class A Preferred or the Class B Preferred, respectively, provided that the cash distributed pursuant to clause (1) shall be made first to the holder of Class A Preferred in satisfaction of the quarterly distribution on Class A Preferred.

               (v)    If after giving effect to the distribution described in clause (i) on any Payment Date, there is an excess of Consolidated Retained Earnings and Available Net Cash Proceeds over the aggregate quarterly distribution on Class A Preferred and Class B Preferred, Available Net Cash Proceeds in an amount up to Consolidated Retained Earnings shall be distributed to reduce the aggregate Liquidation Preference first of the Class A Preferred and then of the Class B Preferred to the extent that such Liquidation Preferences have been increased pursuant to clauses (ii), (iii) or (iv); provided that the aggregate amount of such payments shall not reduce the balance of the Liquidation Preference for any Share below the Liquidation Preference of such Share as of the date of issuance.

               (vi)   Notwithstanding Section 3.2(d)(iii) and Section 3.2(d)(iv), commencing with the Quarterly Distribution Period commencing December 31, 1997, the Company shall be obligated to satisfy each quarterly distribution obligation through the payment of cash without regard to the amount of Available Net Cash Proceeds at such time; provided that in no event shall the Company be obligated to make any cash distribution to the extent that such amount exceeds the Consolidated Retained Earnings at such time.

               (vii)  To the extent either an amount of cash has been distributed or a Liquidation Preference has been increased in satisfaction of any quarterly distribution in accordance with this Section 3.2(d), such quarterly distribution shall no longer be deemed accrued and unpaid on the Preferred Shares.

          3.3          Common Share Distributions.

          (a)          Common Distribution Rate. From the date of issuance, distributions shall accrue on each Common Share at an annual rate equal to six and one half percent (6.5%) of such Share's Liquidation Preference. The annual rate at which such distributions shall accrue is hereinafter referred to as the "Common Distribution Rate."

          (b)          Accrual. Distributions on each Common Share shall be cumulative and shall accrue from the date of original issuance of such Share, whether or not declared by the Management Committee, and subject to Section 3.1, and, except as otherwise provided herein, distributions on Common Shares shall be payable, on each Payment Date, commencing on the first Payment Date occurring after the Class A Preferred ceases to be outstanding, to holders of record as they appear on the books of the Company on such record date, not exceeding sixty (60) days preceding the relevant Payment Date, as may be determined by the Management Committee in advance of the payment of the particular distribution.

          (c)          Timing of Payment. Distributions on the Common Shares with respect to any Quarterly Distribution Period after the first Payment Date occurring after the Class A Preferred ceases to be outstanding shall be paid on the Payment Date at the end of such Quarterly Distribution Period (or, as to distributions paid in-cash, if such date is not a Business Day, on the next Business Day thereafter) without any additional accrual. Any distributions in arrears may be declared and paid by the Company at any time, without reference to any regular Payment Date, to holders of record as of such date, not exceeding sixty (60) days preceding the payment date thereof, -as may be fixed by the Management Committee. Distributions payable on the Common Shares for any other period which is less than a full Quarterly Distribution Period shall be computed at the Common Distribution Rate per annum based on a 360-day year of twelve 30-day months.

          (d)          Form of Payment. Subject to Section 3.1(a), distributions with respect to the Common Shares shall be payable only out of the Company's Consolidated Retained Earnings. Prior to the first Quarterly Distribution Period commencing after the Class A Preferred ceases. to be outstanding, and thereafter for any Quarterly Distribution Period with respect to which the quarterly distribution on Common Shares exceeds the Company's Consolidated Retained Earnings and/or Available Net Cash Proceeds, the Liquidation Preference for the Common Shares shall be increased by an amount equal to such excess. After the Class A Preferred ceases to be outstanding, for any Quarterly Distribution Period for which the quarterly distribution on Common Shares is less than the Company's Available Net Cash Proceeds and Consolidated Retained Earnings, distributions on the Common Shares, when, as and if declared by the Management Committee, may be paid in cash or in-kind.

          3.4          Redemptions.

          (a)          Redemption at the Option of the Company. On or after June 30, 2001, the Company may, at its option, redeem the Class A Preferred from the Class A Member at a price (the "Redemption Price") equal to the greater of (i) the lesser of (A) such Class A Preferred's Liquidation Preference, plus all accrued and unpaid distributions to the date fixed for such distribution that have not yet been included in the Liquidation Preference or (B) the net assets of the Company or (ii) the sum of three percent (3%) of the net fair market value of the Company, plus the amount of all accrued quarterly distributions that have not been paid in cash (including those reflected in the Liquidation Preference) to the date fixed for such distribution.

          (b)          Redemption Procedures. The Company shall give notice of any redemption under Section 3.4(a) of at least thirty (30) days prior to the date the Company proposes to redeem the outstanding Class A Preferred (the "Redemption Date"), by registered mail (return receipt requested), postage prepaid, to the Class A Member as it appears on the books of the Company on such record date, not exceeding sixty (60) days preceding the proposed Redemption Date, as may be determined by the Management Committee. Such notice shall be addressed to the Class A Member at the address as it appears on the transfer books of the Company and shall specify the Redemption Date.

          (c)          Effect of Notice. Notice having been mailed as provided in Section 3.4(b), from and after the close of business on the Redemption Date (unless default shall be made by the Company in payment of the Redemption Price), distributions on the Class A Preferred shall cease to accrue, and the Class A Preferred shall no longer be deemed to be outstanding, and all rights of the Class A Member as a Member (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender in accordance with said notice of the certificate representing the Class A Preferred (properly endorsed or assigned for transfer, if required by the Management Committee and the notice of redemption so states), such Share shall be redeemed by the Company at the Redemption Price provided for herein. If on or before the Redemption Date the funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, for the exclusive benefit of the Class A Member, and shall in fact be applied to pay the Redemption Price then, on the Redemption Date, notwithstanding that the certificate representing the Class A Preferred shall not have been surrendered for cancellation (A) the Class A Preferred shall no longer be deemed outstanding, (B) the right to receive distributions on the Class A Preferred shall cease to accrue and (C) all other rights with respect to the Class A Preferred shall forthwith cease and terminate, except the right of the Class A Member to receive the amount payable to such Member upon such redemption, without interest. The Class A Preferred so redeemed shall, upon such redemption, be retired and thereafter shall not be reissued.

          (d)          Payment. On the applicable Redemption Date, the Company shall pay to the Class A Member by wire transfer of immediately available funds to such account as is designated by the Class A Member, the Redemption Price.

          (e)          Effect of Redemption on Company. Notwithstanding the withdrawal of the Class A Member following the redemption of its Class A Preferred, the Members agree that in furtherance of Section 1.5 of this Agreement, the Company shall continue and be continued after the Redemption Date.

          3.5          Determination of Fair Market Value.

          (a)          Fair Market Value. For the purposes of this Agreement, the net fair market value ("net fair market value") of the Company as of any day shall mean the fair market value of the assets of the Company determined by reference to the consolidated balance sheet of the Company on a marked to market basis reduced by (i) the aggregate liabilities of the Company as of such day, (ii) any accrued distributions not yet paid in cash (including those reflected in the Liquidation Preference) on all Shares and (iii) the aggregate amount of Class B Preferred Liquidation Preference (without giving effect to any increase for accrued distributions not yet paid in cash) up to but not including the date of determination, determined by reference to the balance sheet of the Company on a marked to market basis.

          (b)          Appraisal. In the event that it is necessary to determine the fair market value of the assets of the Company, the Company shall appoint an appraiser (the "First Appraiser") and, within fifteen (15) Business Days of receiving notice designating the First Appraiser, the holder being redeemed or Notice Member, as the case may be, shall appoint a second appraiser (the "Second Appraiser"). If the Second Appraiser is not timely designated, the determination of the fair market value shall be made by the First Appraiser. The First Appraiser, or each of the First Appraiser and the Second Appraiser, shall submit its determination of the fair market value to the Company and all Members within twenty (20) days of the date of its selection (or the selection of the Second Appraiser, as applicable). If there are two appraisers and their respective determinations of the fair market value vary by less than ten percent (10%) of the higher determination, the fair market value shall be the average of the two determinations. If such determinations vary by ten percent (10%) or more of the higher determination, the two appraisers shall promptly designate a third appraiser (the "Third Appraiser"). Neither the Company nor the holder being redeemed or Notice Member, as the case may be, shall provide, and the First Appraiser and the Second Appraiser shall be instructed not to provide, any information to the Third Appraiser as to the determinations of the First Appraiser and the Second Appraiser or otherwise influence the Third Appraiser in any way. The Third Appraiser shall submit its determination of fair market value to the Company and all Members within twenty (20) days of the date of its selection. The fair market value shall be equal to the average of the two closest of the three determinations; provided that, if the difference between the highest and the middle determination is no more than 105% and no less than 95% of the difference between the middle and the lowest determinations, then the fair market value shall equal the middle determination.

          (c)          Status of Appraiser. Each appraiser selected pursuant to this Section 3.4 shall be disinterested and must be a nationally recognized appraiser qualified to appraise the property being appraised.

          3.6          Distributions and Payments to Members.

          (a)          It is the intent of the Members and the Manager that no distribution or payment to any Member shall be deemed a return of money or other property in violation of the Act. The payment or distribution of any such money or property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Act, and the Member receiving any such money or property shall not be required to return any such money or property to the Company, any creditor of the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of any Manager, or the Company or any other Member.

          (b)          Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

SECTION 4

MANAGEMENT

          4.1          Managers.

          (a)          The Company shall have Managers and the Members intend that the Company be managed by the Managers in accordance with Section 18-402 of the Act. A Member shall have the right to designate one Manager for each outstanding voting Share held by such Member. Each Manager so designated shall be either the Member or an employee or officer of the Member, who shall perform its duties as Manager hereunder pursuant to its existing employment relationship with such Member.

          (b)          The Members hereby agree that the Class B Member as of the date hereof, and any successor to a majority of such Class B Member's Shares in accordance with this Agreement, shall have the right to designate one of the individuals it is otherwise entitled to designate as Manager, as Manager and executive manager (the "Executive Manager"). The Executive Manager shall preside over meetings of the Managers and shall be authorized to exercise authority on behalf of the Management Committee to the extent specified by this Agreement.

          (c)          Simultaneously with the execution hereof, PCI hereby designates the individual set forth in Item (1) as Manager and Executive Manager and the individuals set forth in Items (2) and (3) as Manager and AM-BT hereby designates the individual set forth in Item (4) as Manager such that the names and addresses of the Managers and Executive Manager who shall serve until their respective successors shall have been designated and qualified are as follows:

Name	Address
(1) Gary R. Correll	1575 Delucchi Lane Suite 115 Reno, Nevada 89502
(2) Leslie C. Zimberg	1575 Delucchi Lane Suite 115 Reno, Nevada 89502
(3) William Dana Shapiro	1575 Delucchi Lane Suite 115 Reno, Nevada 89502
(4) James H. Stallkamp	c/o Lionel Sawyer & Collins 300 South Fourth Street Las Vegas, Nevada 89101

          (d)          Each Manager is and shall remain as long as he is a Manager, a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act and shall notify the Members and the other Managers upon becoming aware of any fact or circumstance that would lead reasonably to the conclusion that such Manager is at risk of losing such citizenship.

          4.2          Term.

          Each Manager shall be designated for a one year term and shall hold office until his or her term expires and until his or her successor shall be designated and shall qualify to serve, subject to prior death, resignation, retirement, disqualification or removal from office. Upon the vacancy of any Manager position, the Member entitled to designate such Manager shall designate a successor who satisfies the criteria set forth in Section 4.1 hereof.

          4.3          Removal.

          A Manager may be removed with or without cause only by the Member that has designated such Manager.

          4.4          Management Committee.

          (a)          The management of the Company shall be vested in the committee of Managers (the "Management Committee"), which shall be constituted by the Managers then in office.

          (b)          Each Manager shall have one (1) vote. Except as otherwise provided in this Agreement, the Management Committee shall act by the affirmative vote of a majority of the total number of Managers on the Committee.

          (c)          The Management Committee shall have the power to delegate authority to the Executive Manager, such committees of Managers, employees, agents and representatives of the Company as it may from time to time deem appropriate. Any delegation of authority to take any action must be approved in the same manner as would be required for the Management Committee to approve such action directly. The Executive Manager is hereby authorized to execute all agreements and other documents necessary for or incidental to the formation of the Company, including, without limitation, those agreements set forth in Section 4.6(p).

          (d)          A Manager shall not be liable under a judgment, decree or order of court, or in any other manner, for a debt, obligation or liability of the Company solely by virtue of such Manager serving as a manager of the Company.

          4.5          Meetings of the Management Committee.

          (a)          The Management Committee shall hold regular meetings no less frequently than once every Quarterly Distribution Period and shall establish meeting times, dates and places and requisite notice requirements (not shorter than those provided in Section 4.5(b) and adopt rules or procedures consistent with the terms of this Agreement. Unless otherwise approved by the Management Committee, each regular meeting of the Management Committee will be held at the Company's principal place of business. At such meetings the Management Committee shall transact such business as may properly be brought before the meeting, whether or not notice of such meeting referenced the action taken at such meeting.

          (b)          Special meetings of the Management Committee may be called by any Manager. Notice of each such meeting shall be given to each Manager on the Management Committee by telephone, telecopy, telegram or similar method (in each case, notice shall be given at least seventy-two (72) hours before the time of the meeting) or sent by first-class mail (in which case notice shall be given at least five (5) days before the meeting), unless a longer notice period is established by the Management Committee. Each such notice shall state (i) the time, date, place (which shall be at the principal office of the Company unless otherwise agreed to by all Managers) or other means of conducting such meeting and (ii) the purpose of the meeting to be so held. No actions other than those specified in the notice may be considered at any special meeting unless unanimously approved by the Managers.

          (c)          Any Manager may waive notice of any meeting in writing before, at, or after such meeting. The attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except when a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called.

          (d)          Any action required to be taken at a meeting of the Management Committee, or any action that may be taken at a meeting of the Management Committee, may be taken at a meeting held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting.

          (e)          Notwithstanding anything to the contrary in this Section 4.5, the Management Committee may take without a meeting any action that may be taken by the Management Committee under this Agreement if such action is approved by the unanimous written consent of the Managers.

          4.6          Management Committee Powers.

          Subject to any restrictions set forth in the Certificate or this Operating Agreement, including without limitation, those set forth in Section 5.5 hereof, all powers to control and manage the business and affairs of the Company shall be exclusively vested in the Management Committee and the Management Committee may exercise all powers of the Company and do all such lawful acts as are not by statute, the Certificate or this Operating Agreement directed or required to be exercised or done by the Members and in so doing shall have the right and authority to take all actions which the Management Committee deems necessary, useful or appropriate for the management and conduct of the Company's business and affairs and in the pursuit of the purposes of the Company, including exercising the following specific rights and powers in the name and on behalf of the Company:

          (a)          Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

          (b)          Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

          (c)          Operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

          (d)          Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the Property, or in connection with managing the affairs of the Company, including, executing amendments to this Operating Agreement and the Certificate in accordance with the terms of this Operating Agreement, both as Managers and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Managers;

          (e)          Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

          (f)          Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

          (g)          Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

          (h)          Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

          (i)          Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

          (j)          Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Manager liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

          (k)          Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

          (l)          Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or any Manager in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

          (m)          Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use; employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign companies, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them including, without limitation, acquiring an interest in and being admitted as a member of, RAMP Investments, and exercising all of the Company's rights as a member of RAMP Investments;

          (n)          Indemnify a Member or Manager or former Member or Manager, in accordance with this Operating Agreement and to make any other indemnification that is authorized by this Agreement in accordance with the Act;

          (o)          Acquire the Leased Aircraft, AIMC Stock and cash contributed by the Members and after retaining $1,000,000 for the payment of certain expenses incidental to the formation of the Company, contribute the same to RAMP Investments;

          (p)          Execute and deliver on behalf of the Company the Contribution Agreements, the Assignment and Assumption Agreements, the Guaranty of Obligations, the Aircraft Lease Documents and any other documents or instrument to be delivered in connection with any of the foregoing; and

          (q)          Each Manager shall be an "authorized person" on behalf of the Company, as that term is defined in the Act.

          4.7          Duties and Obligations of the Management Committee.

          (a)          The Management Committee shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Property in accordance with the provisions of this Agreement and applicable laws and regulations.

          (b)          The Managers and the Management Committee shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all of the Property and the use thereof for the exclusive benefit of the Company.

          (c)          Immediately after its acquisition of the Leased Aircraft, the AIMC Stock and the cash contributed by the Members, after retaining $1,000,000 for the payment of certain expenses incidental to the formation of the Company, the Management Committee shall cause the Company to contribute to RAMP Investments pursuant to the Company Contribution Agreement the Leased Aircraft, the AIMC Stock and the balance of the cash contributed by the Members in exchange for a member's interest therein and shall cause the Company to pay $1,000,000 to Bankers Trust Company.

          (d)          So long as the Class A Preferred remains outstanding, except for obligations under the PCJL Notes and the transactions authorized pursuant to Section 1.9(d), the Company shall not incur, assume or obligate itself by contract or otherwise for any Debt or other liability in the aggregate in excess of $100,000; provided, that the Company may borrow funds from PCI in order to pay (i) federal, state and local taxes and (ii) cash distributions to holders of Preferred Shares.

          (e)          The Managers and the Management Committee shall cause the Company at all times to procure or cause to be procured and maintain or cause to be maintained with insurers of recognized responsibility, and substantial financial capacity, in the worldwide commercial aviation, watercraft or railcar industry, as the case may be, primary insurance and contingent liability and property damage liability insurance insuring the respective interest of each Member of the Company of the type and in amounts in accordance with prudent industry practice for persons owning, operating or using aircraft, watercraft or railcars, as the case may be, which covers the kinds of risks customarily insured and in amounts consistent with prudent industry practice; provided, however, that all contingent aircraft public liability insurance and aircraft property damage liability insurance shall have a combined single limit of not less than $500,000,000.

          4.8          Compensation; Expenses.

          (a)          Except as otherwise provided in this Section 4.8 and Section 4.9 hereof, no Manager or Member shall receive any salary, fee, or draw for services rendered to or on behalf of the Company or otherwise in its capacity as a Manager or Member, nor shall any Manager or Member be reimbursed for any expenses incurred by such Manager or Member on behalf of the Company or otherwise in its capacity as a Manager or Member.

          (b)          The Company shall reimburse the Members and Managers for all expenses incurred and paid by any of them in the organization of the Company and as authorized by the Management Committee, in the conduct of the Company's business, including, but not limited to, expenses of maintaining an office, telephones, travel, office equipment and secretarial and other personnel as may reasonably be attributable to the Company. Such expenses shall not include any expenses incurred in connection with a Member's or Manager's exercise of its rights as a Member or a Manager apart from the authorized conduct of the Company's business. The Management Committee's sole determination of which expenses are allocated to and reimbursed as a result of the Company's activities or business and the amount of such expenses shall be conclusive. Such reimbursement shall be treated as expenses of the Company and shall not be deemed to constitute distributions to any Member.

          4.9     Indemnification of the Managers.

          (a)          Unless otherwise provided in Section 4.9(d), the Company, its receiver or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save harmless, and pay all expenses of any Manager relating to any liability or damage incurred by reason of any act performed or omitted to be performed by any Manager in connection with the business of the Company, including reasonable attorneys' fees incurred by the Manager in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act and the Exchange Act) as permitted by law.

          (b)          Unless otherwise provided in Section 4.9(d), in the event of any action by a Member against any Manager, including a Company derivative suit, the Company shall indemnify, save harmless, and pay all expenses of such Manager, including reasonable attorneys' fees incurred in the defense of such action.

          (c)          Unless otherwise provided in Section 4.9(d), the Company shall indemnify, save harmless, and pay all expenses, costs, or liabilities of any Manager, if for the benefit of the Company and in accordance with this Agreement said Manager makes any deposit or makes any other similar payment or assumes any obligation in connection with any Property proposed to be acquired by the Company and suffers any financial loss as the result of such action.

          (d)          Notwithstanding the provisions of Sections 4.9(a), 4.9(b) and 4.9(c), such sections shall be enforced only to the maximum extent permitted by law and no Manager shall be indemnified from any liability for the fraud, intentional misconduct, gross negligence or a knowing violation of the law which was material to the cause of action.

          (e)          Notwithstanding anything to the contrary in this Agreement, in no event will any indemnification obligation of the Company or a receiver or trustee to indemnify, save harmless or pay all expenses set forth in this Section 4.9 subject any Member or Manager to personal liability.

SECTION 5

ROLE OF MEMBERS

          5.1          Rights or Powers.

          The Members, in their capacities as Members of the Company, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act.

          5.2          Voting Rights.

          At every meeting of the Members, unless otherwise provided by this Operating Agreement, or as required by applicable law, on all matters to be voted on by the Members, holders of Common Shares and Class A Preferred shall vote together as a single class. Each Member shall be entitled to cast one vote for every Common Share and Class A Preferred registered in its name and no vote for every share of Class B Preferred registered in its name. For the purposes of illustration, at a meeting of Members when all Common Shares are issued and outstanding and the Class A Preferred is issued and outstanding, the Class B Member would have the right to exercise three votes and the Class A Member would have the right to exercise one vote, which would constitute at that time 75% and 25%, respectively, of all possible votes.

          5.3          Meetings and Consents of the Members.

          (a)          The Company shall call an annual meeting of its Members on or about the first week of each April. Special meetings of the Members may be called by the Management Committee or upon the written request of any Member. The call for any meeting shall state the location of the meeting and the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than ten (10) Business Days nor more than thirty (30) days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at such meeting and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 5.3. Except as otherwise expressly provided in this Agreement, a majority vote, agreement, approval or consent of the Members voting as a single class shall be. required to constitute the act of the Members or the agreement, approval or consent of the Members.

          (b)          For the purpose of determining the Members entitled to vote on, or to vote at, any meeting of the Members or any adjournment thereof, the Management Committee or the Member requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty (30) days nor less than ten (10) Business Days before any such meeting.

          (c)           Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (1 1) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

          5.4          Procedure for Consent.

          In any circumstances requiring the agreement, approval or consent of the Members specified in this Operating Agreement, such agreement, approval or consent may, except where a standard for such agreement, approval or consent is provided for expressly in this Operating Agreement, be given or withheld in the sole and absolute discretion of the Members, and each Member shall be entitled to consider only such factors and interests as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person. If the Management Committee receives the necessary agreement, approval or consent of the Members to such action, the Management Committee shall be authorized and empowered to implement such action without further authorization by the Members. Such agreement, approval or consent must be obtained in writing or by telephone or facsimile, if such telephone conversation or facsimile is followed by a written summary of the telephone conversation or facsimile communication sent by overnight courier, registered or certified mail, postage and charges prepaid, addressed as described in Section 12.1 hereof, or to such other address as such Person may from time to time specify by notice to the Members and the Management Committee; provided, however, that such agreement, approval or consent shall be deemed to have been given by a Member if such Member does not otherwise notify the Management Committee in writing within sixty (60) days after such Member is notified in writing by the Management Committee that such Member's agreement, approval or consent is requested.

          5.5          Required Member Consents.

          Notwithstanding any other provision of this Operating Agreement, no action may be taken by the Company (whether by the Management Committee or otherwise) in connection with the following matters without the unanimous affirmative vote of the Members:

          (a)          Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

          (b)          Knowingly do any act in contravention of this Operating Agreement;

          (c)          Confess a judgment against the Company in an amount in excess of $100,000;

          (d)          Cause the Company to merge or consolidate with another Person;

          (e)          Knowingly do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Operating Agreement;

          (f)          Possess Property, or assign rights in specific Property, for other than a Company purpose;

          (g)          Cause the Company to take any action that would cause a Bankruptcy of the Company;

          (h)          Cause a significant change in the nature of the Company's business or make any amendment, consent, waiver, or other modification with respect to this Operating Agreement, the RAMP Investments Operating Agreement, the PCI Note, the Aircraft Lease Documents, the Guaranty of Obligations, the Assignment and Assumption Agreements or the Contribution Agreements;

          (i)          Cause the Company to incur, assume, or obligate itself by contract for any Debt in the aggregate in excess of $50,000, except that the Company may incur, assume or obligate itself by contract for (i) liabilities described in Sections 4.6(p) and 4.8(b) hereof, and (ii) current trade liabilities incurred in the ordinary course of the Company's trade or business and payable in accordance with customary practices;

          (j)          Cause the Company to refinance, recast, increase, modify, or extend any liabilities affecting the Property and in connection therewith execute any extensions or renewals of encumbrances on any or all of the Property;

          (k)          Cause the Company to invest in or acquire directly or indirectly any assets other than (i) those acquired by contribution of the Members pursuant to Section 2, (ii) an interest in RAMP Investments, (iii) Permitted Investments and (iv) cash proceeds and ancillary rights arising from the transactions contemplated hereby.

          5.6          Members' Liability.

          No Member shall be liable under a judgment, decree or order of a court, or in any other manner for the Debts or any other obligations or liabilities of the Company solely by reason of being a member of the Company. A Member shall be liable only to make the Contributions described in Section 2, on the terms therein described, and shall not be required to lend any funds to the Company, or to make any other contributions, assessments or payments to the Company; provided that a Member may be required to repay distributions made to it as provided in Section 18-607 of the Act or Section 3.6 hereof.

          5.7          Partition.

          While the Company remains in effect or is continued, each Member agrees not to have any Company Property partitioned or file a complaint or institute any suit, action or proceeding at law or in equity to have any Company Property partitioned, and each Member, on behalf of itself, its successors and its assigns hereby waives any such right.

          5.8          Transactions Between a Member or Manager and the Company.

          Except as otherwise provided by applicable law, any Member or Manager may, but shall not be obligated to, enter into the transactions described in Sections 1.9(c), 1.9(d) and 1.9(e) and transact other business with the Company and has the same rights and obligations when transacting such business with the Company as a Person or entity who is not a Member or Manager. A Member or Manager, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or Manager or any Affiliate thereof, may also be an employee or be retained as an agent of the Company.

          5.9          Other Instruments.

          Each Member hereby agrees to execute and deliver to the Company within five (5) Business Days after receipt of a written request therefor, such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments and to take such other action as the Management Committee deems necessary, useful or appropriate to comply with any laws, rules or regulations as may be necessary to enable the Company to fulfill its responsibilities under this Agreement.

SECTION 6

REPRESENTATIONS AND WARRANTIES

          6.1          In General.

          As of the date hereof, each of the Members hereby makes each of the representations and warranties applicable to such Member as set forth in Sections 6.2 and 6.3 hereof, and such warranties and representations shall survive the execution of this Agreement.

          6.2          Representations and Warranties.

          Each Member hereby represents and warrants to the Company and each other Member that:

          (a)          Due Incorporation or Formation; Authorization of Agreement. Such Member is a corporation duly organized or a partnership or limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, partnership, or limited liability company power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Member has the corporate, partnership or limited liability company power and authority to execute and deliver this Operating Agreement and to perform its obligations hereunder and the execution, delivery, and performance of this Operating Agreement has been duly authorized by all necessary corporate, partnership, or limited liability company action. This Operating Agreement constitutes the legal, valid, and binding obligation of such Member.

          (b)          No Conflict with Restrictions; No Default. Neither the execution, delivery, and performance of this Operating Agreement nor the consummation by such Member of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach, whether with notice or lapse of time or both, of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Member, (ii) will conflict with, violate, result in a breach of, or constitute a default under, whether with notice or lapse of time or both, any of the terms, conditions, or provisions of the articles of incorporation, bylaws, partnership agreement or limited liability company or operating agreement of such Member, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, note, bond, mortgage, lease agreement, or other instrument or agreement to which such Member is a party or by which such Member is or may be bound or (iv) will result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the material properties or assets of such Member.

          (c)          Governmental Authorizations. Any registration, declaration, or filing with, or consent, approval, license, permit, or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required by such Member in connection with the valid execution, delivery, acceptance and performance by such Member of its obligations under this Agreement or the consummation by such Member of any transaction contemplated hereby has been completed, made, or obtained on or before the Effective Date; provided, however, that AM-BT makes no representation or warranty under this paragraph (c) with respect to any federal, state or other banking laws and regulations.

          (d)          Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the executive officers of such Member, threatened against or affecting such Member or its Affiliates or any of its properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair such Member's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member; and such Member has not received any currently effective notice of any default, and such Member is not in default (whether with notice or lapse of time or both), under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Member's ability to perform its obligations under this Operating Agreement or to have a material adverse effect on the consolidated financial condition of such Member.

          (e)          Public Utility Holding Company Act. Such Member (other than AM- BT) and each of its Affiliates is not, nor will the Company or any of its Members as a result of such Member holding an interest therein be, a "holding company," an "affiliate of a holding company," a "subsidiary of a holding company," or an "associate company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, or the regulations promulgated thereunder.

          (f)          Subsidiary. All of the outstanding capital stock or ownership interests in the capital and profits of such Member is owned, legally or beneficially, by its Parent.

          (g)          Investigation. Such Member is acquiring its Shares based upon its own investigation, and the exercise by such Member of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis, and expertise. Such Member's acquisition of its Shares is being made for its own account for investment, and not with a view to the sale or distribution thereof. Such Member is a sophisticated investor possessing an expertise in analyzing the benefits and risks associated with acquiring investments that are similar to the acquisition of its Shares.

          (h)          Citizenship. Such Member is, and shall remain so long as it is a Member, a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act and shall notify the Managers or Management Committee immediately upon becoming aware of any fact or circumstance that would lead reasonably to the conclusion that such Member is at risk of losing such citizenship.

          (i)          ERISA. Such Member is not acquiring its Shares with the assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended.

          6.3          Additional Representations, Warranties and Covenants by AM-BT

          In addition to the representations, warranties and covenants set forth in Section 6.2 hereof, AM-BT hereby represents and warrants to the Company, and PCI, and where indicated covenants and agrees that:

          (a)          Bank Holding Company. None of the Company, PCI or any Manager nor any Affiliate thereof shall be deemed to be a "bank holding company" within the meaning of the BHCA, solely by reason of AM-BT being a Member.

          (b)          Bank Regulatory Approvals. Without limitation of the representations and warranties of AM-BT set forth in paragraph (c) below, no registration, declaration or filing with, or consent, approval, license, permit or other authorization or order of or by the Board of Governors of the Federal Reserve System, the Banking Department of the State of New York, the Federal Deposit Insurance Corporation or any other bank regulatory authority with jurisdiction over AM-BT or any of its Affiliates is required in connection with the execution, delivery and performance by AM-BT of this Operating Agreement, the performance by AM-BT of its obligations hereunder, the consummation of the transactions contemplated hereby or the acquisition by AM-BT of its Shares.

          (c)          Holding Company Eligible Assets. The Contributions of the Members made pursuant to Section 2 (based on facts and information provided to AM-BT by PCI and PCI Air Management Partners, L.L.C.) consist and shall consist solely of Holding Company Eligible assets. AM-BT covenants and agrees that it will not consent (based on facts and information provided to AM-BT by the Management Committee) to the acquisition of any additional asset by or on behalf of the Company or the commencement by the Company of any activity not engaged in on the Effective Date, unless such asset or activity, as the case may be, is a Holding Company Eligible asset or Holding Company Eligible activity, as the case may be.

          6.4          Limitation on Dan2ages for Breach of Representations or Warranties/Damage Payments.

          (a)          Notwithstanding any other provision of this Agreement, or any other law, rule, or regulation, each Member shall in no event be liable to the Company, the Members or any Affiliate of any of them for any amount in excess of $5,000,000 in the aggregate for all claims resulting from, related to, or in connection with the breach or other violation of any representation, warranty, covenant or agreement contained herein.

          (b)          Any damages, indemnification or other payments made to the Company with respect to any breach or other violation of any representation, warranty, covenant or other agreement made pursuant to this Section 6, to the extent paid with respect to costs, liabilities or damages incurred by a Member or an Affiliate thereof, shall immediately be paid by the Company to such Member or Affiliate.

SECTION 7

ACCOUNTING, BOOKS AND RECORDS

          7.1          Accounting, Books and Records.

          (a)          The Company shall keep on site at its principal place of business each of the following:

               (i)     Separate books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Company and the operation of its business in accordance with this Operating Agreement.

               (ii)    A current list of the full name and last known business, residence, or mailing address of each Member and Manager, both past and present;

               (iii)   A copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

               (iv)   Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years;

               (v)    Copies of this Operating Agreement;

               (vi)   Unless contained in this Operating Agreement, a statement prepared and certified as accurate by the Management Committee of the Company which describes:

          (A)           The amount of cash and a description and statement of the agreed value of the other property contributed by each Member and which each Member has agreed to contribute in the future;

          (B)          The times at which or events on the happening of which any Additional Contributions agreed to be made by each Member are to be made;

          (C)          Any right of a Member to receive distributions, and the relative preferences and designations of the Company's Shares;

(vii) Any written consents obtained from Members pursuant to Section 5.4 regarding action taken by Members without a meeting.

          (b)          The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. Any Member or its designated representative has the right at its own cost and expense, at any reasonable time, to have access to and inspect and copy the contents of such books or records. The Management Committee shall be reimbursed by such Member for reasonable costs incurred as a result of such inspection. Notwithstanding anything in the Act (including Section 18-305(c) of the Act) or this Agreement to the contrary, the Management Committee shall not have the right to keep confidential from any Member any information concerning the Company.

          7.2          Reports.

          The Management Committee shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants.

SECTION 8

AMENDMENTS

          8.1          Amendments.

          Amendments to this Agreement may be proposed by any Manager or any Member. Following such proposal, the Management Committee shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Management Committee shall include in any such submission a recommendation as to the proposed amendment. The Management Committee shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto if it receives the affirmative vote of all of the Members.

SECTION 9

TRANSFERS

          The parties intend that subject to the requirements of applicable law the Shares shall be freely transferable. In furtherance of the foregoing, and so long as any Shares remain issued and outstanding, the parties hereto agree as follows:

          9.1          Sale of Shares.

          (a)          Each Member shall not transfer or sell any of the Shares held by such Member, except pursuant to an effective registration statement under applicable state securities laws and the Securities Actor in a transaction which is exempt under such applicable state securities laws and the Securities Act, or make any transfer which will cause the transfer of Shares to be unlawful or violative of any such statute or regulation. In no event shall such transfer cause the Company to be an "investment company" under the Investment Company Act of 1940, as amended.

          9.2          Legend.

          Each certificate of Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES LAWS OF ANY STATE (THE "STATE ACTS") OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE HARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, BY ANY STATE SECURITIES COMMISSION OR BY ANY OTHER REGULATORY AUTHORITY OF ANY OTHER JURISDICTION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEITHER THE SHARES NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR FOR WHICH SUCH REGISTRATION IS OTHERWISE NOT REQUIRED AND (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE EVIDENCE THE PROPORTIONATE PORTION OF SUCH HOLDER'S LIMITED LIABILITY COMPANY INTEREST IN THE COMPANY. A STATEMENT OF THE RELATIVE RIGHTS AND PREFERENCES OF THE COMPANY'S LIMITED LIABILITY COMPANY INTERESTS, AS EVIDENCED BY ITS CLASSES OF COMMON SHARES AND OF PREFERRED SHARES WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST AND WITHOUT CHARGE.

THERE IS NO PUBLIC MARKET FOR THE SHARES AND NONE IS EXPECTED TO DEVELOP. THEREFORE, RECIPIENTS OF SHARES WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

          9.3          Notice of Proposed Transfer.

          If, prior to any transfer or sale of any Shares, the transferring Member shall deliver a written notice to the Company describing briefly the manner of such transfer or sale and shall also deliver a written opinion of counsel for such Member to the effect that such transfer or sale may be effected without the registration of such securities under the Securities Act and that as a result of such transfer the Company would not be an investment company, the Company shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected; provided that the Members may unanimously agree to waive delivery of either or both of the foregoing legal opinions.

          9.4          Termination of Restrictions.

          (a)          The restrictions imposed by this Agreement upon the transferability of the Shares shall terminate as to any particular Share when (i) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (ii) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation have been received from counsel for the holder thereof or counsel for the Company, (iii) such security shall have been sold without registration under the Securities Act in compliance with Rule 144 promulgated under the Securities Act ("Rule 144"), (iv) the Company is reasonably satisfied that the holder of such security shall, in accordance with the terms of Subsection (k) of Rule 144, be entitled to sell such security pursuant to such Subsection or (v) a letter or an order shall have been issued to the holder thereof by the staff of the Securities and Exchange Commission (the "SEC") or the SEC stating that no enforcement action shall be recommended by such staff or the SEC, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

          (b)          Whenever the restrictions imposed by this Section 9.4 shall terminate, as herein above provided, the holder of any particular Share then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Company without expense to such holder, one or more new certificates for such Member's Shares not bearing the applicable restrictive legends set forth in Section 9.2.

          9.5          Compliance with Rule 144 and Rule 144A.

          At the written request of any Member if such Member proposes to sell any of such Member's Shares in compliance with Rule 144, the Company shall furnish to such Member, within ten (10) days after receipt of such request, a written statement as to whether or not the Company is in compliance with the filing requirements of the SEC as set forth in such rule. For purposes of effecting compliance with Rule 144A, in connection with any resales of any Shares pursuant to the provisions of Rule 144A, such Member and each prospective institutional purchaser of such Shares designated by such Member shall have the right, at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, to obtain from the Company, upon the written request of such Person and at the Company's expense the documents specified in Section (d)(4)(i) of Rule 144A, as such rule may be amended from time to time.

          9.6          Non-Applicability of Restrictions on Transfer.

          Notwithstanding the provisions of this Section 9, any Member may from time to time transfer all or part of the Shares (i) to a nominee identified in writing to the Company as being the nominee of such Member, and any nominee of or for a beneficial owner of Shares identified in writing to the Company as being the nominee of or for such Member may from time to time transfer all or part of the Shares registered in the name of such nominee but held as nominee on behalf of such Member to such Member, (ii) to another Member or (iii) to an Affiliate of such Member; provided, however, that each such transferee shall comply with Section 9.8.

          9.7          Rights of Unadmitted Assignees.

          A Person who acquires Shares but who is not admitted as a substituted Member pursuant to Section 9.8 hereof shall be entitled only to distributions with respect to such Shares in accordance with this Agreement, and shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Operating Agreement. The transferor of any such unadmitted assignee shall remain a Member of the Company and shall be bound by all obligations and duties of Members hereunder.

          9.8          Admission of Substituted Members.

          Subject to the other provisions of this Section 9, a transferee of Shares may be admitted to the Company as a substituted Member only upon satisfaction of the conditions set forth in this Section 9.8. If a transferee of Shares satisfies the conditions set forth in this Section 9.8, such transferee shall be deemed admitted to the Company as a Class A Member or Class B Member, as the case may be, where after the transferor shall be deemed withdrawn from the Company with respect to the Shares Transferred:

          (a)          The transferee (other than, with respect to clauses (i) and (ii) below, a transferee in accordance with Section 9.6) shall, by written instrument in form and substance reasonably satisfactory to a majority of the Managers designated other than by the transferring Member or its Affiliates (the "Transfer Managers") (and, in the case of clause (iii) below, the transferor Member), (i) make representations and warranties to each of the nontransferring Members equivalent to those set forth in Section 6, (ii) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (iii) assume the obligations of the transferor Member under this Operating Agreement with respect to the transferred Shares. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Operating Agreement and, (y) in the case of a transfer to any Person other than a Member, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of transfer;

          (b)          Unless the requirements of this Section 9.8 have been waived by the Transfer Managers, the transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the transferred Shares; and

          (c)          If required by the Transfer Managers, the transferee (other than a transferee that was a Member prior to the transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Transfer Managers reasonably deem necessary or appropriate to effect, and as a condition to, such transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental authority.

          9.9          Effect of Transfer on Company.

          Notwithstanding the withdrawal of a Member incident to a transfer to a Person who becomes admitted pursuant to Section 9.8 hereof, the Members agree that in furtherance of Section 1.5 of this Agreement, the Company shall continue and be continued after such transfer.

SECTION 10

POWER OF ATTORNEY

          10.1          Managers as Attorneys-In-Fact.

          Each Member hereby makes, constitutes, and appoints its designated Manager, severally, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, publish and record (i) all certificates of formation, amended name or similar certificates, and other certificates and instruments (including counterparts of this Operating Agreement) which the Management Committee may deem necessary to be filed by the Company under the laws of the State of Delaware or any other jurisdiction in which the Company is doing or intends to do business; (ii) any and all duly authorized amendments, restatements or changes to this Operating Agreement and the instruments described in clause (i), as now or hereafter amended, which the Management Committee may deem necessary to effect a change or modification of the Company in accordance with the terms of this Operating Agreement, including, without limitation, amendments, restatements or changes to reflect (A) the admission of any substituted Member and (B) the disposition by any Member of its interest in the Company; (iii) all certificates of cancellation and other instruments which the Liquidator deems necessary or appropriate to effect the dissolution and termination of the Company pursuant to the terms of this Operating Agreement and (iv) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Company or is deemed necessary by the Management Committee to carry out fully the provisions of this Operating Agreement in accordance with its terms. Each Member authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite to be done in connection with the foregoing as fully as such Member might or could do personally, and hereby ratify and confirm all that any such attorney-in-fact shall lawfully do, or cause to be done, by virtue thereof or hereof.

          10.2          Nature of Special Power.

          The power of attorney granted to each Manager pursuant to this Section 10:

          (a)          Is a special power of attorney coupled with an interest and is irrevocable;

          (b)          May be exercised by any such attorney-in-fact by listing the Members executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Members; and

          (c)          Shall survive and not be affected by the subsequent Bankruptcy, insolvency, dissolution, or cessation of existence of a Member and shall survive the delivery of an assignment by a Member of the whole or a portion of its interest in the Company (except that where the assignment is of such Member's entire interest in the Company and the assignee, with the consent of the other Members, is admitted as a substituted Member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution) and shall extend to such Member's or assignee's successors and assigns.

SECTION 11

DISSOLUTION AND WINDING UP

          11.1          Dissolution Events.

          (a)          Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a "Dissolution Event"):

               (i)     The unanimous vote of the Members to dissolve, wind up, and liquidate the Company;

               (ii)    A judicial determination that an event has occurred that makes it unlawful, impossible or not reasonably practicable to carry on the business of the Company;

               (iii)   The failure of the Purchasing Members to purchase Shares when required in accordance with Section 11.7;

               (iv)   The occurrence of June 30, 2002; and

               (v)    The date on which an Optional Liquidation Notice becomes effective to cause an Optional Liquidation Event to become a Dissolution Event.:

          (b)          Consideration; Merger, etc. Neither (i) the consolidation nor merger of the Company with or into one or more other limited liability companies, corporations or other entities where the Company is the surviving entity, nor the sale or lease of all or substantially all of the assets of the Company or (ii) the death, retirement, resignation, expulsion, Bankruptcy or dissolution of a Member, or the occurrence of any other event which terminates the continued membership of a Member in the Company under the Act, shall in and of itself cause or be deemed a dissolution or cause the winding up of the affairs of the Company within the meaning of this Section 11. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution.

          11.2          Winding Up.

          Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs; provided that all covenants contained in this Operating Agreement and obligations provided for in this Operating Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 11.2 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Company, which winding up and dissolution shall be completed within ninety (90) days of the occurrence of the Dissolution Event. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 11.6), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

          (a)          First, to creditors (including Members and Managers who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made and liabilities for distribution to Members under Section 18-601 or 18-604 of the Act;

          (b)          Second, to the holder of Class A Preferred, an amount equal to the greater of (i) the lesser of (A) such Class A Preferred's Liquidation Preference, plus all accrued and unpaid distributions to the date fixed for such distribution that have not yet been included in the Liquidation Preference or (B) the net assets of the Company or (ii) the sum of three percent (3%) of the net fair market value of the Company plus the amount of all accrued quarterly distributions that have not been paid in cash (including those reflected in the Liquidation Preference) to the date fixed for such distribution.

          (c)          Third, to the holders of Class B Preferred, an amount per Share equal to such Class B Preferred's Liquidation Preference, plus all accrued and unpaid distributions to the date fixed for such distribution (if the assets legally available to be distributed to the holders of the Class B Preferred are insufficient to permit the payment to such holders of their full preferential amount, the assets legally available to be distributed shall be distributed ratably among the holders of Class B Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive); and

          (d)          Fourth, to the holders of Common Shares all remaining amounts shared equally, Share for Share.

          11.3          Rights of Members.

          Except as otherwise provided in this Agreement, each Member shall look solely to the Property of the Company for the return of its investment and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the Debts or liabilities of the Company are insufficient to return such investment, the Members shall have no recourse against the Company or any other Member or Manager.

          11.4          Notice of Dissolution/Termination.

          (a)          In the event a Dissolution Event occurs, the Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Liquidator) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Liquidator).

          (b)          Upon completion of the distribution of the Company's Property as provided in this Section 11, the Company shall be terminated, and the Liquidator shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.

          11.5          The Liquidator.

          (a)          Definition. The "Liquidator" shall mean a Person appointed by the Management Committee to oversee the dissolution of the Company and shall have the power of attorney granted to the Managers pursuant to Section 10.

          (b)          Fees. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 11 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services, other than a Liquidator that is also a Member or Manager.

          (c)          Indemnification. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, directors, stockholders, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, stockholders, agents or employees of the Liquidator in connection with the winding up of the Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, stockholder, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

          11.6          Form of Liquidating Distributions.

          For purposes of making distributions required by Section 11.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

          11. 7          Optional Liquidation Events/Purchase Option.

          (a)          Optional Liquidation Events. In the event that any of the following events ("Optional Liquidation Events") shall occur and be continuing, the holder of the Class A Preferred shall have the rights described in Section 11.7(b) hereof

               (i)     The Company shall fail to make a payment on a Payment Date as it is obligated to by this Operating Agreement with respect to Class A Preferred and, with respect to a distribution in cash, such failure continues for ten (10) Business Days;

               (ii)    At any time that the Class A Preferred is issued and outstanding, there shall occur a Change of Control of the Company;

               (iii)   The Class A Member becomes subject to regulation under the Public Utility Holding Company Act of 193 5, as amended, as a result of PCI and any of its affiliates being a Member, or the Company becomes subject to such regulation and as a result thereof its ability to conduct its business in the ordinary course is materially adversely affected;

               (iv)   The occurrence of the events described in Sections 10.8(a)(ii)(B), 10.8(a)(ii)(C), 10.8(a)(ii)(D) and 10.8(a)(ii)(F) of the RAMP Investments Operating Agreement which Sections are herein incorporated by reference.

               (v)    The Management Committee shall fail in any material respect to perform or observe any material term, covenant or obligation on its part to be performed or observed under this Agreement if (1) such failure is capable of being cured and is not cured within ninety (90) days of the Management Committee receiving notice of such failure, and (2) such failure has a material adverse effect on the economic interests of the AM-BT; provided that such failure cannot be caused as a result of the Manager designated by the Class A Member failing to vote in accordance with the other Managers in any matter which requires the unanimous approval of the Managers.

               (vi)   PCI or any Affiliate thereof shall default on (i) a payment of principal or interest on any PCI Note, if such default is not cured within five (5) Business Days or (ii) other obligations under any PCI Note, if such default capable of being cured within thirty (30) days and is not cured within. thirty (30) days.

          (b)          Optional Liquidation Notice. At any time on or after the occurrence of an Optional Liquidation Event, the holder of record of Class A Preferred may elect to cause such Optional Liquidation Event to result in a Dissolution Event by delivering notice (an "Optional Liquidation Notice") of such election by registered mail (return receipt requested), postage prepaid, to the Management Committee (such holder of Class A Preferred having delivered an Optional Liquidation Notice, a "Notice Member"). An Optional Liquidation Notice shall be effective to cause an Optional Liquidation Event to become a Dissolution Event on the thirtieth (30th) day following such delivery, provided that the Notice Member may rescind an Optional Liquidation Notice delivered by it by delivering a notice (a "Rescission Notice") prior to such thirtieth (30th) day and an Optional Liquidation Notice will automatically be deemed rescinded upon the election within such thirty (30) day period by any Purchasing Member to purchase the Class A Preferred.

          (c)          Purchase Option. In the event that the holder of Class A Preferred has delivered an Optional Liquidation Notice to the Management Committee, any one or more of the holders of Common Shares or their designees (each a "Purchasing Member") may, within thirty (30) days after the date on which such Optional Liquidation Notice was delivered, elect to purchase the Class A Preferred by delivering notice of such election to the Notice Member.

          (d)          Purchase Price/Payment.

               (i)     The price ("Purchase Price") for the Class A Preferred shall be equal to the greater of (i) the lesser of (A) such Class A Preferred's Liquidation Preference, plus all accrued and unpaid distributions to the date fixed for such distribution or purchase that have not been included in Liquidation Preference or (B) the net assets of the Company or (ii) the sum of three percent (3%) of the net fair market value of the Company plus the amount of all accrued quarterly distributions that have not been paid in cash (including those reflected in the Liquidation Preference) to the date fixed for such distribution.

               (ii)     On the date which is forty (40) days after the date on which an Optional Liquidation Notice was delivered (the "Closing Date"), the Purchasing Members shall pay to the Notice Member, by wire transfer of immediately available funds to such account as is designated by the Notice Member, the aggregate Purchase Price for the Class A Preferred. Each Purchasing Member shall be obligated to pay that portion of the Purchase Price equal to the ratio of the number of such Member's Common Shares to all Common Shares.

          (e)          Closing. The closing of the purchase and sale of the Class A Preferred shall occur on the Closing Date at such place as is mutually agreeable to the Notice Member and the Purchasing Members, or upon the failure to agree, at the principal place of business of the Company. On the Closing Date, the Notice Member shall deliver to the Purchasing Members good title, free and clear of any liens, claims, encumbrances, security interests or options, to the Class A Preferred thus purchased.

          On the Closing Date, the Members shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transfer contemplated hereby, including the preparation of a new certificate for the Class A Preferred so transferred.

          (f)          Failure to Close. In the event that the Notice Member fails to deliver title to the Class A Preferred on the Closing Date or otherwise fails to comply with this Section 11.7, a Rescission Notice shall be deemed to have been delivered to the Management Committee on or before the thirtieth (30th) day following delivery of the Optional Liquidation Notice and in such event the Notice Member shall continue to have the right pursuant to Section 11.7(b) hereof to elect to cause any Optional Liquidation Event to result in a Dissolution Event by delivering an Optional Liquidation Notice to the Management Committee.

SECTION 12

MISCELLANEOUS

          12.1          Notices.

          Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and Management Committee:

          (a)          If to the Company, to the address determined pursuant to Section 1.4 hereof;

          (b)          If to the Managers, to the addresses set forth in Section 4.1 hereto;

          (c)          If to a Member, to the address set forth in Section 2.1 hereof, and

          (d)          If to the Management Committee, to the address of the Company as provided in Section 12. 1(a).

          12.2          Binding Effect.

          Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

          12.3          Certificates of Shares.

          A certificate or certificates for Shares shall be issued to each Member when any of the Shares are acquired by such Member. All certificates shall be signed by any Manager.

          In case any Manager who shall have signed, or whose facsimile-signature shall have been used on, any certificate or certificates shall cease to be a Manager of the Company, whether because of death, resignation or otherwise, before the certificate or certificates shall have been delivered by the Company, the certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person who signed the certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be a Manager.

          12.4          Lost Certificates.

          The Management Committee may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, destroyed, or stolen, upon the making of an affidavit of that fact by the Person claiming the certificate of stock to be lost or destroyed. When authorizing the issue of a new certificate or certificates, the Management Committee may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or the Member's legal representative, to advertise the same in any manner as it shall require or give the Company a bond in any sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed, or both.

          12.5          Construction.

          Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

          12.6          Time.

          In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

          12. 7          Headings.

          Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

          12.8          Severability.

          Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 12.8 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

          12.9          Incorporation by Reference.

          No exhibit, schedule, or other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

          12.10          Variation of Terms.

          All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

          12.11          Governing Law.

          The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

          12.12          Waiver of Jury Trial.

          Each of the Members irrevocably waives, to the extent permitted by law, all rights to trial by jury and all rights to immunity by sovereignty or otherwise in any action, proceeding or counterclaim arising out of or relating to this Agreement.

          12.13          Counterpart Execution.

          This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

          12.14          Specific Performance.

          Each Member and Manager agrees with the other Members and Managers that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

          12.15          Engagement in Holding Company Eligible Activities and Investment in Holding Company Eligible Assets.

          (a)          It is the intention of the Members that the Company will engage only in Holding Company Eligible activities and will invest only in Holding Company Eligible assets. In furtherance therewith, the Members hereby acknowledge that the Company is subject to federal banking laws and regulations and to supervision and examination by the Board of Governors of the Federal Reserve System.

          (b)          In the event that it becomes unlawful or otherwise prohibited for any of the Members to continue to be members of the Company or any of the Members become subject to federal banking laws and regulations which materially restrict such Member's ability to conduct its business in the ordinary course, to the extent possible, the Members agree to negotiate in good faith to amend this Agreement so as to comply with any legal and/or regulatory requirements and to minimize the adverse financial impact of such laws or regulations.

          12.16          No Material In2pairntent.

          No Member shall take any action that could impair materially such Member's ability to perform its duties and obligations under this Agreement.

          IN WITNESS WIIEREOF, the parties have executed and entered into this Operating Agreement of the Company as of the day first above set forth.

[signatures follow on separate pages]

MEMBERS: AM-BT NEVADA, INC. By: /s/ THOMAS FINLEY Title: Attorney-in-Fact
THIS IS A SIGNATURE PAGE TO THE OPERATING AGREEMENT OF AMP FUNDING, L.L.C. AND IS EXECUTED BY THE PARTY NAMED ABOVE IN ITS CAPACITY AS A MEMBER.
MEMBERS (CONTINUED): POTOMAC CAPITAL INVESTMENT CORPORATION By: /s/ WM. SHAPIRO Title: President
THIS IS A SIGNATURE PAGE TO THE OPERATING AGREEMENT OF AMP FUNDING, L.L.C. AND IS EXECUTED BY THE PARTY NAMED ABOVE IN ITS CAPACITY AS A MEMBER.
MANAGERS: /s/ WM. SHAPIRO William Dana Shapiro Title: Manager
THIS IS A SIGNATURE PAGE TO THE OPERATING AGREEMENT OF AMP FUNDING, L.L.C. AND IS EXECUTED BY THE PARTY NAMED ABOVE IN ITS CAPACITY AS A MANAGER
MANAGERS (CONTINUED): /s/ GARY R. CORRELL Gary R. Correll
THIS IS A SIGNATURE PAGE TO THE OPERATING AGREEMENT OF AMP FUNDING, L.L.C. AND IS EXECUTED BY THE PARTY NAMED ABOVE IN ITS CAPACITY AS A MANAGER
MANAGERS (CONTINUED): /s/ LESLIE C. ZIMBERG Leslie C.Zimberg Title: Manager
THIS IS A SIGNATURE PAGE TO THE OPERATING AGREEMENT OF AMP FUNDING, L.L.C. AND IS EXECUTED BY THE PARTY NAMED ABOVE IN ITS CAPACITY AS A MANAGER
MANAGERS (CONTINUED): James H. Stallkamp By: /s/ THOMAS FINLEY Thomas Finley, Attorney-in-Fact
THIS IS A SIGNATURE PAGE TO THE OPERATING AGREEMENT OF AMP FUNDING, L.L.C. AND IS EXECUTED BY THE PARTY NAMED ABOVE IN ITS CAPACITY AS A MANAGER

SCHEDULE A TO OPERATING AGREEMENT OF AMP FUNDING, L.L.C.
Year	Aircraft	Serial Number	FAA Reg. #	Gross Asset Value
1976	Boeing 747-200B	21162	N51IP	16,069,344
1974	Lockheed L-1011-100	1098	N81025	2,725,978
1975	Lockheed L-1011-100	1104	N81026	2,826,985
1975	Lockheed L-1011-100	1108	N81028	2,826,985
1975	Lockheed L-1011-100	1111	N31030	2,826,986
TOTALS				27,276,278
AIMC STOCK				212,307,137
GRAND TOTAL				239,583,415

EXHIBIT A TO OPERATING AGREEMENT OF AMP FUNDING, L.L.C. Aircraft Lease Documents The following documents are the "Aircraft Lease Documents" referred to in the Operating Agreement:
1.

Assignment and Assumption Agreement No. 2, dated as of November _, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N78019.

2.

Assignment and Assumption Agreement No. 2, dated as of November _, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N490US.

3.

Assignment and Assumption Agreement No. 2, dated as of November _, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N493US.

4.

Assignment and Assumption Agreement No. 2, dated as of November _, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N164UA.

5.

Assignment and Assumption Agreement No. 2, dated as of November _, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N83870.

6.

Assignment and Assumption Agreement No. 2, dated as of November _, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing Registry No. N165UA.

7.

Assignment and Assumption Agreement No. 2, dated as of November 13, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N511P.

8.

Assignment and Assumption Agreement No. 2, dated as of November 13, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N31030.

9.

Assignment and Assumption Agreement No. 2, dated as of November 13, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81026.

10.

Assignment and Assumption Agreement No. 2, dated as of November 13, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81025.

11.

Assignment and Assumption Agreement No. 2, dated as of November 13, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81028.

12.

Assignment and Assumption Agreement No. 2, dated as of November _, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing Registry No. TF-ABZ.

13.

Assignment and Assumption Agreement No. 3, dated as of November 13, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N511P.

14.

Assignment and Assumption Agreement No. 3, dated as of November 13, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N31030.

15.

Assignment and Assumption Agreement No. 3, dated as of November 13, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81026.

16.

Assignment and Assumption Agreement No. 3, dated as of November 13, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81025.

17.

Assignment and Assumption Agreement No. 3, dated as of November 13, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81028.

18.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing Registry No. TF-ABZ.

19.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N19072.

20.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N76073.

21.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N14063.

22.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N78019.

23.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N81027.

24.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing Registry No. SE-DPX..

25.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from AMP Funding, L.L.C., as Assignor, to RAMP Investments, L.L.C., as Assignee, relating to the Aircraft bearing Registry No. SE-DPP.

26.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from RAMP Investments L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N490US.

27.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N493US.

28.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N164UA.

29.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from AMP Funding, Inc., as Assignor, to RAMP Investments L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N68065.

30.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N83870.

31.

Assignment and Assumption Agreement No. 3, dated as of November _, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N165UA.

32.

Assignment and Assumption Agreement No. 4, dated as of November _, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N19072.

33.

Assignment and Assumption Agreement No. 4, dated as of November _, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N76073.

34.

Assignment and Assumption Agreement No. 4, dated as of November _, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N14063.

35.

Assignment and Assumption Agreement No. 4, dated as of November _, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating-to the Aircraft bearing FAA Registry No. N81027.

36.

Assignment and Assumption Agreement No. 4, dated as of November _, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing Registry No. SE-DPX..

37.

Assignment and Assumption Agreement No. 4, dated as of November _, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing Registry No. SE-DPP.

38.

Assignment and Assumption Agreement No. 4, dated as of November _, 1995, from RAMP Investments, L.L.C., as Assignor, to PCI Air Management Partners, L.L.C., as Assignee, relating to the Aircraft bearing FAA Registry No. N68065.

39.

Consent, Waiver and Agreement N76073, dated as of November _, 1995, among (i) Continental Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

40.

Consent, Waiver and Agreement N14063, dated as of November _, 1995, among (i) Continental Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

41.

Consent, Waiver and Agreement N19072, dated as of November _, 1995, among(i) Continental Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

42.

Consent, Waiver and Agreement N68065, dated as of November _, 1995, among (i) Continental Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

43.

Consent, Waiver and Agreement N83870, dated as of November _, 1995, among (i) Continental Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

44.

Consent, Waiver and Agreement N165UA, dated as of November _, 1995, among (i) United Air Lines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

45.

Consent, Waiver and Agreement N164UA, dated as of November _, 1995, among (i) United Air Lines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

46.

Consent, Waiver and Agreement N493 US, dated as of November _, 1995, among (i) USAir, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

47.

Consent, Waiver and Agreement N78019, dated as of November _, 1995, among (i) Continental Micronesia Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

48.

Consent, Waiver and Agreement N490US, dated as of November _, 1995, among (i) USAir, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

49.

Consent, Waiver and Agreement N81027, dated as of November _, 1995, among (i) Trans World Airlines, Inc., (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

50.

Consent, Waiver and Agreement SE-DPX, dated as of November _, 1995, among (i) Internationale Nederlanden Aviation Lease B.V., (ii) Internationale Nederlanden Lease Holding N.V., (iii) Potomac Capital Investment Corporation, (iv) AMP Funding, L.L.C., (v) RAMP Investments, L.L.C. and (vi) PCI Air Management Partners, L.L.C.

51.

Consent, Waiver and Agreement SE-DPP, dated as of November _, 1995, among (i) Internationale Nederlanden Aviation Lease B.V., (ii) Internationale Nederlanden Lease Holding N.V., (iii) Potomac Capital Investment Corporation, (iv) AMP Funding, L.L.C., (v) RAMP Investments, L.L.C. and (vi) PCI Air Management Partners, L.L.C.

52.

Consent, Waiver and Agreement N493US, dated as of November _, 1995, among (i) First Security Bank of Utah, National Association, as Owner Trustee, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

53.

Consent, Waiver and Agreement N164UA, dated as of November _, 1995, among (i) First Security Bank of Utah, National Association, as Owner Trustee, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

54.

Consent, Waiver and Agreement N165UA, dated as of November _, 1995, among (i) First Security Bank of Utah, National Association, as Owner Trustee, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

55.

Consent, Waiver and Agreement N490US, dated as of November _, 1995, among (i) First Security Bank of Utah, National Association, as Owner Trustee, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

56.

Consent, Waiver and Agreement N83870, dated as of November _, 1995, among (i) First Security Bank of Utah, National Association, as Owner Trustee, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

57.

Consent, Waiver and Agreement N 164UA, dated as of November _, 1995, among (i) The Bank of New York, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

58.

Consent, Waiver and Agreement N78019, dated as of November _, 1995, among (i) Wilmington Trust Company, as Owner Trustee, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

59.

Consent, Waiver and Agreement N165UA, dated as of November _, 1995, among (i) The Nippon Credit Bank, Ltd., Los Angeles Agency, as Agent and Lender, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

60.

Consent, Waiver and Agreement N165UA, dated as of November _, 1995, among (i) Den Norske Bank AS, London Branch, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

61.

Consent, Waiver and Agreement N164UA, dated as of November _, 1995, among (i) The United Bank of Kuwait PLC, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

62.

Consent, Waiver and Agreement N164UA, dated as of November _, 1995, among (i) National Canada Corporation, (ii) Potomac Capital Investment Corporation, (iii) AMP Funding, L.L.C., (iv) RAMP Investments, L.L.C. and (v) PCI Air Management Partners, L.L.C.

EXHIBIT B

FORM OF
ASSIGNMENT AND
ASSUMPTION AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of November 13, 1995, is being made, executed and delivered by and among AMP FUNDING, L.L.C., a Delaware limited liability company ("Assignor"), RAMP INVESTMENTS, L.L.C., a Delaware limited liability company ("Assignee"), and POTOMAC CAPITAL JOINT LEASING CORPORATION, a Delaware corporation ("PCJL").

W I T N E S S E T H

          WHEREAS, Assignor is the sole obligor under a loan from PCJL in the principal amount of $233,000,000.00 as evidenced by a promissory note from Assignor to PCJL (the "Note"); and

          WHEREAS, Assignor proposes to assign to Assignee Assignor's obligations under the Note and Assignee proposes to assume all such obligations, in accordance with the terms of this Agreement; and

          WHEREAS, PCJL wishes to acknowledge and consent to the assignment and assumption contemplated by this Agreement.

AGREEMENT

          NOW, THEREFORE, in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Assignment of Obligations. Assignor hereby assigns, transfers, delegates and delivers to Assignee all of Assignor's obligations (and related rights) under the Note (the "Assigned Obligations"); provided, however, Assignor shall hold harmless Assignee from any and all liability for accrued but unpaid interest on the Note as of the date hereof (the "Retained Liability").

          SECTION 2. Assignment of Obligations. Assignee hereby assumes and agrees to pay, discharge, fulfill or perform all of the Assigned Obligations and hereby releases, discharges and agrees to hold harmless Assignor from any performance of the Assigned Obligations, in each instance other than the Retained Liability.

          SECTION 3. Consent and Acknowledgment. PCJL hereby acknowledges and consents to the assignment to, and assumption by, Assignee of the Assigned Obligations.

          SECTION 4. Representations and Warranties.

(a)	There are no defaults under the Note, and no event has occurred which, with notice and/or the passage of time, would constitute a default under the Note.
(b)	A true and correct copy of the Note is attached hereto as Exhibit A and none of the terms or provisions of the Note has been modified, amended or waived.
(c)	No installment of principal and interest is due and owing under the Note.
(d)	There are no unpaid late charges or other penalties due and owing on the Note.
(e)	PCJL continues to be the holder of the Note, and payments are to be made by PCJL made at 1 Rodney Square, Wilmington, Delaware.

          SECTION 5. Release. PCJL hereby releases Assignor for any and all liability under the Note except for the Retained Liability.

          SECTION 6. Further Assurances. From time to time, at the request of any party hereto and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other actions, as any other party may reasonably request to effect the transactions contemplated hereby, to consummate the assumption of the Assigned Obligations.

          SECTION 7. Delivery of New Note . At the request of PCJL and upon the surrender of the Note to Assignee, Assignee shall execute a new promissory note evidencing the Assumed Obligations in substantially the form of the Note.

          SECTION 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflict of law doctrines).

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

AMP FUNDING, L.L.C. By: ______________________________ Name: Title:
RAMP INVESTMENTS,, L.L.C. By: PCI AIR MANAGEMENT CORPORATION By: ______________________________ Name: Title:
EXHIBIT A FORM OF PROMISSORY NOTE
$233,000,000.00		November 13, 1995

          For value received, the undersigned (the "Maker") promises to pay to Potomac Capital Joint Leasing Corporation, a Delaware corporation ("PCJL"), the amount of TWO HUNDRED THIRTY-THREE MILLION DOLLARS AND NO CENTS ($233,000,000.00), together with interest thereon at a rate per annum equal to seven and three-eighths percent (7.375%), in legal and lawful money of the United States of America. Accrued interest shall be payable with each installment of principal. Interest shall be computed based on the premise that a year contains 360 days consisting of twelve (12) months of thirty (30) days each and shall be charged on a per diem basis.

          This Note is due and payable on June 1, 2002 (the "Maturity Date"). This Note may be prepaid, in whole or in part, by the Maker without prepayment penalty.

          It is expressly provided that upon default in the punctual payment of this Note or any part hereof, as the same shall become due and payable, the entire indebtedness evidenced hereby shall mature, at the option of the holder. In the event this Note, or any part hereof, is collected through bankruptcy or other judicial proceedings by an attorney or is placed in the hands of an attorney for collection after maturity, then the undersigned agrees and promises to pay reasonable attorneys' fees for collection.

          The Maker expressly waives all notices, demands for payment upon the Maturity Date, presentation for payment, protest and notice of protest, as to this Note, and consents that the payee or other holder of this Note may at any time, and from time to time, upon request of or by agreement with the Maker, extend the maturity hereof or change the time or method of payments hereunder. The Maker of this Note further waives any right to plead the statute of limitations as a defense to any demand upon this Note and, in the event such waiver is declared invalid, Maker hereby agrees to extend the applicable statute of limitations for a period of four years from the date of expiration of the time limited for commencement of an action upon this Note by the applicable statute of limitations.

          This Note and a promissory note of like tenor in the amount of $35,000,000 are issued in amendment and restatement of that certain promissory note dated October 18, 1995 of Maker in the amount of $268,000,000, which prior note is superseded in its entirety by this note and such other note and has been returned to maker in exchange herefor and therefor. This Note shall be governed by the laws of the State of New York.

POTOMAC CAPITAL INVESTMENT CORPORATION By: ______________________________ Name: Title:

EXHIBIT C

FORM OF CONTRIBUTION AGREEMENT

dated as of

November 13, 1995

between

AMP FUNDING, L.L.C.

Contributor

and

RAMP INVESTMENTS, L.L.C.

Contributee

_______________________________________________________________

CONTRIBUTION AGREEMENT

          THIS CONTRIBUTION AGREEMENT (this "Agreement") dated as of November 13, 1995, between AMP Funding, L.L.C., a limited liability Company organized under the laws of the State of Delaware (the "Contributor"), and RAMP Investments, L.L.C. a limited liability company organized under the laws of the State of Delaware (the "Contributee").

RECITALS

          The Contributor wishes to contribute to the Contributee effective as of November 13, 1995 (the "Original Contribution Date") the Original Assets (as defined in Section 1.01(a) below), and the Contributee has agreed to accept such contribution, subject to the terms and conditions of this Agreement. On or before the 90th day after the Original Contribution Date, the Contributor wishes to contribute to the Contributee effective as of a date agreed on by the parties (the "Additional Contribution Date" and together with the Original Contribution Date, a "Contribution Date") all or a portion of the Additional Assets (as defined in Section 1.01(b) below), subject to the terms and conditions of this Agreement.

In consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the Contributor and the Contributee hereby agree as follows:

ARTICLE 1.

CONTRIBUTION OF ASSETS

          1.01     Contribution of Assets.

                      (a)     Subject to the terms and conditions of this Agreement, on the Original Contribution Date, the Contributor shall assign and deliver to the Contributee all of its right, title and interest in and to the following:

(i)	all of the outstanding shares (the "AIMC Shares") of common stock of Aircraft International Management Corporation, a Delaware corporation ("AIMC");
(ii)	the Trust Agreements described in Schedule 1.01(a) attached hereto (the "Original Trust Agreements");
(iii)	each of the trusts created under the Original Trust Agreements and each Trust Estate (as defined in each of the Original Trust Agreements); and
(iv)

any existing deposits, reserve accounts, or receivables held under or pursuant to any of the foregoing (all such right, title and interest in the agreements and property referred to in clauses (i) through (iv) collectively, the "Original Assets").

                      (b)     Subject to the terms and conditions of this Agreement, on the Additional Contribution Date, the Contributor shall assign and deliver to the Contributee all of its right, title and interest in and to all or a portion (provided such portion consists of all of the following assets related to any Trust Estate included in such portion) of the following:

(i)	the Trust Agreements described in Schedule 1.01(b) attached hereto (the "Additional Trust Agreements" and together with the Original Trust Agreements, the "Trust Agreements");
(ii)	each of the trusts created under the Additional Trust Agreements and each Trust Estate (as defined in each of the Additional Trust Agreements); and
(iii)

any existing deposits, reserve accounts, receivables held under or pursuant to any of the foregoing (all such right, title and interest in the agreements and property referred to in clauses (i) through (iii) collectively, the "Additional Assets" and together with the Original Assets, the "Assets").

          No contributions of Additional Assets shall occur pursuant hereto after the 90th day after the date hereof. All rents and other amounts payable to lessor under the three aircraft leases subject to the Additional Trust Agreements in items 6, 9 and 10 of Part II of Schedule 1.01(c) hereof shall accrue to Contributee from and after November 30, 1995, regardless of when the Additional Contribution Date for such Additional Trust Agreements occurs and, to the extent of any payment thereof to Contributor on or prior to the Additional Contribution Date, Contributor shall contribute such amount to Contributee on the Additional Contribution Date for such Additional Assets.

                     (c)     The assignment of the Assets pursuant to Section 1.01(a) and (b) shall be evidenced by the Assignment and Assumption Agreements described in Schedule 1.01(c) attached hereto (collectively, the "Assignment Agreements") which shall be effective as of the Original Contribution Date or any Additional Contribution Date, as the case may be, and delivered by the Contributor on the Original Contribution Date or any Additional Contribution Date, as the case may be.

                       (d)      In the event the Contributor is unable to obtain all relevant consents to the transfer contemplated by any of the Assignment Agreements listed in Part II of Schedule 1.01(c), the Contributor, with the prior written consent of each of the parties specified in Section 5.01 hereof, may substitute for any of the Aircraft listed in Schedule 1.01(d) hereto any other Trust Agreement (and all related property, rights, instruments and agreements) relating to an aircraft of comparable value as the Aircraft being substituted.

ARTICLE 2.

EVENTS OCCURRING ON THE CONTRIBUTION DATE

          2.01     Deliveries by Contributor. In addition to the Assets to be contributed to the Contributee on a Contribution Date, the Contributor shall deliver the following to the Contributee on the Contribution Date, each in form and substance satisfactory to the Contributee and, unless otherwise agreed in writing by the Contributee, dated the Contribution Date:

(i)

A copy of the resolutions of the Contributor's members, certified by the executive manager of the Contributor, authorizing or ratifying its execution, delivery and performance of this Agreement, each Assignment Agreement and the other documents to be delivered hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby;

(ii)

A certificate of all of the members of the Contributor certifying (a) the names and true signatures of the executive manager of the Contributor authorized to sign this Agreement, each Assignment Agreement and the other documents to be delivered hereunder and thereunder and (b) that attached thereto are true and correct copies of the Contributor's articles of organization and operating agreement, in each case as in effect on the Contribution Date;

(iii)	Favorable opinions of counsel for the Contributor; and
(iv)	Such other approvals, opinions and documents as the Contributee may reasonably request as to the legality, validity, binding effect or enforceability of this Agreement or any Assignment Agreement.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

          Contributor hereby represents and warrants as of each Contribution Date that:

          3.01     Title to Assets. The Contributor has good and marketable title to all of the Assets transferred on such Contribution Date free and clear of all obligations, liens, pledges, claims, rights of first refusal, options, charges, security interests, mortgages or other encumbrances of any nature whatsoever (collectively, the "Asset Encumbrances"), other than any Asset Encumbrance arising solely in favor of the Contributee from the transactions contemplated hereby and by the Assignment Agreements.

          3.02     Organization. The Contributor is a limited liability company validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a material adverse effect upon the business or financial condition of the Contributor or upon the transactions contemplated by this Agreement.

          3.03     Authority. The Contributor has the power and authority to carry on its business as now conducted, to own or hold under lease its properties, and to execute and deliver this Agreement and each Assignment Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Contributor of this Agreement and each Assignment Agreement have been duly authorized by all necessary action; and each of this Agreement and each Assignment Agreement has been duly executed and delivered by the Contributor and is the legal, valid and binding obligation of the Contributor enforceable against the Contributor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium or similar events affecting the Contributor or its assets, or by general principles of equity.

          3.04     No Consents: No Violations.

          (a)       No authorization, approval or other action by, and no notice to or filing with, any governmental, regulatory or legal authority or any other person is required for the due execution, delivery and performance by the Contributor of this Agreement or any Assignment Agreement or the consummation of the transactions contemplated hereby or thereby.

          (b)       The execution, delivery and performance of this Agreement and any Assignment Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in any contravention of (i) the articles of organization or operating agreement of the Contributor or the articles of incorporation or by-laws of AIMC, (ii) any applicable law, rule or regulation of any Federal, state or local governmental or regulatory authority, (iii) any order, writ, injunction, judgment, decree or award of any court, arbitrator, or governmental or regulatory authority to which the Contributor or AIMC or any of their properties are subject, (iv) any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Contributor or AIMC is a party or by which any of their properties are bound, or (v) the Operative Documents (as defined in Section 3.06(a) below).

          3.05     Litigation. Other than as disclosed in writing to the parties hereto by the Contributor, there is no pending or known threatened action or proceeding before any court, governmental agency or arbitrator by or against, or involving the Contributor or any of its Affiliates, any of its property or any of its members, managers or employees which questions or challenges the validity or enforceability of this Agreement or any Assignment Agreement, or any action taken or to be taken by the Contributor pursuant to this Agreement or any Assignment Agreement or in connection with the transactions contemplated hereby or thereby.

          3.06     Representations Regarding Documents.

          (a)       This Agreement, the Trust Agreements, the Assignment Agreements and the Assigned Documents (as defined in the related Assignment Agreement) (collectively, the "Operative Documents") constitute all of the material agreements to which the Contributor, the applicable Trustee (as defined in the applicable Trust Agreement) and/or the applicable Lessee (as defined in the applicable Lease), if any, is a party relating to each of the Aircraft (as listed on Schedule 3.06 hereto) that remain in full force and effect as of the Contribution Date. Each such Operative Document is in full force and effect and has not been modified or amended.

          (b)       Each Trust Estate is free and clear of any Asset Encumbrance created or incurred, directly or indirectly, by the Contributor, and, to the knowledge of the Contributor, each Trust Estate is free and clear of any Asset Encumbrance.

          (c)       Each Trustee has good and marketable title to the applicable Aircraft in each case, free and clear of any Asset Encumbrance other than the Master Leasing Agreement dated as of November 13, 1995, by and among the applicable Trustee and PCI Air Management Partners, L.L.C., a Delaware limited liability company, any applicable sublease specified in an Assignment Document, and in the case of Aircraft bearing FAA Registration Nos. N164UA-and N165UA, the lien of the related Security Agreement (as defined in the applicable sublease).

          (d)       There is no obligation or covenant to be performed by the Contributor under any Trust Agreement or any other Operative Document and no obligation or covenant of the Contributor which has accrued, on or prior to the date hereof which has not been fully performed, and Contributor shall indemnify and hold harmless the Contributee from and against any claim, loss, liability or expense incurred by Contributee attributable to any such obligation or covenant which has not been so performed or which has so occurred.

          (e)       There are no defaults and no events which, with the giving of notice or lapse of time or both, would constitute a default by the Contributor under any Trust Agreement or any other Operative Document and to the knowledge of the Contributor, there are no material defaults and no events which, with the giving of notice or lapse of time or both, would constitute a default by any Trustee under any Trust Agreement or any other Operative Document to which any Trustee is a party.

          (f)       All rent due and owing as of any Additional Contribution Date under any lease of any Aircraft included in the Trust Estate for any Trust Agreement contributed to Contributee on any Additional Contribution Date for any period subsequent to the date for payment under such lease has not, and will not have, been collected for more than one (1) month in advance and payment thereof has not, and on such Additional Contribution Date will not have, been anticipated, waived, released, discounted, set off or otherwise discharged or compromised; no supplemental rent has, or on such Additional Contribution Date will have, been paid or is or on such Additional Contribution Date will be due and owing under any such lease; and as of November 30, 1995, the aggregate amount of basic rent scheduled to be due and owing under the three aircraft lease agreements directly or indirectly included in the Additional Assets as items 6, 9 and 10 on Part II of Schedule 1.01(c) attached hereto (which three lease agreements are not covered by a master lease) is $384,389.00.

          3.07     Solvency of Contributor. The Contributor was solvent immediately prior to the execution of this Agreement and will not, as a result of the transactions contemplated hereby, be rendered insolvent.

          3.08     Obligations of the Contributor. Other than as specifically set forth in the Trust Agreements and the other Operative Documents, the Contributor has no obligations, duties or liabilities under or with respect thereto.

          3.09     No Waiver. Except for consents to which the Contributee is a party and those listed on Schedule 3.09, the Contributor has not entered into or given any written waivers, consents, supplements, or modifications of the Trust Agreements or any other Operative Document and has not entered into or given any waivers or consents with respect to any of the Aircraft.

          3.10     \No Event of Loss. To the knowledge of the Contributor, neither an "Event of Loss" (as such term is defined in the applicable sublease) nor any event which with the passage of time would constitute such an Event of Loss has occurred with respect to the Aircraft covered by such sublease.

          3.11     No Broker. Except for fees payable to Bankers Trust Company, the Contributor is not obligated to pay, and has not retained any broker or finder or other person who is entitled to, any broker's or finder's fee or other commission based upon the consummation of the transactions contemplated by this Agreement, any other Operative Agreement or any other agreement contemplated thereby.

          3.12     AIMC Shares.

          (a)       The authorized capital stock of AIMC consists of 10,000 shares of common stock (the "AIMC Common Stock"), par value $1.00 per share, of which 5,000 shares are issued and outstanding, all of which are the AIMC Shares and are owned of record and beneficially by Contributor. The-AIMC Shares have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of AIMC Common Stock or of any other capital stock of AIMC or any securities convertible into, or other rights to acquire, any such shares of AIMC Common Stock or other capital stock of AIMC or (ii) relates to the voting or control of such AIMC Common Stock, capital stock, securities or rights. No person has any right to require AIMC to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act").

          (b)       AIMC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as presently conducted. AIMC is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease requires it to be so qualified. Attached hereto as Exhibit 3.12b) is a complete and correct copy of AIMC's certificate of incorporation, as amended to date, certified by the Secretary of the State of Delaware, and AIMC's bylaws, as currently in effect.

          (c)       The transfer of the AIMC Shares to Contributee pursuant to this Agreement will vest in Contributee legal and valid title to the AIMC Shares, free and clear of all Asset Encumbrances.

          (d)     Attached as Exhibit 3.12(d)(i) is a copy of the unaudited balance sheet and income statement of AIMC as of October 31, 1995, which fairly presents the financial position and accurately reflects the assets and liabilities of AIMC as of such date. AIMC has no subsidiaries. AIMC has valid legal and beneficial title to all of the shares of preferred stock set forth on Exhibit 3.12(d)(ii) attached hereto free and clear of all Asset Encumbrances. As of the date hereof, AIMC has net worth of at least $212,000,000.

          (e)     AIMC has no debts, obligations or liabilities of any kind or nature, either direct or indirect, absolute or contingent, matured or unmatured, known or unknown, including, without limitation, liabilities or obligations with respect to any federal, state, local and foreign income, franchise, excise, sales or use taxes.

          (f)     AIMC has complied in all material respects with all laws, statutes, rules, regulations, judgments, decrees and orders applicable to its business or operations including, without limitation, any of the above which relate to the environment.

ARTICLE 4.

SURVIVAL OF REPRESENTATIONS: INDEMNIFICATION.

          4.01     Survival. The representations and warranties of the Contributor contained in Article 3 hereof shall survive the Contribution Date and the delivery and acceptance of the Assignment Agreements.

     4.02     Transfer Taxes. The Contributor shall pay, or cause to be paid, all sales taxes, use taxes, transfer taxes, and recording fees (and any interest and penalties related thereto "Taxes"), imposed on or applicable to the transfers of the Assets by (i) Contributor to Contributee pursuant to this Agreement, except for Taxes attributable solely to the actions or inactions of Contributee, (ii) Contributee to RAMP Investments, L.L.C., except for Taxes attributable solely to the actions or inactions of RAMP Investments, L.L.C., or (iii) RAMP Investments, L.L.C. to PCI Air Management Partners, L.L.C., except for Taxes attributable solely to the actions or inactions of PCI Air Management Partners, L.L.C.

          4.03     Indemnification. Contributor shall indemnify and hold harmless the Contributee and PCI Air Management Partners, L.L.C. from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any of the Assignment Agreements or in any instrument or certificate delivered pursuant hereto.

ARTICLE 5.

MISCELLANEOUS PROVISIONS

          5.01     Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto and with the prior written consent of AM-BT Nevada, Inc. ("BT").

          5.02     Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver and consented to in writing by BT, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 5.02, with appropriate notice in accordance with Section 5.08 of this Agreement.

          5.03     Assignment. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of BT,. the parties hereto, their respective successors and permitted assigns. Any party may assign any of its rights hereunder, but no such assignment shall relieve it of its primary liability for its obligations hereunder. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than BT, the parties hereto, any successors and permitted assigns any rights, remedy or claim under or by reason of this Agreement or any provision herein contained.

          5.04     Expenses. In the event that the transactions contemplated by this Agreement are consummated, all fees and expenses (including all fees of counsel and accountants) incurred by any party in connection with the negotiation and execution of this Agreement and any Assignment Agreement shall be borne by the Contributor and BT. Any such fees and expenses not so authorized to be paid by the Contributor and BT shall be borne by the party who incurred them.

          5.05     Further Assurances. From time to time, at the request of the Contributor or BT and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as the Contributor or the Contributee may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Contributee and its successors and assigns good and marketable title to the Assets.

          5.06     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflicts of law doctrines). The Contributor and the Contributee each (i) irrevocably submits to the jurisdiction of any New York State court or federal court sitting in New York City in any action arising out of this Agreement or any Assignment Agreement or any instrument or document delivered hereunder or thereunder, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum, and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

          5.07     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

          5.08     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mall (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to the Contributor:

                    1575 Delucchi Lane
                    Suite 115
                    Reno, Nevada 89502
                    Attention: Contracts Administrator

          with a copy to:

                    Sierra Corporate Services
                    241 Ridge Street
                    Reno, Nevada
                    Attention: Contracts Administrator

          If to the Contributee:

                    1575 Delucchi Lane
                    Suite 115
                    Reno, Nevada 89502
                    Attention: Contracts Administrator

          with a copy to:

                    Sierra Corporate Services
                    241 Ridge Street
                    Reno, Nevada
                    Attention: Contracts Administrator

          and a copy to:

                    AM-BT Nevada, Inc.
                    c/o Lionel Sawyer & Collins
                    1700 Bank of America Plaza
                    300 South Fourth Street
                    Las Vegas, Nevada 89101

          5.09     Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          5.10     Entire Agreement. This Agreement, including the exhibits, schedules, other documents and instruments referred to herein, together with the Assignment Agreements, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          5.11     Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          5.12     Schedules. All Schedules attached hereto are hereby incorporated herein and made a part hereof as if set forth in full herein.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AMP FUNDING, L.L.C.

     By:  ___________________________
     Title:  __________________________

RAMP INVESTMENTS, L.L.C.

By:     PCI AIR MANAGEMENT CORPORATION,
           as Manager

     By:  ___________________________
     Title:  __________________________

SCHEDULE 1.01(a)

          1.     Trust Agreement (N31030) dated as of November 7, 1995 between Potomac Capital Investment Corporation ("PCIC"), as Owner Participant, and Wilmington Trust Company, a Delaware banking corporation ("WTC"), as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N31030), dated as of November 13, 1995, between WTC and PCIC.

          2.     Trust Agreement (N81026) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N81026), dated as of November 13, 1995, between WTC and PCIC.

          3.     Trust Agreement (N81025) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N81025), dated as of November 13, 1995, between WTC and PCIC.

          4.     Trust Agreement (N81028) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N81028), dated as of November 13, 1995, between WTC and PCIC.

          5.     Trust Agreement (N511P) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N511P), dated as of November 13, 1995, between WTC and PCIC.

SCHEDULE 1.01(b)

          1.     Trust Agreement (N81027), dated as of November _, 1995, between Wilmington Trust Company ("WTC"), as Owner Trustee, and Potomac Capital Investment Corporation ("PCIC"), as supplemented by the Supplement to Trust Agreement No. 1 (N81027), dated as of November _, 1995, between WTC, as Owner Trustee, and PCIC.

          2.     Trust Agreement (SE-DPP), dated as of November _, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (SE-DPP), dated as of November _, 1995, between WTC and PCIC.

          3.     Trust Agreement (SE-DPX), dated as of November _, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (SE-DPX), dated as of November _, 1995, between WTC and PCIC.

          4.     Trust Agreement (N76073), dated as of November _ , 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (N76073), dated as of November _, 1995, between WTC and PCIC.

          5.     Trust Agreement (N14063), dated as of November , 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (14063), dated as of November _, 1995, between WTC and PCIC.

          6.     Trust Agreement (N68065), dated as of November _, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (N68065), dated as of November _, 1995, between WTC, as Owner Trustee, and PCIC.

          7.     Trust Agreement (N19072), dated as of November 13, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (N19072), dated as of November _, 1995, between WTC, as Owner Trustee, and PCIC.

          8.     Trust Agreement (N164UA) dated as of June 28, 1991, between First Security Bank of Utah, N.A. ("First Security Bank"), as Owner Trustee, and PCIC, as amended by the Trust Amendment No. 1 dated as of December 16, 1991, as supplemented by the Supplement No. 1 to Trust Agreement dated as of July 1, 1991, as supplemented by the Supplement No. 2 to Trust Agreement dated as of July 1, 1991, and as supplemented by the Supplement No. 3 to Trust Agreement dated as of July 23, 1991.

          9.     Trust Agreement (N165UA) dated as of July 26, 1991, between First Security Bank, as Owner Trustee, and PCIC, as amended by the Trust Agreement Amendment No. 1 dated as of July 26, 1991; as amended by the Trust Agreement Amendment No. 2 dated as of July 15, 1992, as supplemented by the Supplement No. 1 to Trust Agreement dated as of July 26, 1991, as supplemented by the Supplement No. 2 to Trust Agreement dated as of July 26, 1991, as supplemented by the Trust Agreement No. 3 dated as of August 16, 1991, and as supplemented by the Supplement No. 4 to Trust Agreement dated as of August 16, 1991.

          10.     Trust Agreement (N83870) dated as of August 15, 1988, between First Security Bank, as Owner Trustee, and Pegasus Capital Corporation, as amended by the Trust Agreement Amendment No. 1 dated as of July 23, 1989.

          11.     Trust Agreement (N78019) dated as of March 26, 1990, between WTC, as Owner Trustee, and PCIC, as supplemented by the Trust Agreement Supplement No. 1 dated as of June 1, 1990, as supplemented by the Trust Agreement Supplement No. 2 dated as of July 30, 1990, and as supplemented by the Trust Agreement Supplement No. 3 dated as of August 30, 1990.

          12.     Trust Agreement (N490US) dated as of March 1, 1984, between First Security Bank, as Owner Trustee, and Suburban Bank.

          13.     Trust Agreement (N493US) dated as of April 1, 1984, between First Security Bank, as Owner Trustee, and Suburban Bank.

          14.     Trust Agreement (TF-ABZ), dated as of November _ , 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (TF-ABZ), dated as of November _, 1995, between WTC and PCIC.

SCHEDULE 1.01(c)

Part I
Original Aircraft Assignment and Assumption Agreements

          1.     Assignment and Assumption Agreement No. 2 (N31030), dated as of November 13, 1995, AMP Funding, L.L.C. ("AMP Funding") and RAMP Investments, L.L.C. ("AMP Investments").

          2.     Assignment and Assumption Agreement No. 2 (N81026), dated as of November 13, 1995, AMP Funding and AMP Investments.

          3.     Assignment and Assumption Agreement No. 2 (N81025), dated as of November 13, 1995, AMP Funding and AMP Investments.

          4.     Assignment and Assumption Agreement No. 2 (N81028), dated as of November 13, 1995, AMP Funding and AMP Investments.

          5.     Assignment and Assumption Agreement No. 2 (N511P), dated as of November 13, 1995, AMP Funding and AMP Investments.

Part II
Additional Aircraft Assignment and Assumption Agreements

          1.     Assignment and Assumption Agreement No. 3-(N81027), dated as of November _, 1995, between AMP Funding and AMP Investments.

          2.     Assignment and Assumption Agreement No. 3 (SE-DPP), dated as of November _, 1995, between AMP Funding and AMP Investments.

          3.     Assignment and Assumption Agreement No. 3 (SE-DPX), dated as of November _, 1995, between AMP Funding and AMP Investments.

          4.     Assignment and Assumption Agreement No. 3 (N76073), dated as of November _, 1995, between AMP Funding and AMP Investments.

          5.     Assignment and Assumption Agreement No. 3 (N14063), dated as of November _, 1995, between AMP Funding and AMP Investments.

          6.     Assignment and Assumption Agreement No. 3 (N68065), dated as of November _, 1995, between AMP Funding and AMP Investments.

          7.     Assignment and Assumption Agreement No. 3 (N19072), dated as of November _, 1995, between AMP Funding and AMP Investments.

          8.     Assignment and Assumption Agreement No. 2 (N164UA), dated as of November _, 1995, between AMP Funding and AMP Investments.

          9.     Assignment and Assumption Agreement No. 2 (N165UA), dated as of November _, 1995, between AMP Funding and AMP Investments.

          10.     Assignment and Assumption Agreement No. 2 (N83870), dated as of November _, 1995, between AMP Funding and AMP Investments.

          11.     Assignment and Assumption Agreement No. 2 (N78019), dated as of November _, 1995, between AMP Funding and AMP Investments.

          12.     Assignment and Assumption Agreement No. 2 (N490US), dated as of November _, 1995, between AMP Funding and AMP Investments.

          13.     Assignment and Assumption Agreement No. 2 (N493US), dated as of November _, 1995, between AMP Funding and AMP Investments.

          14.     Assignment and Assumption Agreement No. 2 (TF-ABZ), dated as of November _, 1995, between AMP Funding and AMP Investments.

SCHEDULE 1.01(d)
YEAR	TAIL #	TYPE	SN#	LESSEE
1993	N611IFE	MD-11F	48604	Federal Express
1984	PH-BUV	B747-306 Combi	23137	undivided interest-KLM
1986	N521US	B757-251	23209	Northwest Airlines
1985	N122KH	B747-312	23033	Singapore Airlines
Various	N/A	11 Aircraft Engines	Various	ELF Engines
1987	N/A	2 CFM56-3-B2 Engines	Various	America West
1976	N506MC	B747-2D3BF	21252	Atlas Air
1979	N13983	A300	092	N/A

SCHEDULE 3.06 Original Aircraft
Tail No.	Aircraft Type	Airframe Serial Number	Engine Model No.	Engine Serial Number
N31030	L1011-100	1111	RB211-22B	10431 10075 10480
N81026	L1011-100	1104	RB211-22B	10085 10139 10487
N81025	L1011-100	1098	RB211-22B	10432 10434 10202
N81028	L1011-100	1108	RB211-22B	10086 10491 10340
N511P	B747-212B	21162	JT9D-7J	685725 689573 689569 689452
Additional Aircraft
Tail No.	Aircraft Type	Airframe Serial Number	Engine Model No.	Engine Serial Number
N81027	L1011-50	1107	RB211-22B	10107 10161 10339
SE-DPP	L1011-50	1072	RB211-22B	10484 10094 10112
SE-DPX	L1011-50	1091	RB211-22B	10068 10433 10196
N76073	DC10-30	46940	CF6-50C2	517474 455938 517523
N14063	DC10-30	47864	CF6-50C2	455953 455855 517670
N68065	DC10-30	46590	CF6-50C2	517626 517820 517833
N19072	DC10-30	46576	CF6-50C2	455431 517122 517398
N164UA	B747-238B	21657	JT9D-7J	P689504 P689617 P689609 P689528
N165UA	B747-238B	21658	JT9D-7J	P689616 P689619 P689610 P689608
N83870	MD-82	48056	JT8D-217	P708411D P708412D
N78019	B747-238B	20527	JT9D-7A	662347 662358 662892 662367 662202 662382
N490US	F-28-4000	11152	555-15	9605 9613 9621
N493US	F-28-4000	11161	555-15	9604 9679
TF-ABZ	B747-212B	21316	JT9D-7J	662995 662440 662748 685708

Schedule 3.09

Continental Airlines, Inc., DC10-30, N76073, S/N 46940:

          Lease Agreement [073] dated as of March 30, 1993, between PCI and Continental Airlines, as amended by that Lease Amendment No. 1, dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995, and as supplemented by that Lease Supplement No. 1 dated as of March 30, 1993;

          Participation Agreement dated as of March 30, 1993, between PCI and Continental Airlines, as amended by that Aircraft Purchase Agreement and Participation Agreement Amendment No. 1 dated as of June 30, 1995.

Continental Airlines. Inc.. DC10-30, N14063. S/N 47864:

          Aircraft Purchase Agreement dated as of February 15, 1990, between Continental Airlines and PCI, as amended by that Aircraft Purchase Agreement and Participation Agreement Amendment No. 1 dated as of June 30, 1995;

          Lease Agreement dated as of February 15, 1990, between-PCI and Continental Airlines, as amended by that Lease Amendment No. 1 dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995, and as supplemented by that Lease Supplement No. 1, dated as of February 28, 1990;

          Tax Indemnity Agreement dated as of February 15, 1990, between Continental Airlines and PCI.

Continental Airlines. Inc.. DC10-30, N19072, S/N 46576:

          Aircraft Purchase Agreement dated as of February 15, 1990, between Continental Airlines and PCI, as amended by that Aircraft Purchase Agreement Participation Agreement Amendment No. 1 dated as of June 30, 1995;

          Lease Agreement dated as of February 15, 1990, between PCI and Continental Airlines, as supplemented by that Lease Supplement No. 1, dated as of February 28, 1990, and as amended by that Lease Amendment No. 1 dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995;

          Tax Indemnity Agreement dated as of February 15, 1990, between Continental Airlines and PCI.

Continental Airlines. Inc.. DC10-30, N68065, S/N 46590:

          Lease Agreement dated as of May 15, 1987, between PCI and Continental Airlines, Inc., as amended by that First Amendment to Lease Agreement dated as of January 15, 1989, and by that Lease Amendment No. 2, dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995, and as supplemented by that Lease Supplement No. 1 dated as of May 22, 1987;

          Tax Indemnity Agreement dated as of May 15, 1987, between Continental Airlines and PCI.

Continental Airlines. Inc.. MD-82. N83870. S/N 48056:

          Trust Agreement dated as of August 15, 1988, between Pegasus Capital Corporation and the First Security Bank of Utah, National Association, as amended by that certain Trust Agreement Amendment No. 1 dated as of July 28, 1989;

          Aircraft Purchase Agreement dated as of August 15, 1988, among New York Airlines, Inc., the Trustee, Pegasus Capital Corporation, and Continental Airlines;

          Lease Agreement dated as of August 15, 1988, between the Trustee and Continental Airlines, as amended by that certain Amendment No. 1 to Lease Agreement dated as of July 28, 1989, and as supplemented by that Lease Supplement No. 1 dated as of September 21, 1988;

          Assignment and Purchase Agreement dated as of July 14, 1989, between Pegasus Capital Corporation and PCI;

          Assignment of Beneficial Interest dated as of July 28, 1989, between Pegasus Capital Corporation and PCI;

          Tax Indemnity Agreement dated as of July 28, 1989, between. Continental Airlines and PCI.

Continental Micronesia. Inc.. B747-238B. N78019. S/N 20527:

          Trust Agreement dated as of March 26, 1990, between PCI and Trustee, as supplemented by that Trust Agreement Supplement No. 1 dated as of June 1, 1990, as supplemented by that Trust Agreement Supplement No. 2, dated as of July 30, 1990, as supplemented by that Trust Agreement Supplement No. 3 dated August 30, 1990;

          Agreement to Lease dated as of March 26, 1990, between PCI, the Trustee and Continental Airlines, Inc.;

          Lease Agreement dated March 26, 1990, between the Trustee and Continental Airlines, as amended by that Lease Amendment No..1 dated as of June 30, 1995 and by that Amendment No. 1 to Lease dated as of November 1, 1990, and as supplemented by that Lease Supplement No. 1 dated as of June 1, 1990, by that Lease Supplement No. 2 dated as of July 30, 1990, and by that Lease Supplement No. 3 dated as of August 30, 1990;

          Tax Indemnity Agreement dated as of March 26, 1990, between Continental Airlines and PCI;

          Aircraft Lease Assignment and Assumption Agreement dated as of April 27, 1993, between Continental Airlines and Continental Micronesia, Inc.;

          Sublease Agreement dated as of April 27, 1993, between Continental Micronesia and Continental Airlines.

Trans World Airlines. Inc., L1011-50. N81027. S/N 1107:

          Aircraft Lease Agreement (N81027) dated as of February 1, 1995, between PCI and Trans World Airlines, as supplemented by that Lease Supplement No. 1, dated as of February 6, 1995, and as amended by that Amendment No. 1 to Aircraft Lease Agreement dated as of October 19, 1995.

International Nederlanden Aviation Lease B.V. ("ING""), L1011-50.SE-DPX. S/N 1091:

          Aircraft Lease Agreement 1091 dated as of April 27, 1994, between PCI and ING, as supplemented by that Lease Supplement No. 1 dated as of April 28, 1994.

Internationale Nederlanden Aviation Lease B.V. ("ING"). L1011-50. SE-DPP. S/N 1072:

          Aircraft Lease Agreement 1072 dated as of June 9, 1994, between PCI and ING, as supplemented by that Lease Supplement No. 1 dated as of June 9, 1994.

United Air Lines. Inc.. B747-238B. N164UA. S/N 21657:

          Trust Agreement dated as of June 28, 1991, between PCI and First Security Bank of Utah, National Association, as amended by that Trust Agreement Amendment No. 1 dated as of December 16, 1991, and as supplemented by that Supplement No. 1 to Trust Agreement dated as of July 1, 1991, by that Supplement No. 2 to Trust Agreement dated as of July 1, 1991, and by that Supplement No. 3 to Trust Agreement dated as of July 23, 1991;

          Participation Agreement dated as of December 1, 1990, between United Air Lines, Inc. and PCI;

          Tax Indemnity Agreement dated as of July 23, 1991, between United Air Lines and Barclays Leasing, Inc., as supplemented by that UAL Agreement dated as of July 1, 19-91 among United Air Lines, Barclays, PCI and the Trustee, and as assigned to PCI by that Assignment and Assumption Agreement Potomac [N164UA] between PCI and Barclays dated as of December 31, 1991;

          First Amended and Restated Lease Agreement dated as of December 1, 1991, between the Trustee and United Air Lines;

          Credit Agreement dated as of December 16, 1991, among the Trustee, PCI, The Bank of New York, as Agent, and The Bank of New York and Swiss Bank Corporation, New York Branch, as Lenders, as amended by that Amendment No. 1 to Credit Agreement dated as of March 17, 1992;

          Security Agreement dated as of December 16, 1991, between The Bank of New York, as Agent, and the Trustee, as amended by that Amendment No. 1 to Security Agreement dated as of March 17, 1992, and as supplemented by that Security Agreement Supplement No. 1 dated as of December 31, 1991 and Security Agreement Supplement No. 2 dated as of July 23, 1991;

          SBC Assignment and Assumption Agreement dated as of March 17, 1992, between Swiss Bank Corporation, New York Branch, and The Bank of New York;

          NCC Assignment and Assumption Agreement dated as of April 21, 1992, between The Bank of New York and National Canada Corporation;

          UBK Assignment and Assumption Agreement dated as of April 21, 1992, between The Bank of New York and The United Bank of Kuwait PLC.

United Air Lines, Inc.. B747-238B. N165UA. S/N 21658:.

          Participation Agreement dated as of December 1, 1990, between United Air Lines, Inc. and PCI;

          Trust Agreement dated as of July 26, 1991, between PCI and the First Security Bank of Utah, National Association, as amended by that Trust Agreement Amendment No. 1 dated as of July 26, 1991, and by that Trust Agreement Amendment No. 2 dated as of July 15, 1992, and as supplemented by that Supplement No. 1 to Trust Agreement dated as of July 26, 1991, by that Supplement No. 2 to Trust Agreement dated as of July 26, 1991, by that Supplement No. 3 to Trust Agreement dated as of August 16, 1991, and by that Supplement No. 4 to Trust Agreement dated as of August 19, 1991;

          Lease Agreement dated as of August 19, 1991, between Trustee, as Lessor, and United Air Lines, as Lessee, as supplemented by the Lease Supplement No. 1, dated as of August 19, 1991;

          Tax Indemnity Agreement dated as of August 19, 1991, between United Air Lines and Barclays Leasing, Inc., as supplemented by that UAL Agreement dated as of July 1, 1991 among United Air Lines, Barclays, PCI and the Trustee, and as assigned to PCI by that Assignment and Assumption Agreement Potomac [N165UA] between PCI and Barclays dated as of December 31, 1991;

          Credit Agreement dated as of July 15, 1992, among the Trustee, PCI, The Nippon Credit Bank, Ltd., Los Angeles Agency, as Agent, and The Nippon Credit Bank and Den Norske Bank, as Lenders;

          Amended and Restated Security Agreement dated as of July 15, 1992, between The Nippon Credit Bank as Agent, and the Trustee, as supplemented by that certain Security Agreement Supplement.No. 1 dated as of July 15, 1992.

USAir. Inc.. F28-4000, N490US. S/N 11152:

          Trust Agreement dated as of March 1, 1984 between Suburban Bank and First Security Bank of Utah, National Association;

          Participation Agreement dated as of March 1, 1984 among Trustee, Suburban Bank, C.I.T. Corporation and Empire Airlines, Inc.;

          Release dated as of December 31, 1987 by C.I.T./Equipment Financing, Inc.;

          Aircraft Lease dated as of March 1, 1984 between Trustee and Empire Airlines, Inc., as supplemented by that Lease Supplement No. 1 dated.as of March 1, 1984;

          Purchase Agreement dated as of December 30, 1987 between Sovran Bank/Maryland, as successor in interest to Suburban Bank, and PCI.

USAir. Inc.. F28-4000. N493US. S/N 11161:

          Trust Agreement dated as of April 1, 1984 between Suburban Bank and First Security Bank of Utah, National Association;

          Participation Agreement dated as of April 1, 1984 among Trustee, Suburban Bank, C.I.T. Corporation and Empire Airlines, Inc.;

          Release dated as of December 31, 1987 by C.I.T. Group/ Equipment Financing, Inc.;

          Aircraft Lease dated as of April 1, 1984 between Trustee and Empire Airlines, Inc., as supplemented by that Lease Supplement No. 1 dated as of April 1, 1984 and that Lease Supplement No. 2 dated as of April 27, 1995;

          Purchase Agreement dated as of December 30, 1987 between Sovran Bank/Maryland, as successor in interest to Suburban Bank, and PCI.

STATE OF OELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/10/1994 940105092 - 2115369

Exhibit 3.11(b)

RESTATED CERTIFICATE OF INCORPORTION

OF

AIRCRAFT INTERNATIONAL MANGEMENT COMPANY

          Aircraft International Management Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1.     The name of the corporation is Aircraft International Management Company. Aircraft International-Management Company was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary. of State of the State of Delaware on January 20, 1987.

          2..     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of this corporation.

          3.     The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                    1.     The name of the corporation is:

                              Aircraft International Management Company

                    2.     The address of its registered office in the State of Delaware is 1105 N. Market Street, Suite 1300, P.O. Box 8985, New castle County, Wilmington, Delaware 19899. The name of its registered agent at such address is Delaware Corporate Management, Inc.

                    3.     The nature of the business or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                    4.     The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) all of which shall be shares of common stock each with a par value of One Dollar ($1) per share.

                    5.     The corporation is to have perpetual existence.

                    6.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                              To make, alter or repeal the By-Laws of the corporation.

                    7.     Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

     Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books-of the corporation may be kept (subject to any provision contained in the statutes) outside the state of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                    8.     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                    9.     No director shall be personally liable to the corporation or the stockholders for monetary damages for breach of fiduciary duty as a director except

                              (i)     for any breach of his duty of loyalty to the corporation or the stockholders;

                              (ii)    for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                              (iii)   for the unlawful payment of dividends or unlawful stock repurchases (as to which a negligence standard will apply); or

                              (iv)   for any transaction from which the director derived an improper personal benefit.

          IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the corporation this 6th day of December, 1993.

ATTEST: /s/ WM. SHAPIRO Secretary	AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY By: /s/ PAUL F. NAUGHTON President

EXHIBIT 3.12{d)(i) PCI Trial Balance As of 11/01/95
				CURRENT PERIOD
ACCOUNT	SUB	DESCRIPTION	BEGINNING BALANCE	DEBIT	CREDIT	ENDING BALANCE
113000	08	Federal Income Tax Receivabl	-624.00	624.00	0.00	0.00
114002	08	Accounts Receivable - PCI	2,062,174.51	0.00	2 ,062,174.51	0.00
183000	08	Deferred Federal Inc. Tax Rec	89,100.00	0.00	89,100.00	0.00
191004	08	ST Notes Receivable from PCI	4,947.00	0.00	4,947.00	0.00
193000	08	Investment in Preferred Stocks	0.00	212,307,137.00	0.00	212,307,137.00
**Total Assets			2,155,597.51	212,307,761.00	2,156,221.51	212,307,137.00
201002	08	Accounts Payable - PCI	311,307.27	311,307.27	0.00	0.00
254000	08	Deferred FIT Payable - Other	-2,491.00	0.00	2,491.00	0.00
254006	08	DEFERRED F.I.T. - AMT	-162.00	0.00	162.00	0.00
271000	08	Common Stock	10,000.00	0.00	0.00	10,000.00
272000	08	Additional Paid-in Capital	190,000.00	0.00	210,460,193.76	210,650,193.76
274000	08	Retained Earnings	1,647,648.39	0.00	0.00	1,647,648.39
275000	08	YTD Net Income	-705.15	0.00	0.00	-705.15
**Total Liabilities			2,155,597.51	311,307.27	210,462,846.76	212,307,137.00
641000	08	Franchise Tax	130.15	0.00	0.00	130.15
651000	08	Misc. Expense	784.00	0.00	0.00	784.00
999200	08	FIT - Current - Other	-209.00	0.00	0.00	-209.00
**Total Income and Expense			-705.15	0.00	0.00	-705.15

Exhibit 3.12(d)(ii) Aircraft International Management Corporation (AIMC) Preferred Stock Portfolio
Company	Number of Shares	Par Value Per Share	Face Amount	Market Value
Puget Sound	160,000	100	16,000,000	16,800,000
Duke Power	20,000	100	2,000,000	2,125,000
Duke Power	30,000	100	3,000,000	3,217,500
Duke Power	47,000	100	4,700,000	4,888,000
Duke Power	118,350	100	11,835,000	12,781,800
Louisville Gas & Electric	43,100	100	4,310,000	4,396,200
Public Service Gas & Electric	77,500	100	7,750,000	7,711,250
Consolidated Edison	62,500	100	6,250,000	6,500,000
Consolidated Edison	89,000	100	8,900,000	9,256,000
Florida Power & Light	29,080	100	2,908,000	2,973,430
Ford Holdings Inc. Series B	252	100,000	25,200,000	24,822,000
Ford Holdings Series G	228	100,000	22,800,000	22,971,000
Ford Series N	30	100,000	3,000,000	3,120,000
Interstate Power	103,000	50	5,150,000	5,072,750
Southern Cal Edison	49,450	100	4,945,000	5,142,800
Southern Cal Edison	22,000	100	2,200,000	2,354,000
Pacific Gas & Electric	585,900	25	14,647,500	14,793,975
Pacific Gas & Electric	142,000	25	3,550,000	3,621,000
Virginia Electric Power	130,000	100	13,000,000	13,650,000
Appalachian Power	91,400	100	9,140,000	9,083,332
Appalachian Power	100,000	100	10,000,000	10,650,000
New York Slate Electric & Gas	280,000	25	7,000,000	7,350,000
New York State Electric & Gas	67,100	100	6,710,000	6,777,100
Ohio Power Company	122,500	100	12,250,000	12,250,000
TOTAL				212,307,137

EXECUTION COPY

FUNDING AGREEMENT

          This Funding Agreement ("Agreement"), dated as of November 13, 1995, is made by and between AMP Funding, L.L.C. ("AMP"), a Delaware limited liability company and Potomac Capital Investment Corporation ("PCI"), a Delaware corporation.

W I T N E S S E T H

          WHEREAS, PCI is a member of AMP; and

          WHEREAS, PCI and AMP have determined that in order to further capitalize its operations, AMP may, from time to time, require additional capital contributions from PCI; and

          WHEREAS, PCI has agreed to provide such capital by purchasing from time to time, all or part of the Class B Preferred Shares of AMP (the "Shares") on the terms provided in this Agreement; and

          WHEREAS, AMP and PCI desire to set forth the terms applicable to such sale and purchase.

AGREEMENT

          NOW, THEREFORE, for the mutual consideration set forth herein, the adequacy of which is hereby acknowledged, PCI and AMP, intending to be legally bound, hereby agree as follows:

ARTICLE I

AGREEMENT TO PURCHASE SHARES

          SECTION 1. 01. Purchase of Shares. During the term of this Agreement PCI agrees to purchase from AMP, from time to time, Shares for a purchase price per share of $2,000,000 in an aggregate amount not to exceed 10 Shares. PCI intends that its agreement to purchase Shares shall create an irrevocable obligation for it to purchase Shares upon the request of AMP in accordance with the provisions of this Agreement. In furtherance of the foregoing, PCI acknowledges that AMP shall have sole discretion regarding the decision of when and whether to sell any or all of the Shares.

ARTICLE II

PURCHASE OF SHARES

          SECTION 2.01. Offer Notice. At any time that AMP determines to exercise its rights under this Agreement to sell all or part of the Shares to PCI, AMP shall deliver notice of such decision (the "Offer Notice") by messenger, express mail or telecopier, return receipt requested, to PCI. The Offer Notice shall be written and shall include the number of Shares to be acquired by PCI and payment instructions. The date of the Offer Notice shall be the date on which such Offer Notice has been sent to PCI (the "Notice Date").

          SECTION 2.02. Closing. The closing of the purchase by PCI of the Shares that are the subject of the Offer Notice (the "Offered Shares") shall be held within thirty (30) days after the Notice Date, at the main offices of AMP, or such other location as the parties may agree. At the closing, PCI shall pay to AMP the full purchase price for the Offered Shares, by means of a wire transfer, and AMP shall deliver to PCI certificates representing all of the Offered Shares, duly endorsed in blank for transfer or with duly executed blank stock powers attached, together with such other documents as may be reasonably necessary or desirable, in the opinion of counsel for PCI, to effectuate the transfer to PCI of the Shares being purchased.

ARTICLE III

REPRESENTATION OF AMP

          SECTION 3.01. The Shares. AMP represents and warrants that, as of the date that any of the Offered Shares are sold to PCI, all such Shares will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issuance thereof.

ARTICLE IV

MISCELLANEOUS

          SECTION 4.01. Term. This Agreement shall remain in full force and effect until such time as PCI holds legal or beneficial title to less than two of the outstanding Common Shares of AMP.

          SECTION 4.02. Specific Performance. PCI acknowledges that money damages would not be a sufficient remedy for any breach of its obligation to purchase the Shares and that irreparable harm would result if its obligations were not specifically enforced. Therefore, if PCI intentionally fails to take any action required to be taken by it under the terms of this Agreement, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. AMP's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

          SECTION 4.03. Notices. All notices, requests, demands, consents, approvals, agreements, or other communications to or by a party to this Agreement shall (i) be in writing addressed to the authorized address of the recipient set out in this Section 4.03 or to such other address as it may have notified the sender, (ii) be signed by an authorized officer of the sender, and (iii) be delivered in person or sent by registered or certified mail return receipt requested or by facsimile transmission and be deemed to be duly given or made (A) in the case of delivery in person, when delivered to the recipient at such address or (B) in the case of facsimile transmission, when received in legible form by the recipient at such address and when the recipient has been requested to acknowledge receipt of the entire facsimile transmission, upon the sending and receiving of the acknowledgment of receipt (which acknowledgment the recipient will promptly give);

but if such delivery or dispatch is later than 5:00 pm local time on a day on which business is generally carried on in the place to which such communication is sent or occurs on a day on which business is not generally carried on in the place to which such communication is sent, it will be deemed to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

          Notices to AMP may be sent to:

                    1575 Delucchi Lane
                    Suite 115
                    Reno, Nevada 89502

          Notices to PCI may be sent to

                    900 19th Street, N.W.
                    Suite 600
                    Washington, D.C. 20006-2109

          SECTION 4. 04. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party hereto waives any provision of law which renders any provision of this Agreement invalid, illegal, or unenforceable in any respect, unless material to the purpose of this Agreement.

          SECTION 4.05. Captions. The captions in this Agreement are for convenience only, do not form a part hereof, and do not in any way modify, interpret, or construe the intentions of the parties hereto.

          SECTION 4.06. Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

          SECTION 4.07. Choice of Forum. Any judicial proceeding brought against any of the parties hereto with respect to this Agreement shall be brought in any court of competent jurisdiction in the State of Delaware, regardless of where such party may be located at the time of such proceeding, and by execution and delivery of this Agreement, each of the parties to this Agreement hereby consents to the exclusive jurisdiction of any such court and waives any defense or opposition to such jurisdiction.

          SECTION 4.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

POTOMAC CAPITAL INVESTMENT CORPORATION By: _____________________________ Name: Title:
AMP FUNDING, L.L.C. By: _____________________________ Name: Title:

EXHIBIT E

FORM OF
GUARANTY OF OBLIGATIONS

          GUARANTY OF OBLIGATIONS dated as of November 13, 1995 (this "Guaranty") by AMP Funding, L.L.C., a Delaware limited liability company ("Guarantor"), in favor of Potomac Capital Joint Leasing Corporation, a Delaware corporation ("PCJL").

PRELIMINARY STATEMENT

          Guarantor is a member of RAMP Investments, L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Company"). Heretofore, Guarantor, as assignee of Potomac Capital Investment Corporation, a Delaware corporation ("PCI"), entered into a certain Assignment and Assumption Agreement dated the date hereof assuming all obligations of PCI under a certain promissory note dated October 18, 1995, in the amount of $233,000,000.00 payable to PCJL (the "Note"). Concurrently herewith, Guarantor is entering into an Assignment and Assumption Agreement dated as of the date hereof with the Company (the "Assumption Agreement") whereby the Company shall assume all obligations of Guarantor under the Note.

          NOW, THEREFORE, in consideration of the premises, Guarantor hereby agrees as follows:

          Section 1.     Guaranty. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Company now or hereafter existing under the Assumption Agreement and the Note, whether for principal, interest, fees, expenses or otherwise (such obligations being the "Obligations"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by PCJL in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Company under the Assumption Agreement and the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

          Section 2.     Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Assumption Agreement and the Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of PCJL with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

          (i)     any lack of validity or enforceability of the Assumption Agreement, the Note or any other agreement or instrument relating thereto;

          (ii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Assumption Agreement or the Note;

          (iii)   any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

          (iv)   any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Company;

          (v)     any change, restructuring or termination of the corporate structure or existence of the Company; or

          (vi)     any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by PCJL upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

          Section 3.     Guarantor's Waiver; Remedies; No Subrogation. Guarantor hereby waives to the extent permitted by law: (a) notice of acceptance of this Guaranty, the Assumption Agreement or the Note; (b) promptness, diligence, presentment and demand for payment; (c) protest and notice of dishonor or of default; (d) any right, defense or other benefit it may have with respect to this Guaranty (including, without limitation, any right to terminate, or to assert any defense to its obligations under this Guaranty) arising under the Bankruptcy Code of the United States as at any time amended, or under any successor thereto; and (e) any other circumstance which might otherwise constitute a defense available to it (other than a defense of failure to mitigate damages) or a discharge of it. No failure on the part of PCJL to exercise, and no delay in exercising, any rights hereunder or under the Assumption Agreement or the Note shall operate as a waiver thereof, nor shall any such delay or any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by PCJL, Guarantor shall not be entitled to be subrogated to any of the rights of PCJL against the Company or any collateral security or guarantee or right of offset held by PCJL for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any reimbursement from the Company in respect of payments made by Guarantor hereunder, until all amounts owing to PCJL by the Company on account of the Obligations are paid and performed in full.

          Section 4.     Continuing Guaranty. This Guaranty is a present and continuing guaranty of payment and not of collection and is not conditional or contingent upon any attempt to collect from the Company or any other person. Guarantor waives any right, as a condition to the enforcement of this Guaranty, that any action or other proceeding be brought against the Company or that any remedy be exercised against the Company.

          Section 5.      Representations and Warranties. Guarantor represents and warrants to PCJL that as of the date hereof.

          (a)     Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to own its property and assets, carry on its business as it is now conducted and to enter into and perform its obligations under this Guaranty.

          (b)     This Guaranty has been duly authorized by all necessary corporate action on the part of Guarantor and has been duly executed and delivered by Guarantor, and the execution, delivery and performance of this Guaranty by Guarantor do not (i) require any approval of the stockholders of Guarantor or any approval or consent of any trustee or holder of any indebtedness or obligation of Guarantor, (ii) contravene any applicable law regulation, judgment, order or contractual restriction applicable to or binding on Guarantor, or (iii) contravene or result in any breach of or constitute any default under, or result in the creation or imposition of any lien upon the Aircraft under Guarantor's charter or by-laws or any indenture, mortgage, loan agreement, lease or other agreement or instrument to which Guarantor is a party or by which Guarantor or any of its properties is bound.

          (c)     This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms hereof, except as enforceability-may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (d)     There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before or by any federal, state, municipal, foreign or other governmental authority, agency, instrumentality or court that, if determined adversely to Guarantor, would materially adversely affect the ability of Guarantor to perform its obligations under this Guaranty.

          Section 6.     Rights and Powers. PCJL may proceed, either in its own name or otherwise, to protect and enforce any or all of its rights under this Guaranty in equity, at law or by other appropriate proceedings.

          Section 7.     Modification of Guaranty. No modification, amendment or waiver of any provision of, or any consent required by, this Guaranty, nor any consent to any departure by Guarantor therefor, shall in any event be effective unless the same shall be in writing and signed by Guarantor and PCJL.

          Section 8.     Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of Guarantor (it being understood that Guarantor shall not be entitled to assign its obligations under this Guaranty) and all covenants and agreements by or on behalf of Guarantor that are contained in this Guaranty shall inure to the benefit of the successors and assigns of PCJL.

          Section 9.     Scope and Termination. This Guaranty constitutes the entire agreement of Guarantor and supersedes all prior written and oral agreements and understandings with respect to the subject matter hereof between Guarantor (in such capacity) and PCJL. Guarantor's obligations under this Guaranty shall continue in full force and effect until the date on which all of the Obligations have been paid in full.

          Section 10.     Notices. All notices and other communications to Guarantor shall be in writing and addressed to it at 1575 Delucchi Lane, Suite 115, Reno, Nevada 89502 Attention: Contracts Administrator, or at such other address as Guarantor may from time to time provide by notice. Communications to PCJL shall be in writing and addressed to it at 1105 North Market Street, Suite 1300, P.O. Box 8985, Wilmington, DE 17879.

          Section 11.     GOVERNING LAW. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          Section 12.     Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by an officer thereunto duly authorized as of the day and year first above written.

AMP FUNDING, L.L.C. By: ___________________________ Name: Title:

EXHIBIT F

FORM OF
ASSIGNMENT AND
ASSUMPTION AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of November 13, 1995, is being made, executed and delivered by and among POTOMAC CAPITAL INVESTMENT CORPORATION, a Delaware corporation ("Assignor"), AMP FUNDING, L.L.C, a Delaware limited liability company ("Assignee"), and POTOMAC CAPITAL JOINT LEASING CORPORATION, a Delaware corporation ("PCJL").

W I T N E S S E T H

          WHEREAS, Assignor is the sole obligor under a loan from PCJL in the principal amount of $233,000,000.00 as evidenced by a promissory note from Assignor to PCJL (the "Note", a form of which is attached as Exhibit A); and

          WHEREAS, Assignor proposes to assign to Assignee Assignor's obligations under the Note and Assignee proposes to assume all such obligations, in accordance with the terms of this Agreement; and

          WHEREAS, PCJL wishes to acknowledge and consent to the assignment and assumption contemplated by this Agreement.

A G R E E M E N T

          NOW, THEREFORE, in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Assignment of Obligations. Assignor hereby assigns, transfers and delivers to Assignee all of Assignor's obligations (and related rights) under the Note (the "Assigned Obligations"); provided, however, Assignor shall hold harmless Assignee from any and all liability for accrued but unpaid interest on the Note as of the date hereof (the "Retained Liability").

          SECTION 2. Assignment of Obligations. Assignee hereby agrees to assume, pay, discharge, fulfill or perform all of the Assigned Obligations and release and to hold harmless Assignor from any performance of the Assigned Obligations, in each instance other than the Retained Liability.

          SECTION 3. Consent and Acknowledgment. PCJL hereby acknowledges and consents to the assignment to, and assumption by, Assignee of the Assigned Obligations.

          SECTION 4. Representations and Warranties.

(a)	There are no defaults under the Note, and no event has occurred which, with notice and/or the passage of time, would constitute a default under the Note.
(b)	A true and correct copy of the Note is attached hereto and none of the terms or provisions of the Note has been modified, amended or waived.
(c)	No installment of principal and interest is due and owing under the Note.
(d)	There are no unpaid late charges or other penalties due and owing on the Note.
(e)	PCJL continues to be the holder of the Note, and payments are to be made to PCJL.

          SECTION 5. Release. PCJL hereby releases Assignor for any and all liability under the Note except for the Retained Liability.

          SECTION 6. Further Assurances. From time to time, at the request of any party hereto and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other actions, as any other party may reasonably request to effect the transactions contemplated hereby, to consummate the assumption of the Assigned Obligations.

          SECTION 7. Delivery of New Note. At the request of PCJL and upon the surrender of the Note to Assignee, Assignee shall execute a new promissory note evidencing the Assumed Obligations that shall be substantially similar to the Note, other than such modifications as are required to evidence Assignee's assumption of the Assigned Obligations.

          SECTION 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflict of law doctrines).

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

POTOMAC CAPITAL INVESTMENT CORPORATION By: ____________________________ Name: Title:
AMP FUNDING, L.L.C. By: ____________________________ Name: Title:
PROMISSORY NOTE
$233,000,000.00		November 13, 1995

          For value received, the undersigned (the "Maker"), promises to pay to the order of Potomac Capital Joint Leasing Corporation, a Delaware corporation ("PCJL"), the amount of TWO HUNDRED AND THIRTY-THREE MILLION DOLLARS AND NO CENTS ($233,000,000.00) together with interest thereon at a rate per annum equal to seven and three-eighths percent (7.375%), in legal and lawful money of the United States of America. Accrued interest shall be payable with each installment of principal. Interest shall be computed based on the premise that a year contains 360 days consisting of twelve (12) months of thirty (30) days each and shall be charged on a per diem basis.

          This Note is due and payable upon the earlier of (i) demand and (ii) June 1, 2002 (the "Maturity Date"). Demand for payment may be made in one or more installments, provided that the aggregate amount of all such demands shall not exceed the face amount hereof. The unpaid principal balance hereof shall be due and payable on the Maturity Date. This Note may be pre-paid, in whole or in part, by the Maker without pre-payment penalty.

          It is expressly provided that upon default in the punctual payment of this Note or any part hereof, as the same shall become due and payable, the entire indebtedness evidenced hereby shall mature, at the option of the holder. In the event this Note, or any part hereof, is collected through bankruptcy or other judicial proceedings by an attorney or is placed in the hands of an attorney for collection after maturity, then the undersigned agrees and promises to pay reasonable attorneys' fees for collection.

          The Maker expressly waives all notices, demands for payment upon the Maturity Date, presentation for payment, protest and notice of protest, as to this Note, and consents that the payee or other holder of this Note may at any time, and from time to time, upon request of or by agreement with the Maker, extend the maturity hereof or change the time or method of payments hereunder. The Maker of this Note further waives any right to plead the statute of limitations as a defense to any demand upon this Note and, in the event such waiver is declared invalid, Maker hereby agrees to extend the applicable statute of limitations for a period of four years from the date of expiration of the time limited for commencement of an action upon this Note by the applicable statute of limitations.

          This Note shall be governed by the laws of the State of Delaware.

POTOMAC CAPITAL INVESTMENT CORPORATION By: ____________________________ Name: Title:

EXHIBIT G FORM OF CONTRIBUTION AGREEMENT dated as of November 13, 1995 between POTOMAC CAPITAL INVESTMENT CORPORATION Contributor and AMP FUNDING, L.L.C. Contributee

CONTRIBUTION AGREEMENT

          THIS CONTRIBUTION AGREEMENT (this "Agreement") dated as of November 13, 1995, between Potomac Capital Investment Corporation, a corporation organized under the laws of the State of Delaware (the "Contributor"), and AMP Funding, L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Contributee").

RECITALS

          The Contributor wishes to contribute to the Contributee effective as of November 13, 1995 (the "Original Contribution Date") the original Assets (as defined in Section 1.01(a) below), and the Contributee has agreed to accept such contribution, subject to the terms and conditions of this Agreement. On or before the 90th day after the Original Contribution Date, the Contributor wishes to contribute to the Contributee effective as of a date agreed on by the parties (the "Additional Contribution Date" and together with the Original Contribution Date, a "Contribution Date") all or a portion of the Additional Assets (as defined in Section 1.01(b) below), subject to the terms and conditions of this Agreement.

          In consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the Contributor and the Contributee hereby agree as follows:

ARTICLE 1.

CONTRIBUTION OF ASSETS

          1.01 Contribution of Assets.

          (a)     Subject to the terms and conditions of this Agreement, on the Original Contribution Date, the Contributor shall assign and deliver to the Contributee all of its right, title and interest in and to the following:

          (i)     all of the outstanding shares (the "AIMC Shares") of common stock of Aircraft International Management Corporation, a Delaware corporation ("AIMC");

          (ii)    the Trust Agreements described in Schedule 1.01(a) attached hereto (the "Original Trust Agreements");

          (iii)   each of the-trusts created under the Original Trust Agreements and each Trust Estate (as defined in each of the Original Trust Agreements); and

          (iv)   any existing deposits, reserve accounts, or receivables held under or pursuant to any of the foregoing (all such right, title and interest in the agreements and property referred to in clauses (i) through (iv) collectively, the "Original Assets").

          (b)     Subject to the terms and conditions of this Agreement, on each Additional Contribution Date, the Contributor shall assign and deliver to the Contributee all of its right, title and interest in and to all or a portion (provided such portion consists of all of the following assets related to any Trust Estate included in such portion) of the following:

          (i)     the Trust Agreements described in Schedule 1.01(b) attached hereto (the "Additional Trust Agreements" and together with the Original Trust Agreements, the "Trust Agreements");

          (ii)    each of the trusts created under the Additional Trust Agreements and each Trust Estate (as defined in each of the Additional Trust Agreements); and

          (iii)   any existing deposits, reserve accounts, receivables held under or pursuant to any of the foregoing (all such right, title and interest in the agreements and property referred to in clauses (i) through (iii) collectively, the "Additional Assets" and together with the original Assets, the "Assets").

          No contribution of Additional Assets shall occur pursuant hereto after the 90th day after the date hereof. All rents and other amounts payable to lessor under the three aircraft leases subject to the Additional Trust Agreements in items 11, 16 and 17 of Part II of Schedule 1.01(c) hereof shall accrue to Contributee from and after November 30, 1995, regardless of when the Additional Contribution Date for such Additional Trust Agreements occurs and, to the extent of any payment thereof to Contributor on or prior to the Additional Contribution Date, Contributor shall contribute such amount to Contributee on the Additional Contribution Date for such Additional Assets.

          (c)     The assignment of the Assets pursuant to Section 1.01(a) and (b) shall be evidenced by the Assignment and Assumption Agreements described in Schedule 1.01(c) attached hereto (collectively, the "Assignment Agreements") which shall be effective as of the Original Contribution Date or any Additional Contribution Date, as the case may be, and delivered by the Contributor on the Original Contribution Date or any Additional Contribution Date, as the case may be.

          (d)     In the event the Contributor is unable to obtain all relevant consents to the transfer contemplated by any of the Assignment Agreements listed in Part II of Schedule 1.01(c), the Contributor, with the prior written consent of each of the parties specified in Section 5.01 hereof, may substitute for any of the Aircraft listed in Schedule 1.01(d) hereto any other Trust Agreement (and all related property, rights, instruments and agreements) relating to an aircraft of comparable value as the Aircraft being substituted.

ARTICLE 2.

EVENTS OCCURRING ON THE CONTRIBUTION DATE

          2.01     Deliveries by Contributor. In addition to the Assets to be contributed to the Contributee on a Contribution Date, the Contributor shall deliver the following to the Contributee on the Contribution Date, each in form and substance satisfactory to the Contributee and, unless otherwise agreed in writing by the Contributee, dated the Contribution Date:

          (i)     A copy of the resolutions of the Contributor's Board of Directors, certified by a duly authorized officer of the Contributor, authorizing or ratifying its execution, delivery and performance of this Agreement, each Assignment Agreement and the other documents to be delivered hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby;

          (ii)    A certificate of a duly authorized officer of the Contributor certifying (a) the names and true signatures of the officers of the Contributor authorized to sign this Agreement, each Assignment Agreement and the other documents to be delivered hereunder and thereunder and (b) that attached thereto are true and correct copies of the Contributor's charter and bylaws, in each case as in effect on the Contribution Date;

          (iii)   Favorable opinions of counsel for the Contributor; and

          (iv)   Such other approvals, opinions and documents as the Contributee may reasonably request as to the legality, validity, binding effect or enforceability of this Agreement or any Assignment Agreement.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

          Contributor hereby represents and warrants as of each Contribution Date that:

          3.01     Title to Assets. The Contributor has good and marketable title to all of the Assets transferred on such Contribution Date free and clear of all obligations, liens, pledges, claims, rights of first refusal, options, charges, security interests, mortgages or other encumbrances of any nature whatsoever (collectively, the "Asset Encumbrances"), other than any Asset Encumbrance arising solely in favor of the Contributee from the transactions contemplated hereby and by the Assignment Agreements.

          3.02     Organization. The Contributor is a corporation validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a material adverse effect upon the business or financial condition of the Contributor or upon the transactions contemplated by this Agreement.

          3.03     Authority. The Contributor has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties, and to execute and deliver this Agreement and each Assignment Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Contributor of this Agreement and each Assignment Agreement has been duly authorized by all necessary corporate action; and each of this Agreement and each Assignment Agreement has been duly executed and delivered by the Contributor and is the legal, valid and binding obligation of the Contributor enforceable against the Contributor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium or similar events affecting the Contributor or its assets, or by general principles of equity.

          3.04     No Consents; No Violations.

          (a)        No authorization, approval or other action by, and no notice to or filing with, any governmental, regulatory or legal authority or any other person is required for the due execution, delivery and performance by the Contributor of this Agreement or any Assignment Agreement or the consummation of the transactions contemplated hereby or thereby.

          (b)        The execution, delivery and performance of this Agreement and any Assignment Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in any contravention of (i) the articles of incorporation or bylaws of the Contributor or AIMC, (ii) any applicable law, rule or regulation of any federal, state or local governmental or regulatory authority, (iii) any order, writ, injunction, judgment, decree or award of any court, arbitrator, or governmental or regulatory authority to which the Contributor or AIMC or any of their properties are subject, (iv) any mortgage, contract, agreement, deed of trust, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Contributor or AIMC is a party or by which any of their properties are bound, or (v) the Operative Documents (as defined in Section 3.06(a) below).

         3.05     Litigation. Other than as disclosed in writing to the parties hereto by the Contributor, there is no pending or known threatened action or proceeding before any court, governmental agency or arbitrator by or against, or involving the Contributor or any of its Affiliates, any of its property or any of its directors, officers or employees which questions or challenges the validity or enforceability of this Agreement or any Assignment Agreement, or any action taken or to be taken by the Contributor pursuant to this Agreement or any Assignment Agreement or in connection with the transactions contemplated hereby or thereby.

          3.06     Representations Regarding Documents.

          (a)       This Agreement, the Trust Agreements, the Assignment Agreements and the Assigned Documents (as defined in the related Assignment Agreement) (collectively, the "Operative Documents") constitute all of the material agreements to which the Contributor, the applicable Trustee (as defined in the applicable Trust Agreement) and/or the applicable Lessee (as defined in the applicable Lease), if any, is a party relating to each of the Aircraft (as listed on Schedule 3.06 hereto) that remain in full force and effect as of the Contribution Date. Each such Operative Document is in full force and effect and has not been modified or amended.

          (b)      Each Trust Estate is free and clear of any Asset Encumbrance created or incurred, directly or indirectly, by the Contributor, and, to the knowledge of the Contributor, each Trust Estate is free and clear of any Asset Encumbrance.

          (c)      Each Trustee has good and marketable title to the applicable Aircraft in each case, free and clear of any Asset Encumbrance other than the Master Leasing Agreement dated as of November 13, 1995, by and among the applicable Trustee and PCI Air Management Partners, L.L.C., a Delaware limited liability company, any applicable sublease specified in an Assignment Document, and in the case of Aircraft bearing FAA Registration Nos. N164UA and N165UA, the lien of the related Security Agreement (as defined in the applicable sublease).

          (d)      There is no obligation or covenant to be performed by the Contributor under any Trust Agreement or any other Operative Document and no obligation or covenant of the Contributor which has accrued, on or prior to the date hereof which has not been fully performed, and Contributor shall indemnify and hold harmless the Contributee from and against any claim, loss, liability or expense incurred by Contributee attributable to any such obligation or covenant which has not been so performed or which has so occurred.

          (e)      There are no defaults and no events which, with the giving of notice or lapse of time or both, would constitute a default by the Contributor under any Trust Agreement or any other Operative Document and to the knowledge of the Contributor, there are no material defaults and no events which, with the giving of notice or lapse of time or both, would constitute a default by any Trustee under any Trust Agreement or any other Operative Document to which any Trustee is a party.

          (f)      All rent due and owing as of any Additional Contribution Date under any lease of any Aircraft included in the Trust Estate for any Trust Agreement contributed to Contributee on any Additional Contribution Date for any period subsequent to the date for payment under such lease has not, and will not have, been collected for more than one (1) month in advance and payment thereof has not, and on such Additional Contribution Date will not have, been anticipated, waived, released, discounted, set off or otherwise discharged or compromised; no supplemental rent has,; or on such Additional Contribution Date will have, been paid or is or on such Additional Contribution Date will be due and owing under any such lease; and as of November 30, 1995, the aggregate amount of basic rent scheduled to be due and owing under the three aircraft lease agreements directly or indirectly included in the Additional Assets as items 11, 16 and 17 of Part II of Schedule 1.01(c) attached hereto (which three lease agreements are not covered by a master lease) is $384,389.

          3.07     Solvency of Contributor. The Contributor was solvent immediately prior to the execution of this Agreement and will not, as a result of the transactions contemplated hereby, be rendered insolvent.

          3.08     Obligations of the Contributor. Other than as specifically set forth in the Trust Agreements and the other Operative Documents, the Contributor has no obligations, duties or liabilities under or with respect thereto.

          3.09     No Waiver. Except for consents to which the Contributee is a party and those listed on Schedule 3.09, the Contributor has not entered into or given any written waivers, consents, supplements, or modifications of the Trust Agreements or any other Operative Document and has not entered into or given any waivers or consents with respect to any of the Aircraft.

          3.10     No Event of Loss. To the knowledge of the Contributor, neither an "Event of Loss" (as such term is defined in the applicable sublease) nor any event which with the passage of time would constitute such an Event of Loss has occurred with respect to the Aircraft covered by such sublease.

          3.11     No Broker. Except for fees payable to Bankers Trust Company, the Contributor is not obligated to pay, and has not retained any, broker or finder or other person who is entitled to, any broker's or finder's fee or other commission based upon the consummation of the transactions contemplated by this Agreement, any other Operative Agreement or any other agreement contemplated thereby.

          3.12     AIMC Shares.

          (a)        The authorized capital stock of AIMC consists of 10,000 shares of common stock (the "AIMC Common Stock"), par value $1.00 per share, of which 5,000 shares are issued and outstanding, all of which are the AIMC Shares and are owned of record and beneficially by Contributor. The AIMC Shares have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of AIMC Common Stock or of any other capital stock of AIMC or any securities convertible into, or other rights to acquire, any such shares of AIMC Common Stock or other capital stock of AIMC or (ii) relates to the voting or control of such AIMC Common Stock, capital stock, securities or rights. No person has any right to require AIMC to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act").

          (b)        AIMC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as presently conducted. AIMC is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease requires it to be so qualified. Attached hereto as Exhibit 3.12(b) is a complete and correct copy of AIMC's certificate of incorporation, as amended to date, certified by the Secretary of the State of Delaware, and AIMC's bylaws, as currently in effect.

          (c)        The transfer of the AIMC Shares to Contributee pursuant to this Agreement will vest in Contributee legal and valid title to the AIMC Shares, free and clear of all Asset Encumbrances.

          (d)        Attached as Exhibit 3.12(d) (i) is a copy of the unaudited balance sheet and income statement of AIMC as of November 1, 1995, which fairly presents the financial position and accurately reflects the assets and liabilities of AIMC as of such date. AIMC has no subsidiaries. AIMC has valid legal and beneficial title to all of the shares of preferred stock set forth on Exhibit 3.12(d) (ii) attached hereto free and clear of all Asset Encumbrances. As of the date hereof, AIMC has net worth of at least $212,307,137.

          (e)        AIMC has no debts, obligations or liabilities of any kind or nature, either direct or indirect, absolute or contingent, matured or unmatured, known or unknown, including, without limitation, liabilities or obligations with respect to any federal, state, local and foreign income, franchise, excise, sales or use taxes.

          (f)        AIMC has complied in all material respects with all laws, statutes, rules, regulations, judgments, decrees and orders applicable to its business or operations including, without limitation, any of the above which relate to the environment.

ARTICLE 4.

SURVIVAL OF REPRESENTATIONS: INDEMNIFICATION.

          4.01     Survival. The representations and warranties of the Contributor contained in Article 3 hereof shall survive the Contribution Date and the delivery and acceptance of the Assignment Agreements.

          4.02     Transfer Taxes. The Contributor shall pay, or cause to be paid, all sales taxes, use taxes, transfer taxes, and recording fees (and any interest and penalties related thereto "Taxes") imposed on or applicable to the transfers of the Assets by (i) Contributor to Contributee pursuant to this Agreement, except for Taxes attributable solely to the actions or inactions of Contributee, (ii) Contributee to RRAMP Investments, L.L.C., except for Taxes attributable solely to the actions or inactions of RRAMP Investments, L.L.C., or (iii) RRAMP Investments, L.L.C. to PCI Air Management Partners, L.L.C., except for Taxes attributable solely to the actions or inactions of PCI Air Management Partners, L.L.C.

     4.03     Indemnification. Contributor shall indemnify and hold harmless the Contributee RRAMP Investments, L.L.C., and PCI Air Management Partners, L.L.C. from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any of the Assignment Agreements or in any instrument or certificate delivered pursuant hereto.

ARTICLE 5.

MISCELLANEOUS PROVISIONS

          5.01     Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto and with the prior written consent of AM-BT Nevada, Inc. ("BT").

          5.02     Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver and consented to in writing by BT, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 5.02, with appropriate notice in accordance with Section 5.08 of this Agreement.

          5.03     Assignment. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of BT, the parties hereto, their respective successors and permitted assigns. Any party may assign any of its rights hereunder, but no such assignment shall relieve it of its primary liability for its obligations hereunder. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than BT, the parties hereto, any successors and permitted assigns any rights, remedy or claim under or by reason of this Agreement or any provision herein contained.

          5.04     Expenses. In the event that the transactions contemplated by this Agreement are consummated, all fees and expenses (including all fees of counsel and accountants) incurred by any party in connection with the negotiation and execution of this Agreement and any Assignment Agreement shall be borne by the Contributor and BT. Any such fees and expenses not so authorized to be paid by the Contributor and BT shall be borne by the party who incurred them.

          5.05     Further Assurances. From time to time, at the request of the Contributor or BT and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as the Contributor or the Contributee may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Contributee and its successors good and marketable title to the Assets.

          5.06     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflicts of law doctrines). The Contributor and the Contributee each (i) irrevocably submits to the jurisdiction of any New York State court or federal court sitting in New York City in any action arising out of this Agreement or any Assignment Agreement or any instrument or document delivered hereunder or thereunder, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum, and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

          5.07     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

          5.08     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mall (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to the Contributor:

                         Potomac Capital Investment Corporation
                         900 19th Street, N.W.
                         Suite 600
                         Washington, D.C.     20006
                         Attention:   Contracts Administrator

          If to the Contributee:

                         1575 Delucchi Lane
                         Suite 115
                         Reno, Nevada 89502
                         Attention:  Contracts Administrator

          with a copy to:

                         Sierra Corporate Services
                         241 Ridge Street
                         Reno, Nevada
                         Attention:

          and with a copy to:

                         AM-BT Nevada, Inc.
                         c/o Lionel Sawyer & Collins
                         1700 Bank of America Plaza
                         300 South Fourth Street
                         Las Vegas, Nevada     89101

          5.09     Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          5.10     Entire Agreement. This Agreement, including the exhibits, schedules, other documents and instruments referred to herein, together with the Assignment Agreements, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          5.11     Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          5.12     Schedules. All Schedules attached hereto are hereby incorporated herein and made a part hereof as if set forth in full herein.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

POTOMAC CAPITAL INVESTMENT CORPORATION By: ____________________________ Title:
AMP FUNDING, L.L.C. By: ____________________________ Title:

SCHEDULE 1.01(a)

          1.     Trust Agreement (N31030) dated as of November 7, 1995 between Potomac Capital Investment Corporation ("PCIC"), as Owner Participant, and Wilmington Trust Company, a Delaware banking corporation ("WTC"), as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N31030), dated as of November 13, 1995, between WTC and PCIC.

          2.     Trust Agreement (N81026) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N81026), dated as of November 13, 1995, between WTC and PCIC.

          3.     Trust Agreement (N81025) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N81025), dated as of November 13, 1995, between WTC and PCIC.

          4.     Trust Agreement (N81028) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N81028), dated as of November 13, 1995, between WTC and PCIC.

          5.     Trust Agreement (N511P) dated as of November 7, 1995 between PCIC, as Owner Participant, and WTC, as Owner Trustee, as supplemented by the Supplement to Trust Agreement No. 1 (N511P), dated as of November 13, 1995, between WTC and PCIC.

SCHEDULE 1.01(b)

          1.     Trust Agreement (N81027), dated as of November _, 1995, between Wilmington Trust Company ("WTC"), as Owner Trustee, and Potomac Capital Investment Corporation ("PCIC"), as supplemented by the Supplement to Trust Agreement No. 1 (N81027), dated as of November _, 1995, between WTC, as Owner Trustee, and PCIC.

          2.     Trust Agreement (SE-DPP), dated as of November _, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (SE-DPP), dated as of November _, 1995, between WTC and PCIC.

          3.     Trust Agreement (SE-DPX), dated as of November _, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (SE-DPX), dated as of November _, 1995, between WTC and PCIC.

          4.     Trust Agreement (N76073), dated as of November _ , 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (N76073), dated as of November _, 1995, between WTC and PCIC.

          5.     Trust Agreement (N14063), dated as of November , 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (14063), dated as of November _, 1995, between WTC and PCIC.

          6.     Trust Agreement (N68065), dated as of November _, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (N68065), dated as of November _, 1995, between WTC, as Owner Trustee, and PCIC.

          7.     Trust Agreement (N19072), dated as of November 13, 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (N19072), dated as of November _, 1995, between WTC, as Owner Trustee, and PCIC.

          8.     Trust Agreement (N164UA) dated as of June 28, 1991, between First Security Bank of Utah, N.A. ("First Security Bank"), as Owner Trustee, and PCIC, as amended by the Trust Amendment No. 1 dated as of December 16, 1991, as supplemented by the Supplement No. 1 to Trust Agreement dated as of July 1, 1991, as supplemented by the Supplement No. 2 to Trust Agreement dated as of July 1, 1991, and as supplemented by the Supplement No. 3 to Trust Agreement dated as of July 23, 1991.

          9.     Trust Agreement (N165UA) dated as of July 26, 1991, between First Security Bank, as Owner Trustee, and PCIC, as amended by the Trust Agreement Amendment No. 1 dated as of July 26, 1991; as amended by the Trust Agreement Amendment No. 2 dated as of July 15, 1992, as supplemented by the Supplement No. 1 to Trust Agreement dated as of July 26, 1991, as supplemented by the Supplement No. 2 to Trust Agreement dated as of July 26, 1991, as supplemented by the Trust Agreement No. 3 dated as of August 16, 1991, and as supplemented by the Supplement No. 4 to Trust Agreement dated as of August 16, 1991.

          10.     Trust Agreement (N83870) dated as of August 15, 1988, between First Security Bank, as Owner Trustee, and Pegasus Capital Corporation, as amended by the Trust Agreement Amendment No. 1 dated as of July 23, 1989.

          11.     Trust Agreement (N78019) dated as of March 26, 1990, between WTC, as Owner Trustee, and PCIC, as supplemented by the Trust Agreement Supplement No. 1 dated as of June 1, 1990, as supplemented by the Trust Agreement Supplement No. 2 dated as of July 30, 1990, and as supplemented by the Trust Agreement Supplement No. 3 dated as of August 30, 1990.

          12.     Trust Agreement (N490US) dated as of March 1, 1984, between First Security Bank, as Owner Trustee, and Suburban Bank.

          13.     Trust Agreement (N493US) dated as of April 1, 1984, between First Security Bank, as Owner Trustee, and Suburban Bank.

          14.     Trust Agreement (TF-ABZ), dated as of November _ , 1995, between WTC, as Owner Trustee, and PCIC, as supplemented by the Supplement to Trust Agreement No. 1 (TF-ABZ), dated as of November _, 1995, between WTC and PCIC.

SCHEDULE 1.01(c)

Part I
Original Aircraft Assignment and Assumption Agreements

          1.     Trust Assignment and Assumption Agreement (N31030), dated as of November 13, 1995, between Potomac Capital Investment Corporation ("PCIC") and Wilmington Trust Company ("WTC").

          2.     Assignment and Assumption Agreement No. 1 (N31030), dated as of November 13, 1995, between PCIC and AMP Funding, L.L.C. ("AMP Funding").

          3.     Trust Assignment and Assumption Agreement (N81026), dated as of November 13, 1995, between PCIC and WTC.

          4.     Assignment and Assumption Agreement No. 1 (N81026), dated as of November 13, 1995, between PCIC and AMP Funding.

          5.     Trust Assignment and Assumption Agreement (N81025), dated as of November 13, 1995, between PCIC and WTC.

          6.     Assignment and Assumption Agreement No. 1 (N81025), dated as of November 13, 1995, between PCIC and AMP Funding.

          7.     Trust Assignment and Assumption Agreement (N81028), dated as of November 13, 1995, between PCIC and WTC.

          8.     Assignment and Assumption Agreement No. 1 (N81028), dated as of November 13, 1995, between PCIC and AMP Funding.

          9.     Trust Assignment and Assumption Agreement (N511P), dated as of November 13, 1995, between PCIC and WTC.

          10.   Assignment and Assumption Agreement No. 1 (N511P), dated as of November 13, 1995, between PCIC and AMP Funding.

Part II
Additional Aircraft Assignment and Assumption Agreements

          1.     Assignment and Assumption Agreement No. 1 (N81027), dated as of November __, 1995, between PCIC and WTC.

          2.     Assignment and Assumption Agreement No. 2 (N81027), dated as of November __, 1995, between PCIC and AMP Funding.

          3.     Assignment and Assumption Agreement No. 1 (SE-DPP), dated as of November __, 1995, between PCIC and WTC.

          4.     Assignment and Assumption Agreement No. 2 (SE-DPP), dated as of November __, 1995, between PCIC and AMP Funding.

          5.     Assignment and Assumption Agreement No. 1 (SE-DPX), dated as of November __, 1995, between PCIC and WTC.

          6.     Assignment and Assumption Agreement No. 2 (SE-DPX), dated as of November __, 1995, between PCIC and AMP Funding.

          7.     Assignment and Assumption Agreement No. 1 (N76073), dated as of November __, 1995, between PCIC and WTC.

          8.     Assignment and Assumption Agreement No. 2 (N76073), dated as of November __,, 1995, between PCIC and AMP Funding.

          9.     Assignment and Assumption Agreement No. 1 (N14063), dated as of November __, 1995, between PCIC and WTC.

          10.     Assignment and Assumption Agreement No. 2 (N14063), dated as of November __, 1995, between PCIC and AMP Funding.

          11.     Assignment and Assumption Agreement No. 1 (N68065), dated as of November __, 1995, between PCIC and WTC.

          12.     Assignment and Assumption Agreement No. 2 (N68065), dated as of November __, 1995, between PCIC and AMP Funding.

          13.     Assignment and Assumption Agreement No. 1 (N19072), dated as of November __, 1995, between PCIC and WTC.

          14.     Assignment and Assumption Agreement No. 2 (N19072), dated as of November __, 1995, between PCIC and AMP Funding.

          15.     Assignment and Assumption Agreement No. 1 (N164UA), dated as of November __, 1995, between PCIC and AMP Funding.

          16.     Assignment and Assumption Agreement No. 1 (N165UA), dated as of November __, 1995, between PCIC and AMP Funding.

          17.     Assignment and Assumption Agreement No. 1 (N83870), dated as of November __, 1995, between PCIC and AMP Funding.

          18.     Assignment and Assumption Agreement No. 1 (N78019), dated as of November __, 1995, between PCIC and AMP Funding.

          19.     Assignment and Assumption Agreement No. 1 (N490US), dated as of November __, 1995, between PCIC and AMP Funding.

          20.     Assignment and Assumption Agreement No. 1 (N493US), dated as of November __, 1995, between PCIC and AMP Funding.

          21.     Assignment and Assumption Agreement No. 1 (TF-ABZ), dated as of November __, 1995, between PCIC and AMP Funding.

SCHEDULE 1.01(d)
YEAR	TAIL #	TYPE	SN#	LESSEE
1993	N611IFE	MD-11F	48604	Federal Express
1984	PH-BUV	B747-306 Combi	23137	undivided interest-KLM
1986	N521US	B757-251	23209	Northwest Airlines
1985	N122KH	B747-312	23033	Singapore Airlines
Various	N/A	11 Aircraft Engines	Various	ELF Engines
1987	N/A	2 CFM56-3-B2 Engines	Various	America West
1976	N506MC	B747-2D3BF	21252	Atlas Air
1979	N13983	A300	092	N/A

SCHEDULE 3.06 Original Aircraft
Tail No.	Aircraft Type	Airframe Serial Number	Engine Model No.	Engine Serial Number
N31030	L1011-100	1111	RB211-22B	10431 10075 10480
N81026	L1011-100	1104	RB211-22B	10085 10139 10487
N81025	L1011-100	1098	RB211-22B	10432 10434 10202
N81028	L1011-100	1108	RB211-22B	10086 10491 10340
N511P	B747-212B	21162	JT9D-7J	685725 689573 689569 689452
Additional Aircraft
Tail No.	Aircraft Type	Airframe Serial Number	Engine Model No.	Engine Serial Number
N81027	L1011-50	1107	RB211-22B	10107 10161 10339
SE-DPP	L1011-50	1072	RB211-22B	10484 10094 10112
SE-DPX	L1011-50	1091	RB211-22B	10068 10433 10196
N76073	DC10-30	46940	CF6-50C2	517474 455938 517523
N14063	DC10-30	47864	CF6-50C2	455953 455855 517670
N68065	DC10-30	46590	CF6-50C2	517626 517820 517833
N19072	DC10-30	46576	CF6-50C2	455431 517122 517398
N164UA	B747-238B	21657	JT9D-7J	P689504 P689617 P689609 P689528
N165UA	B747-238B	21658	JT9D-7J	P689616 P689619 P689610 P689608
N83870	MD-82	48056	JT8D-217	P708411D P708412D
N78019	B747-238B	20527	JT9D-7A	662347 662358 662892 662367 662202 662382
N490US	F-28-4000	11152	555-15	9605 9613 9621
N493US	F-28-4000	11161	555-15	9604 9679
TF-ABZ	B747-212B	21316	JT9D-7J	662995 662440 662748 685708

Schedule 3.09

Continental Airlines, Inc., DC10-30, N76073, S/N 46940:

          Lease Agreement [073] dated as of March 30, 1993, between PCI and Continental Airlines, as amended by that Lease Amendment No. 1, dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995, and as supplemented by that Lease Supplement No. 1 dated as of March 30, 1993;

          Participation Agreement dated as of March 30, 1993, between PCI and Continental Airlines, as amended by that Aircraft Purchase Agreement and Participation Agreement Amendment No. 1 dated as of June 30, 1995.

Continental Airlines. Inc.. DC10-30, N14063. S/N 47864:

          Aircraft Purchase Agreement dated as of February 15, 1990, between Continental Airlines and PCI, as amended by that Aircraft Purchase Agreement and Participation Agreement Amendment No. 1 dated as of June 30, 1995;

          Lease Agreement dated as of February 15, 1990, between-PCI and Continental Airlines, as amended by that Lease Amendment No. 1 dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995, and as supplemented by that Lease Supplement No. 1, dated as of February 28, 1990;

          Tax Indemnity Agreement dated as of February 15, 1990, between Continental Airlines and PCI.

Continental Airlines. Inc.. DC10-30, N19072, S/N 46576:

          Aircraft Purchase Agreement dated as of February 15, 1990, between Continental Airlines and PCI, as amended by that Aircraft Purchase Agreement Participation Agreement Amendment No. 1 dated as of June 30, 1995;

          Lease Agreement dated as of February 15, 1990, between PCI and Continental Airlines, as supplemented by that Lease Supplement No. 1, dated as of February 28, 1990, and as amended by that Lease Amendment No. 1 dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995;

          Tax Indemnity Agreement dated as of February 15, 1990, between Continental Airlines and PCI.

Continental Airlines. Inc.. DC10-30, N68065, S/N 46590:

          Lease Agreement dated as of May 15, 1987, between PCI and Continental Airlines, Inc., as amended by that First Amendment to Lease Agreement dated as of January 15, 1989, and by that Lease Amendment No. 2, dated as of June 30, 1995, and by that Transaction Agreement dated as of June 30, 1995, and as supplemented by that Lease Supplement No. 1 dated as of May 22, 1987;

          Tax Indemnity Agreement dated as of May 15, 1987, between Continental Airlines and PCI.

Continental Airlines. Inc.. MD-82. N83870. S/N 48056:

          Trust Agreement dated as of August 15, 1988, between Pegasus Capital Corporation and the First Security Bank of Utah, National Association, as amended by that certain Trust Agreement Amendment No. 1 dated as of July 28, 1989;

          Aircraft Purchase Agreement dated as of August 15, 1988, among New York Airlines, Inc., the Trustee, Pegasus Capital Corporation, and Continental Airlines;

          Lease Agreement dated as of August 15, 1988, between the Trustee and Continental Airlines, as amended by that certain Amendment No. 1 to Lease Agreement dated as of July 28, 1989, and as supplemented by that Lease Supplement No. 1 dated as of September 21, 1988;

          Assignment and Purchase Agreement dated as of July 14, 1989, between Pegasus Capital Corporation and PCI;

          Assignment of Beneficial Interest dated as of July 28, 1989, between Pegasus Capital Corporation and PCI;

          Tax Indemnity Agreement dated as of July 28, 1989, between. Continental Airlines and PCI.

Continental Micronesia. Inc.. B747-238B. N78019. S/N 20527:

          Trust Agreement dated as of March 26, 1990, between PCI and Trustee, as supplemented by that Trust Agreement Supplement No. 1 dated as of June 1, 1990, as supplemented by that Trust Agreement Supplement No. 2, dated as of July 30, 1990, as supplemented by that Trust Agreement Supplement No. 3 dated August 30, 1990;

          Agreement to Lease dated as of March 26, 1990, between PCI, the Trustee and Continental Airlines, Inc.;

          Lease Agreement dated March 26, 1990, between the Trustee and Continental Airlines, as amended by that Lease Amendment No..1 dated as of June 30, 1995 and by that Amendment No. 1 to Lease dated as of November 1, 1990, and as supplemented by that Lease Supplement No. 1 dated as of June 1, 1990, by that Lease Supplement No. 2 dated as of July 30, 1990, and by that Lease Supplement No. 3 dated as of August 30, 1990;

          Tax Indemnity Agreement dated as of March 26, 1990, between Continental Airlines and PCI;

          Aircraft Lease Assignment and Assumption Agreement dated as of April 27, 1993, between Continental Airlines and Continental Micronesia, Inc.;

          Sublease Agreement dated as of April 27, 1993, between Continental Micronesia and Continental Airlines.

Trans World Airlines. Inc., L1011-50. N81027. S/N 1107:

          Aircraft Lease Agreement (N81027) dated as of February 1, 1995, between PCI and Trans World Airlines, as supplemented by that Lease Supplement No. 1, dated as of February 6, 1995, and as amended by that Amendment No. 1 to Aircraft Lease Agreement dated as of October 19, 1995.

International Nederlanden Aviation Lease B.V. ("ING""), L1011-50.SE-DPX. S/N 1091:

          Aircraft Lease Agreement 1091 dated as of April 27, 1994, between PCI and ING, as supplemented by that Lease Supplement No. 1 dated as of April 28, 1994.

Internationale Nederlanden Aviation Lease B.V. ("ING"). L1011-50. SE-DPP. S/N 1072:

          Aircraft Lease Agreement 1072 dated as of June 9, 1994, between PCI and ING, as supplemented by that Lease Supplement No. 1 dated as of June 9, 1994.

United Air Lines. Inc.. B747-238B. N164UA. S/N 21657:

          Trust Agreement dated as of June 28, 1991, between PCI and First Security Bank of Utah, National Association, as amended by that Trust Agreement Amendment No. 1 dated as of December 16, 1991, and as supplemented by that Supplement No. 1 to Trust Agreement dated as of July 1, 1991, by that Supplement No. 2 to Trust Agreement dated as of July 1, 1991, and by that Supplement No. 3 to Trust Agreement dated as of July 23, 1991;

          Participation Agreement dated as of December 1, 1990, between United Air Lines, Inc. and PCI;

          Tax Indemnity Agreement dated as of July 23, 1991, between United Air Lines and Barclays Leasing, Inc., as supplemented by that UAL Agreement dated as of July 1, 19-91 among United Air Lines, Barclays, PCI and the Trustee, and as assigned to PCI by that Assignment and Assumption Agreement Potomac [N164UA] between PCI and Barclays dated as of December 31, 1991;

          First Amended and Restated Lease Agreement dated as of December 1, 1991, between the Trustee and United Air Lines;

          Credit Agreement dated as of December 16, 1991, among the Trustee, PCI, The Bank of New York, as Agent, and The Bank of New York and Swiss Bank Corporation, New York Branch, as Lenders, as amended by that Amendment No. 1 to Credit Agreement dated as of March 17, 1992;

          Security Agreement dated as of December 16, 1991, between The Bank of New York, as Agent, and the Trustee, as amended by that Amendment No. 1 to Security Agreement dated as of March 17, 1992, and as supplemented by that Security Agreement Supplement No. 1 dated as of December 31, 1991 and Security Agreement Supplement No. 2 dated as of July 23, 1991;

          SBC Assignment and Assumption Agreement dated as of March 17, 1992, between Swiss Bank Corporation, New York Branch, and The Bank of New York;

          NCC Assignment and Assumption Agreement dated as of April 21, 1992, between The Bank of New York and National Canada Corporation;

          UBK Assignment and Assumption Agreement dated as of April 21, 1992, between The Bank of New York and The United Bank of Kuwait PLC.

United Air Lines, Inc.. B747-238B. N165UA. S/N 21658:.

          Participation Agreement dated as of December 1, 1990, between United Air Lines, Inc. and PCI;

          Trust Agreement dated as of July 26, 1991, between PCI and the First Security Bank of Utah, National Association, as amended by that Trust Agreement Amendment No. 1 dated as of July 26, 1991, and by that Trust Agreement Amendment No. 2 dated as of July 15, 1992, and as supplemented by that Supplement No. 1 to Trust Agreement dated as of July 26, 1991, by that Supplement No. 2 to Trust Agreement dated as of July 26, 1991, by that Supplement No. 3 to Trust Agreement dated as of August 16, 1991, and by that Supplement No. 4 to Trust Agreement dated as of August 19, 1991;

          Lease Agreement dated as of August 19, 1991, between Trustee, as Lessor, and United Air Lines, as Lessee, as supplemented by the Lease Supplement No. 1, dated as of August 19, 1991;

          Tax Indemnity Agreement dated as of August 19, 1991, between United Air Lines and Barclays Leasing, Inc., as supplemented by that UAL Agreement dated as of July 1, 1991 among United Air Lines, Barclays, PCI and the Trustee, and as assigned to PCI by that Assignment and Assumption Agreement Potomac [N165UA] between PCI and Barclays dated as of December 31, 1991;

          Credit Agreement dated as of July 15, 1992, among the Trustee, PCI, The Nippon Credit Bank, Ltd., Los Angeles Agency, as Agent, and The Nippon Credit Bank and Den Norske Bank, as Lenders;

          Amended and Restated Security Agreement dated as of July 15, 1992, between The Nippon Credit Bank as Agent, and the Trustee, as supplemented by that certain Security Agreement Supplement No. 1 dated as of July 15, 1992.

USAir. Inc.. F28-4000, N490US. S/N 11152:

          Trust Agreement dated as of March 1, 1984 between Suburban Bank and First Security Bank of Utah, National Association;

          Participation Agreement dated as of March 1, 1984 among Trustee, Suburban Bank, C.I.T. Corporation and Empire Airlines, Inc.;

          Release dated as of December 31, 1987 by C.I.T./Equipment Financing, Inc.;

          Aircraft Lease dated as of March 1, 1984 between Trustee and Empire Airlines, Inc., as supplemented by that Lease Supplement No. 1 dated as of March 1, 1984;

          Purchase Agreement dated as of December 30, 1987 between Sovran Bank/Maryland, as successor in interest to Suburban Bank, and PCI.

USAir. Inc.. F28-4000. N493US. S/N 11161:

          Trust Agreement dated as of April 1, 1984 between Suburban Bank and First Security Bank of Utah, National Association;

          Participation Agreement dated as of April 1, 1984 among Trustee, Suburban Bank, C.I.T. Corporation and Empire Airlines, Inc.;

          Release dated as of December 31, 1987 by C.I.T. Group/ Equipment Financing, Inc.;

          Aircraft Lease dated as of April 1, 1984 between Trustee and Empire Airlines, Inc., as supplemented by that Lease Supplement No. 1 dated as of April 1, 1984 and that Lease Supplement No. 2 dated as of April 27, 1995;

          Purchase Agreement dated as of December 30, 1987 between Sovran Bank/Maryland, as successor in interest to Suburban Bank, and PCI.

STATE OF OELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/10/1994 940105092 - 2115369

Exhibit 3.11(b)

RESTATED CERTIFICATE OF INCORPORTION

OF

AIRCRAFT INTERNATIONAL MANGEMENT COMPANY

          Aircraft International Management Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1.     The name of the corporation is Aircraft International Management Company. Aircraft International-Management Company was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary. of State of the State of Delaware on January 20, 1987.

          2..     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of this corporation.

          3.     The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                    1.     The name of the corporation is:

                              Aircraft International Management Company

                    2.     The address of its registered office in the State of Delaware is 1105 N. Market Street, Suite 1300, P.O. Box 8985, New castle County, Wilmington, Delaware 19899. The name of its registered agent at such address is Delaware Corporate Management, Inc.

                    3.     The nature of the business or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                    4.     The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) all of which shall be shares of common stock each with a par value of One Dollar ($1) per share.

                    5.     The corporation is to have perpetual existence.

                    6.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                              To make, alter or repeal the By-Laws of the corporation.

                    7.     Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

     Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books-of the corporation may be kept (subject to any provision contained in the statutes) outside the state of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                    8.     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                    9.     No director shall be personally liable to the corporation or the stockholders for monetary damages for breach of fiduciary duty as a director except

                              (i)     for any breach of his duty of loyalty to the corporation or the stockholders;

                              (ii)    for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                              (iii)   for the unlawful payment of dividends or unlawful stock repurchases (as to which a negligence standard will apply); or

                              (iv)   for any transaction from which the director derived an improper personal benefit.

          IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the corporation this 6th day of December, 1993.

ATTEST: /s/ WM. SHAPIRO Secretary	AIRCRAFT INTERNATIONAL MANAGEMENT COMPANY By: /s/ PAUL F. NAUGHTON President

EXHIBIT 3.12(d)(i) PCI Trial Balance As of 11/01/95
				CURRENT PERIOD
ACCOUNT	SUB	DESCRIPTION	BEGINNING BALANCE	DEBIT	CREDIT	ENDING BALANCE
113000	08	Federal Income Tax Receivabl	-624.00	624.00	0.00	0.00
114002	08	Accounts Receivable - PCI	2,062,174.51	0.00	2 ,062,174.51	0.00
183000	08	Deferred Federal Inc. Tax Rec	89,100.00	0.00	89,100.00	0.00
191004	08	ST Notes Receivable from PCI	4,947.00	0.00	4,947.00	0.00
193000	08	Investment in Preferred Stocks	0.00	212,307,137.00	0.00	212,307,137.00
**Total Assets			2,155,597.51	212,307,761.00	2,156,221.51	212,307,137.00
201002	08	Accounts Payable - PCI	311,307.27	311,307.27	0.00	0.00
254000	08	Deferred FIT Payable - Other	-2,491.00	0.00	2,491.00	0.00
254006	08	DEFERRED F.I.T. - AMT	-162.00	0.00	162.00	0.00
271000	08	Common Stock	10,000.00	0.00	0.00	10,000.00
272000	08	Additional Paid-in Capital	190,000.00	0.00	210,460,193.76	210,650,193.76
274000	08	Retained Earnings	1,647,648.39	0.00	0.00	1,647,648.39
275000	08	YTD Net Income	-705.15	0.00	0.00	-705.15
**Total Liabilities			2,155,597.51	311,307.27	210,462,846.76	212,307,137.00
641000	08	Franchise Tax	130.15	0.00	0.00	130.15
651000	08	Misc. Expense	784.00	0.00	0.00	784.00
999200	08	FIT - Current - Other	-209.00	0.00	0.00	-209.00
**Total Income and Expense			-705.15	0.00	0.00	-705.15

Exhibit 3.12(d)(ii) Aircraft International Management Corporation (AIMC) Preferred Stock Portfolio
Company	Number of Shares	Par Value Per Share	Face Amount	Market Value
Puget Sound	160,000	100	16,000,000	16,800,000
Duke Power	20,000	100	2,000,000	2,125,000
Duke Power	30,000	100	3,000,000	3,217,500
Duke Power	47,000	100	4,700,000	4,888,000
Duke Power	118,350	100	11,835,000	12,781,800
Louisville Gas & Electric	43,100	100	4,310,000	4,396,200
Public Service Gas & Electric	77,500	100	7,750,000	7,711,250
Consolidated Edison	62,500	100	6,250,000	6,500,000
Consolidated Edison	89,000	100	8,900,000	9,256,000
Florida Power & Light	29,080	100	2,908,000	2,973,430
Ford Holdings Inc. Series B	252	100,000	25,200,000	24,822,000
Ford Holdings Series G	228	100,000	22,800,000	22,971,000
Ford Series N	30	100,000	3,000,000	3,120,000
Interstate Power	103,000	50	5,150,000	5,072,750
Southern Cal Edison	49,450	100	4,945,000	5,142,800
Southern Cal Edison	22,000	100	2,200,000	2,354,000
Pacific Gas & Electric	585,900	25	14,647,500	14,793,975
Pacific Gas & Electric	142,000	25	3,550,000	3,621,000
Virginia Electric Power	130,000	100	13,000,000	13,650,000
Appalachian Power	91,400	100	9,140,000	9,083,332
Appalachian Power	100,000	100	10,000,000	10,650,000
New York Slate Electric & Gas	280,000	25	7,000,000	7,350,000
New York State Electric & Gas	67,100	100	6,710,000	6,777,100
Ohio Power Company	122,500	100	12,250,000	12,250,000
TOTAL				212,307,137

EXHIBIT H
FORM OF PCI NOTE
$__________		[Date]

          For value received, the undersigned (the "Maker") promises to pay to the order of a ______ a _____("Lender"), the amount of ________ ($________) together with interest thereon at a rate per annum. equal to_______(_%) in legal and lawful money of the United States of America. Accrued interest shall be payable on March 3 1, June 30, September 30 and December 31 (or if such day is not a Business Day, on the next Business Day thereafter of each year) (in each case, a "Payment Date"). Interest on this Note shall accrue for the applicable period from December 31 up to the next March 3 1, from March 31 up to the next June 30, from June 30 up to the next September 30 and from September 30 up to the next December 31 (each, a "Quarterly Interest Period") For any interest period which is less than a full Quarterly Interest Period interest shall be computed based on the premise that a year contains 360 days consisting of twelve (12) months of thirty (30) days each and shall be charged on a per them basis. For this Note the term "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York.

          This Note is due and payable upon [demand] [the earlier of (i) demand and (ii)_______, _____] (the "Maturity Date"). Demand for payment may be made in one or more installments, provided that the aggregate amount of all such demands shall not exceed the face amount hereof [The unpaid principal balance hereof shall be due and payable on the Maturity Date.] This Note may be prepaid, in whole or in part, by the Maker without prepayment penalty.

          It is expressly provided that upon default in the punctual payment of this Note or any part hereof, as the same shall become due and payable, the entire indebtedness evidenced hereby shall mature, at the option of the Lender. In the event this Note, or any part hereof, is collected through bankruptcy or other judicial proceedings by an attorney or is placed in the hands of an attorney for collection after maturity, then the undersigned agrees and promises to pay a reasonable attorney's fee for collection.

          The Maker of this Note expressly waives all notices, demands for payment upon the Maturity Date, presentation for payment, protest and notice of protest, as to this Note, and consents that the Lender or other holder of this Note may at any time, and from time to time, upon request of or by agreement with the Maker, extend the maturity hereof or change the time or method of payments hereunder. The Maker of this Note further waives any right to plead the statute of limitations as a defense to any demand upon this Note and, in the event such waiver is declared invalid, Maker hereby agrees to extend the applicable statute of limitations for a period of four years from the date of expiration of the time limited for commencement of an action upon this Note by the applicable statute of limitations.

          The Maker covenants and agrees that until this Note, together with interest and all other obligations included hereunder, are paid in full, it will not modify to any material extent or substantially terminate the Subscription Agreement dated as of November 30, 1993 between the Maker and Potomac Electric Power Company, except that the Maker may agree to an extension of the termination date of the Subscription Agreement.

          The Maker will not create, assume or incur or suffer to be created, assumed or incurred or to exist any mortgage, lien, charge, security interest or encumbrance of any kind upon, or pledge of, or subject to the prior payment of any indebtedness, any of its property or assets, whether now owned or hereafter acquired, or acquire or agree to acquire any property or assets subject to any conditional sale agreement or other title retention agreement (the foregoing mortgages, liens, charges, pledges, security interests, encumbrances and priority payments, and the rights of others under conditional sales agreements and other title retention agreements, being herein sometimes collectively called "liens"); provided, however, that the foregoing restrictions will not apply to:

          (i)     liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlord and other like persons;

          (ii)    liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and other like laws;

          (iii)   purchase money mortgages or other purchase money liens or conditional sale, lease-purchase or other title retention agreements upon or in respect of property acquired or leased for in the ordinary course of its business by the Maker;

          (iv)   liens on any assets of the Maker or any of its subsidiaries which may constitute "Margin Stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System); or

          (v)    other mortgages or liens in respect of property owned, acquired or leased by the Maker not permitted by clauses (i) through (iv); provided that the property so, encumbered pursuant to this clause (v) shall not have a market value in excess of 50% of the amount by which the Maker's total assets (on a conditional basis with its subsidiaries) exceeds the encumbrances made as provided in clause (iii) above.

          The Maker (including its consolidated subsidiaries) will maintain a minimum tangible net worth (calculated in accordance with generally accepted accounting principles) in effect on the date of this Note of at least $ 100,000,000.

          The fair market value of investment grade marketable securities owned by the Maker (including its consolidated subsidiaries) will at no time be less than $150,000,000.

          This Note shall be governed by the laws of the State of New York.

POTOMAC CAPITAL INVESTMENT CORPORATION By: _____________________________ Name: Title: